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INFORMATION REQUIRED IN PROXY STATEMENT

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Xerox Corporation
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Xerox Corporation 45 Glover Avenue P.O. Box 4505 Norwalk, CT 06856-4505

April 8, 2010

Dear Shareholders:

You are cordially invited to attend the 2010 Annual Meeting of Shareholders of Xerox Corporation to be held on Thursday, May 20, 2010, at Xerox’s Corporate Headquarters, 45 Glover Avenue in Norwalk, Connecticut. Your Board of Directors and management look forward to greeting those shareholders who are able to attend.

At the Annual Meeting of Shareholders you will be asked to vote upon the election of nine directors, to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010 and to approve an amendment and restatement of the Company’s 2004 Performance Incentive Plan. The Board of Directors unanimously recommends that you vote in favor of each of these proposals.

Effective May 20, 2010 and after more than 34 years of service to Xerox, Anne Mulcahy will step down as Chairman and a director of the Xerox Board. Anne was instrumental in recreating our company at a time when we needed it most. She prioritized investments in innovation, shifted our strategy to become more focused on services, and significantly improved our financial health. As a result, we have a strong foundation from which to build an even stronger company. On behalf of the Board and Xerox people, I express my sincere gratitude for her extraordinary contributions. All of us at Xerox are committed to honoring her impressive legacy.

It is important that your shares be represented and voted at the Annual Meeting of Shareholders, regardless of whether or not you plan to attend in person. Therefore, you are urged to vote your shares using one of the methods described in the following pages. Voting instructions are provided in the accompanying voting instruction and proxy card.

For the Board of Directors,

Ursula M. Burns
Chief Executive Officer and Member of the Board

Notice of 2010 Annual Meeting of Shareholders

Date and Time:	Thursday, May 20, 2010, at 9:00 a.m.

Location:	Xerox’s Corporate Headquarters, 45 Glover Avenue in Norwalk, Connecticut 06856

Purpose:	(1) Election of 9 directors;

(2) Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010;

(3) Approval of the May 2010 Amendment and Restatement of the Company’s 2004 Performance Incentive Plan; and

(4) Consider such other business as may properly come before the meeting.

Record Date:	March 22, 2010 — You are eligible to vote if you were a shareholder of record on this date.

Proxy Voting:	(1) Telephone;

(2) Internet; or

(3) Proxy Card.

Please review the accompanying proxy card for voting instructions.

Importance of Vote:	Whether or not you plan to attend, please submit your proxy as soon as possible to ensure that your shares are represented.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to be Held on May 20, 2010.

The Proxy Statement and 2009 Annual Report are available at
http://www.edocumentview.com/XRX

By order of the Board of Directors,

Don H. Liu
Senior Vice President, General Counsel and Secretary

April 8, 2010

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

The Annual Meeting

The 2010 Annual Meeting of Shareholders (Annual Meeting) of Xerox Corporation (Company) will be held on Thursday, May 20, 2010, beginning at 9:00 a.m. at Xerox’s Corporate Headquarters, 45 Glover Avenue in Norwalk, Connecticut.

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will consider and vote on the following matters:

1.	Election of the nine nominees named in this proxy statement to our Board of Directors, each for a term of one year.

2.	Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

3.	Approval of the May 2010 Amendment and Restatement of the Company’s 2004 Performance Incentive Plan.

Shareholders will also act on any other business that may properly come before the meeting. In addition, our management will report on Xerox’s performance during fiscal 2009 and respond to questions from shareholders.

Who is entitled to vote?

Owners of our common stock, par value $1 per share (Common Stock), as of the close of business on the record date, March 22, 2010, are entitled to vote at the Annual Meeting and at any and all adjournments or postponements of the Annual Meeting. The shares owned includes shares you held on that date (1) directly in your name as the shareholder of record (registered shareholder) and (2) through a broker, bank or other holder of record where the shares were held for you as the beneficial owner. Each share of Common Stock is entitled to one vote on each matter to be voted on.

Who may attend the Annual Meeting?

All shareholders of record on March 22, 2010 can attend. In order to be admitted to the meeting, you must present an admission ticket, Xerox Shareholders’ Meeting Notice or other proof of ownership of Xerox Common Stock as of the record date, as well as a form of personal photo identification, such as a driver’s license.

If you are a registered shareholder (you hold shares in your own name and not through a bank or brokerage firm):
  If you plan to attend the meeting, please mark the appropriate box on the proxy card and an admission ticket will be sent to you.

  If you bring your Xerox Shareholders’ Meeting Notice, that will serve as your admission ticket.

  If you vote via the Internet or by telephone, there will be applicable instructions to follow when voting to indicate if you would like to receive an admission ticket.
If your shares are held beneficially (that is, in the name of a bank, broker or other holder of record):
  To obtain an admission ticket, you may request an admission ticket in advance by calling Shareholder Services at (203) 849-2315 or mailing a written request, along with proof of your ownership of Xerox Common Stock as of the record date, to Xerox Corporation, Shareholder Services, P.O. Box 4505, Norwalk, CT 06856-4505. All calls and written requests for admission tickets must be received no later than the close of business on May 18, 2010.

  If you bring your Xerox Shareholders’ Meeting Notice, that will serve as your admission ticket.
If you do not obtain an admission ticket in advance of the meeting, you must present proof of your ownership of Xerox Common Stock as of the record date, such as a bank or brokerage account statement or other evidence of ownership from your bank or broker, in order to be admitted to the meeting.

You can find directions to the meeting online at http://www.edocumentview.com/XRX or by calling Shareholder Services at (203) 849-2315.

How does the Board of Directors recommend that I vote?

The Board recommends that you vote:
  FOR the election of each of the nine director nominees;

  FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

  FOR the approval of the May 2010 Amendment and Restatement of the Company’s 2004 Performance Incentive Plan.
How many shares are required to be present to hold the Annual Meeting?

A quorum is necessary to hold a valid meeting of shareholders. For each of the proposals to be presented at the meeting, the presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our Common Stock outstanding on March 22, 2010, the record date, will constitute a quorum. If you vote — including by Internet, telephone, or proxy card — your shares voted will be counted towards the quorum for the Annual Meeting. Broker non-votes and proxies received but marked “withhold” or “abstain” will be also treated as present for purposes of determining a quorum. As of March 22, 2010, we had 1,378,816,938 shares of our Common Stock outstanding, meaning that at least 689,408,470 shares of Common Stock must be represented in person or by proxy to have a quorum. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

How many votes are required to approve each proposal?

Election of Directors. Under our by-laws, directors are elected by majority vote, meaning that in an uncontested director election, the votes cast “for” the nominee’s election must exceed the votes cast “against” the nominee’s election, with abstentions and broker non-votes not counting as votes “for” or “against.” Our by-laws require that any incumbent nominee for director who receives a greater number of votes cast “against” his or her election than “for” his or her election shall tender his or her resignation promptly after such election. The independent directors will then evaluate and determine, based on the relevant facts and circumstances, whether to accept or reject the resignation. The Board’s explanation of its decision will be promptly disclosed on a Form 8-K filed with the Securities and Exchange Commission (SEC).

Other Items. Ratification of PricewaterhouseCoopers LLP as our independent auditors requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast on this matter, under the law of New York, only those votes cast “for” or “against” are included. Abstentions and broker non-votes are not treated as votes cast at the meeting for such purposes.

Approval of the May 2010 Amendment and Restatement of the Company’s 2004 Performance Incentive Plan requires the affirmative vote of a majority of the votes cast, provided that the total votes cast on this proposal represent over 50% of the shares entitled to vote on the proposal. Pursuant to NYSE rules, we will count abstentions as votes cast on this proposal, but we will not count broker non-votes as votes cast on this proposal. As a result, abstentions will have the same effect as a vote against the proposal, but broker non-votes will have no impact on the outcome of the proposal, provided that a majority of our outstanding shares are voted.

At present, the Board does not intend to present any other matters at this meeting and knows of no matters other than these to be presented for shareholder action at the Annual Meeting. If any other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

What is a broker non-vote?

If you hold your shares beneficially through a brokerage firm and do not provide voting instructions to your broker, your shares will not be voted on any matter on which your broker does not have discretionary authority to vote. In this situation, a “broker non-vote” occurs. Shares constituting broker non-votes are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved a matter, but they are counted as present for the purpose of determining a quorum at the Annual Meeting. Starting this year, brokers holding shares who do not receive instructions on the election of a director nominee will not be allowed to vote those shares, and all such shares will be “broker non-votes” rather than votes “for” or “against.” Accordingly, assuming the presence of a quorum, broker non-votes for a particular director nominee will not be counted as votes to determine the outcome of the election of directors. In addition, brokers who do not receive instructions on the approval of the May 2010 Amendment and Restatement of the Company’s 2004 Performance Incentive Plan will not be allowed to vote those shares, and all such shares will be “broker non-votes” rather than votes “for” or “against” that proposal.

How do I vote?

Registered shareholders (that is, shareholders who hold their shares in their own name and not through a bank or brokerage firm) can vote any one of four ways:

(1)	You may vote in person. If you attend the meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the meeting.

Since many shareholders are unable to attend the meeting in person, registered shareholders may also vote their proxies by one of the three ways below. By using your proxy to vote in one of these ways, you authorize the three directors, whose names are listed on the front of the proxy card accompanying this Proxy Statement, to represent you and vote your shares as you direct.

(2)	You may vote over the Internet. If you have Internet access, you may vote your shares from any location in the world by following the “Vote by Internet” instructions on the enclosed proxy card.

(3)	You may vote by telephone. You may vote your shares by following the “Vote by Telephone” instructions on the enclosed proxy card.

(4)	You may vote by mail. You may vote by completing and signing the proxy card enclosed with this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. The shares you own will be voted according to your instructions on the proxy card you mail. If you sign and return your proxy card but do not indicate your voting instructions on one or more of the matters listed, the shares you own will be voted by the named proxies in accordance with the recommendations of our Board of Directors.

If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. If you vote via the Internet or by telephone, do not return your proxy card.

If your shares are held beneficially (that is, in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Internet and/or telephone voting also will be offered to shareholders owning shares through most banks and brokers.

How will shares in the Xerox Employee Stock Ownership Plan and the ACS Savings Plan be voted?

Beneficial owners of the shares of Common Stock held in their accounts in the Company’s Employee Stock Ownership Plan (ESOP) or the ACS Savings Plan (Savings Plan) can instruct State Street Bank and Trust Company, as Trustee for the ESOP (ESOP Trustee) or The Bank of New York Mellon, as Trustee for the Plan (Savings Plan Trustee), by telephone, Internet or mail, how to vote the shares in their accounts. No matter which method is used, your voting instructions are confidential and will not be disclosed to the Company. By providing your voting instruction in one of these ways, you instruct the ESOP Trustee or the Savings Plan Trustee to vote the shares allocated to your ESOP or Savings Plan account. For the ESOP participants, you also authorize the ESOP Trustee to vote the shares of Common Stock held in the ESOP trust for which no instructions have been received in the same proportion on each issue as it votes the shares for which participants have returned voting instructions. Unlike the ESOP, if no instructions have been received from a Savings Plan participant, the Plan Trustee will not vote the shares allocated in your account. Your vote must be received by 9:00 AM Central Time on Tuesday, May 18, 2010 to allow sufficient time for processing.

May I change my vote?

Yes. You may revoke your proxy at any time before the Annual Meeting either by submitting a later dated proxy card, by a later telephone or on-line vote, by notifying the Secretary of the Company in writing that you have revoked your proxy, or by attending the Annual Meeting and giving notice of revocation in person.

Can I vote in person at the Annual Meeting?

Persons who submit a proxy or voting instructions need not vote at the Annual Meeting. However, we will pass out written ballots to any shareholder of record or authorized representative of a shareholder of record who wants to vote in person at the Annual Meeting instead of by proxy. Voting in person will revoke any proxy previously given. If you hold your shares through a broker, bank or nominee, you must obtain a proxy from your broker, bank or nominee to vote in person.

Who will count the vote? Is my vote confidential?

Representatives of Computershare will act as Inspectors of Election, supervise the voting, decide the validity of proxies and receive and tabulate proxies. As a matter of policy, we keep confidential proxies, ballots and voting tabulations that identify individual shareholders. Such documents are available for examination only by the inspector of election and certain of our employees and our transfer agent who are associated with processing proxy cards and tabulating the vote. The vote of any shareholder is not disclosed except in a contested proxy solicitation or as may be necessary to meet legal requirements.

How are proxies solicited?

In addition to the solicitation of proxies by mail, certain of our employees may solicit proxies without extra remuneration. We also will request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record and will reimburse such person for the cost of forwarding the material. We have engaged Georgeson Inc. to handle the distribution of soliciting material to, and the collection of proxies from, such entities. We will pay Georgeson Inc. a fee of $12,000 plus reimbursement of out-of-pocket expenses for this service. We will bear the cost of all proxy solicitation.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials over the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (Notice) is being sent to the Company’s registered shareholders and beneficial owners. The Notice contains instructions on how to access the proxy materials over the Internet and how to request a printed copy of the proxy materials, as well as how shareholders may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.

On or about April 8, 2010, we will send all shareholders of record as of March 22, 2010 a Notice instructing them how to receive their proxy materials via the Internet this year. The proxy materials will be available on the Internet as of April 8, 2010.

How can I electronically access the proxy materials?

Beginning April 8, 2010, you can access the proxy materials and vote your shares online at http://www.edocumentview.com/XRX. Our own website (www.xerox.com) will also direct you to the proxy materials. Shareholders can receive proxy statements, annual reports, and other shareholder materials via electronic delivery. Registered shareholders (if you hold your shares in your own name and not through a bank or brokerage firm) can sign up for electronic delivery at http://www.eTree.com/Xerox. Beneficial shareholders (if you hold your shares through a bank, broker or other holder of record) can sign up for electronic delivery at http://enroll.icsdelivery.com/xrx. These websites, which allow you to choose to receive future proxy materials electronically by e-mail, will provide cost savings relating to printing and postage and reduce the environmental impact of mailing documents to you.

When are proposals, director nominations and other business to be submitted by shareholders for the 2011 Annual Meeting due?

We expect to hold our 2011 Annual Meeting of Shareholders during the second half of May and to issue our Proxy Statement for that meeting during the first half of April. Under the SEC proxy rules, if a shareholder wants us to include a proposal in our Proxy Statement and proxy card for the 2011 Annual Meeting of Shareholders, the proposal must be received by us no later than December 9, 2010.

Under our by-laws, any shareholder wishing to make a nomination for director or wishing to introduce any business at the 2011 Annual Meeting of Shareholders (other than a proposal submitted for inclusion in the Company’s proxy materials) must provide the Company advance notice of such business which must be received by the Company no earlier than November 9, 2010 and no later than December 9, 2010. Nominations for director must be accompanied by written consent of the nominees to being named in the Proxy Statement as a nominee and to serving as a director if elected. Proposals and other items of business should be directed to the attention of the Corporate Secretary at P.O. Box 4505, Norwalk, Connecticut 06856-4505,

How can I contact the Board of Directors?

Under the Corporate Governance Guidelines, interested parties may contact the non-management members of the Board of Directors by contacting the Chairman of the Corporate Governance Committee at the address that appears on the Company’s website at www.xerox.com/about-xerox/citizenship/corporate-governance/guidelines.

What if multiple shareholders have the same address?

If you and other residents at your mailing address own shares of Common Stock through a broker, you may have received a notice from the broker notifying you that your household will be sent only one Notice or one Annual Report and Proxy Statement, as applicable. If you did not return the “opt-out” card attached to such notice, you were deemed to have consented to such process. The broker or other holder of record will send, as applicable, at least one copy of the Notice or the Annual Report and Proxy Statement to your address. You may revoke your consent at any time by calling (800) 542-1061. The revocation will be effective 48 hours after receiving your telephone notification. In any event, the Company will send a copy of the Notice or Annual Report and Proxy Statement to you if you address your written request to Xerox Corporation, Shareholder Services, P.O. Box 4505, Norwalk, CT 06856-4505 or call Shareholder Services at (203) 849-2315. If you are receiving multiple copies of the Notice or the Annual Report and Proxy Statement at your address and would like to receive only one copy in your household, please contact us at this same address and telephone number.

How may I get additional copies of the Annual Report and Proxy Statement?

Copies of the 2009 Annual Report of the Company and Proxy Statement have been distributed to shareholders (unless you have received a copy of the Notice or have consented to electronic delivery). Additional paper copies of these documents and additional information, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (Form 10-K) filed with the SEC are available from Xerox Corporation, P.O. Box 4505, Norwalk, Connecticut 06856-4505, Attention: Corporate Secretary. The Annual Report, Proxy Statement and Form 10-K are also available on the Company’s website at www.xerox.com/corporategovernance or http://www.edocumentview.com/XRX. The Notice also provides you with these instructions on how to request printed copies of the proxy materials. There is no charge to receive the materials by mail. You may request printed copies of the materials until one year after the date of the Annual Meeting.

Is there a list of shareholders entitled to vote at the Annual Meeting?

A list of shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting at our offices located at Xerox’s Corporate Headquarters, 45 Glover Avenue in Norwalk, Connecticut 06856.

PROPOSAL 1 — ELECTION OF DIRECTORS

Shareholders annually elect directors to serve for one year and until their successors have been elected and have been qualified. Based on the director nomination process described below, the nine persons whose biographies appear below have been nominated by the Board of Directors to serve as directors based on the recommendation of the Corporate Governance Committee. All nine nominees bring to us valuable experience from a variety of fields. The biographical information presented regarding each nominee’s specific experience, qualifications, attributes and skills led our Board of Directors to the conclusion that he or she should serve as a director. Each of the nominees has demonstrated business acumen and an ability to exercise independent and sound judgment, as well as an understanding of the Company’s business environment and a commitment of service to the Company and our Board of Directors. Finally, we value their significant experience on other public company boards of directors and board committees.

Anne M. Mulcahy, our Chairman of the Board, will not stand for reelection at the Annual Meeting and will step down as Chairman of the Board effective May 20, 2010, the day of our Annual Meeting. On March 29, 2010, the Board elected Ms. Burns to succeed Mrs. Mulcahy as Chairman of the Board, effective May 20, 2010.

The Board of Directors has determined that each of the nominees (other than Ursula M. Burns, CEO of the Company) are independent under the New York Stock Exchange Corporate Governance Rules and the Company’s more stringent independence standards. If for any reason, which the Board of Directors does not expect, a nominee is unable to serve, the proxies may use their discretion to vote for a substitute proposed by the Board of Directors.

Biographies

To help you consider the nominees, we have provided the principal occupation and other information about the particular experience, qualifications, attributes or skills that the Board of Directors has concluded qualify each of the nominees to serve as a director of the Company.

Certain terms used in the biographies may be unfamiliar to you, so we are defining them here.

Xerox securities owned means the Company’s Common Stock, including restricted shares of Common Stock issued under the Restricted Stock Plan For Directors, which was terminated upon shareholder approval of the 2004 Equity Compensation Plan for Non-Employee Directors (2004 Directors Plan) at the 2004 Annual Meeting; Deferred Stock Units (DSUs) issued under the 2004 Directors Plan; and Common Stock owned through the individual’s ESOP account and other Company equity programs. None of the nominees owns any of the Company’s other securities.

Immediate family means the spouse, the minor children and any relatives sharing the same home as the nominee.

Unless otherwise noted, all Xerox securities held are owned beneficially by the nominee. Beneficial ownership means he or she has or shares voting power and/or investment power with respect to the securities, even though another name (that of a broker, for example) appears in the Company’s records. All ownership figures are as of March 1, 2010.

Glenn A. Britt
Age: 61	Director since: 2004
Xerox securities owned: 1,000 common shares and 71,057 DSUs
Options/Rights: none
Occupation: Chairman, President and Chief Executive Officer, Time Warner Cable Inc.
Education: AB, Dartmouth College; MBA, Amos Tuck School of Business Administration
Other Directorships: Time Warner Cable Inc. (since 2003; Chairman since 2009); TIAA (2007-2009); Cardinal Health, Inc. (since 2009)

Other Background: Joined Time Inc. in 1972. Elected Vice President of Time Inc. in 1986, Treasurer in 1986 and Vice President-Finance in 1988. Became Senior Vice President and Treasurer of Time Warner Inc. and then President and CEO of Time Warner Cable Ventures. Appointed CEO of Time Warner Cable in 2001. Member of the Audit Committee and Compensation Committee of Xerox.

Mr. Britt is qualified to serve on our Board of Directors because he possesses a broad range of business skills and experiences, financial literacy and expertise and executive and management leadership skills. These skills and expertise are the result of his education; long and successful business career, during which he served in several leadership positions including treasurer, chief financial officer and CEO of a global technology company; and his service on other public company boards and committees.

Ursula M. Burns
Age: 51	Director since: 2007
Xerox securities owned: 378,506 common shares including ESOP account; an interest in approximately 3,605 common shares through the Xerox Stock Fund under the Xerox 401(k)Plan;
immediate family owns 3,458 common shares and an interest in approximately 33,390 common shares through the Xerox Stock Fund under the Xerox 401(k)Plan
Options/Rights: 2,088,340 common shares
Occupation: Chief Executive Officer, Xerox Corporation
Education: BS, Polytechnic Institute of New York; MS, Columbia University
Other Directorships: American Express Corporation (since 2004);
Boston Scientific Corporation (2002-2009)

Other Background: Joined Xerox in 1980 and subsequently advanced through several engineering and management positions. Named Vice President and General Manager, Departmental Business Unit in 1997; Vice President, Worldwide Manufacturing in 1999; Senior Vice President, Corporate Strategic Services in 2000; Senior Vice President, President, Document Systems and Solutions Group in 2001; and Senior Vice President, President, Business Group Operations in 2002. Elected President in April 2007; Chief Executive Officer in July 2009.

Ms. Burns is qualified to serve on our Board of Directors because of her expertise in global business and technology; extensive operating and management experience at Xerox, a technology-driven global manufacturing and business services company, including currently serving as chief executive officer; and deep understanding of Xerox’s people and products that she has acquired in over 30 years of service at our Company. She also possesses a broad range of experience and skills garnered from the various other leadership positions she has held at Xerox and from her service on other public company boards and committees.

Richard J. Harrington
Age: 63	Director since: 2004
Xerox securities owned: 856 common shares and 43,497 DSUs
Options/Rights: none
Occupation: Retired President and Chief Executive Officer, The Thomson Corporation
Education: BA, University of Rhode Island
Other Directorships: Aetna, Inc. (since 2008)

Other Background: After his retirement from The Thomson Corporation, Mr. Harrington served as Chairman of the Thomson Reuters Foundation. Prior to his retirement, he was President and CEO of The Thomson Corporation. He joined Thomson in 1982 and held a number of leadership positions including President and CEO of Thomson Newspapers; President and CEO of Thomson Professional Publishing; President and CEO of Mitchell International and President of Thomson & Thomson. Employed as an auditor for Arthur Young & Co. for six years prior to joining Thomson. Chairman of the Audit Committee of Xerox.

Mr. Harrington is qualified to serve on our Board of Directors because of his broad business experience, extensive knowledge of complex operational matters, executive leadership expertise and financial literacy and expertise. These skills and expertise are the result of his training and work experience in accounting, his long and successful business career, during which he served in several leadership positions culminating in his serving as the CEO of a global provider of electronic information, software and services and his service on other public company boards and committees.

William Curt Hunter
Age: 62	Director since: 2004
Xerox securities owned: 63,561 DSUs and an indirect interest in approximately 7,082 common shares through the Deferred Compensation Plan for Directors and 50 common shares held by immediate family
Options/Rights: none
Occupation: Dean, Tippie College of Business, University of Iowa
Education: BA, Hampton University; MBA, Northwestern University; PhD, Northwestern University
Other Directorships: Trustee of Nuveen Investments (since 2004); SS&C Technologies, Inc. (2005)

Other Background: From 2003 to 2006, held position of Dean and Distinguished Professor of Finance at the University of Connecticut. During a 15-year career with the Federal Reserve System, held various official positions including Senior Vice President and Director of Research at the Federal Reserve Bank of Chicago and as Associate Economist on the Federal Reserve’s Federal Open Market Committee (1995-2003). From 1988-1995, he held appointments as research officer and senior financial economist, and then as vice president at the Federal Reserve Bank of Atlanta. Held faculty positions at the University of Georgia, Atlanta University, Emory University and Northwestern University. Member of the Audit Committee and the Corporate Governance Committee of Xerox.

Mr. Hunter is qualified to serve on our Board of Directors because of his financial literacy and expertise, accounting skills and competency and overall financial acumen. These skills and expertise are the result of his education, service in the Federal Reserve System, service in various faculty positions at universities and his service on other public company boards and committees.

Robert A. McDonald
Age: 56	Director since: 2005
Xerox securities owned: 31,333 DSUs
Options/Rights: None
Occupation: Chairman, President and Chief Executive Officer, The Procter & Gamble Company
Education: BS, U.S. Military Academy; MBA, University of Utah
Other Directorships: Procter & Gamble (since 2009; Chairman since 2010)

Other Background: Joined Procter & Gamble in 1980. Named Vice President and General Manager - Philippines, Asia/Pacific-South, Procter & Gamble Far East in 1994; Regional Vice President - Japan, Procter & Gamble Asia in 1996; President, Northeast Asia in 1999; President, Global Fabric & Home Care in 2001; Vice Chairman, Global Operations in 2004; Chief Operating Officer in 2007; President and Chief Executive Officer in 2009; Chairman in 2010. Member of the Audit Committee and Compensation Committee of Xerox.

Mr. McDonald is qualified to serve on our Board of Directors because of his business skills and experience, international experience, executive leadership expertise and extensive knowledge of financial and operational matters, including serving as Chief Operating Officer. These skills and experience are the result of his education and his long and successful career at Procter and Gamble, a leading global company, where he served in several leadership positions culminating in his currently serving as CEO and Chairman.

N. J. Nicholas, Jr.
Age: 70	Director since: 1987
Xerox securities owned: 106,700 common shares, 47,178 DSUs and an indirect interest in approximately
69,619 common shares through the Deferred Compensation Plan for Directors; immediate family owns
1,400 shares
Options/Rights: 20,000 common shares
Occupation: Investor
Education: AB, Princeton University; MBA, Harvard University Graduate School of Business Administration
Other Directorships: Boston Scientific Corporation (since 1994); Time Warner Cable Inc. (since 2003)

Other Background: President of Time, Inc. from 1986 to 1990 and President and Co-Chief Executive Officer, Time-Warner Inc. from 1990 to 1992. Former member of the President’s Advisory Committee on Trade Policy and Negotiations and the President’s Commission on Environmental Quality. Member of the Board of Trustees of the Environmental Defense Fund. Chairman of the Compensation Committee and member of the Finance Committee of Xerox.

Mr. Nicholas is qualified to serve on our Board of Directors because of his business skills and experience and executive leadership expertise. These skills and experience are the result of his education and his long and successful business career during which he served in several leadership positions culminating in his serving as co-CEO of Time, Inc., participation in federal regulatory commissions and committees and service on other public company boards and committees.

Charles Prince
Age: 60	Director since: 2008
Xerox securities owned: 10,000 shares of Common Stock, 15,811 DSUs
Options/Rights: None
Occupation: Senior Counselor, Albright Stonebridge Group, LLC and Albright Capital Management LLC;
Retired Chairman and Chief Executive Officer, Citigroup Inc.
Education: BA, MA and JD, University of Southern California; LLM, Georgetown University
Other Directorships: Johnson & Johnson (since 2006); Citigroup Inc. (2003-2007; Chairman 2006-2007)

Other Background: Served as Chief Executive Officer of Citigroup Inc. from 2003 to 2007 and as Chairman from 2006 to 2007. Previously he served as Chairman and Chief Executive Officer of Citigroup’s Global Corporate and Investment Bank from 2002 to 2003, Chief Operating Officer from 2001 to 2002 and Chief Administrative Officer from 2000 to 2001. Mr. Prince began his career as an attorney at U.S. Steel Corporation in 1975 and in 1979 joined Commercial Credit Company (a predecessor company to Citigroup) where he held various management positions until 1995, when he was named Executive Vice President. Member of the Corporate Governance Committee and member of the Finance Committee of Xerox.

Mr. Prince is qualified to serve on our Board of Directors because of his broad business skills and experience, executive leadership expertise, organizational and operational management skills, international experience, and knowledge of complex global business, financial and legal matters. These skills and experience are the result of his education, his long and successful career, during which he served in several leadership positions culminating in his serving as CEO of a global financial services company and his service on other public company boards and committees.

Ann N. Reese
Age: 57	Director since: 2003
Xerox securities owned: 6,654 common shares and 51,725 DSUs
Options/Rights: 5,000 common shares
Occupation: Executive Director, Center for Adoption Policy
Education: BA, University of Pennsylvania; MBA, New York University Graduate School of Business
Other Directorships: Jones Apparel Group (since 2003); Sears Holdings (since 2005);
Merrill Lynch & Co., Inc., (2004-2008); CBS Corporation (2005-2006)

Other Background: Co-founded the Center for Adoption Policy in 2001. Principal, Clayton, Dubilier & Rice, 1999 to 2000. Executive Vice President and Chief Financial Officer, ITT Corporation, 1995 to 1998; Treasurer, ITT Corporation, 1992 to 1995; Assistant Treasurer, ITT Corporation, 1987 to 1992. Chairman of the Corporate Governance Committee and member of the Finance Committee of Xerox.

Ms. Reese is qualified to serve on our Board of Directors because of her extensive executive experience in corporate finance, financial reporting and strategic planning, as well as her knowledge, perspective and corporate governance expertise. These skills and experience are the result of her long and successful career during which she served in several leadership positions, including chief financial officer and treasurer, and service on other public company boards and committees.

Mary Agnes Wilderotter
Age: 55	Director since: 2006
Xerox securities owned: 27,106 DSUs
Options/Rights: None
Occupation: Chairman and Chief Executive Officer, Frontier Communications Corporation
Education: BA, College of the Holy Cross
Other Directorships: Frontier Communications Corporation (since 2004; Chairman since 2006);
The Procter & Gamble Company (since 2009); Yahoo! Inc. (2007-2009);
The McClatchy Company (2001-2007)

Other Background: Joined Frontier Communications Corporation (formerly Citizens Communications) in 2004 as President and Chief Executive Officer, named Chairman and Chief Executive Officer in 2006. Senior Vice President of Worldwide Public Sector, Microsoft, 2002-2004. President and Chief Executive Officer, Wink Communications, Inc., 1996-2002. Executive Vice President, National Operations, AT&T Wireless Services, Inc. and Chief Executive Officer of AT&T’s Aviation Communications Division 1995-1996. Senior Vice President, McCaw Cellular Communications Inc., 1990-1995. Chairman of the Finance Committee of Xerox.

Ms. Wilderotter is qualified to serve on our Board of Directors because of her broad business skills and experience and executive leadership expertise. These skills and experience are the result of her long and successful career in the cable and communications and information technology industries, during which she served in several leadership positions culminating in her currently serving as Chairman and CEO of a telecommunications and media company, and her extensive service on other public company boards and committees.

The Board of Directors recommends a vote

FOR

the election of the nine (9) Directors nominated by the Board of Directors

CORPORATE GOVERNANCE

Xerox is committed to the highest standards of business integrity and corporate governance. All of our directors, executives and employees must act ethically. In addition, our directors must act in accordance with our Code of Business Conduct and Ethics for Members of the Board of Directors; our principal executive officer, principal financial officer and principal accounting officer, among others, must act in accordance with our Finance Code of Conduct; and all of our executives and employees must act in accordance with our Code of Business Conduct. Each of these codes of conduct, as well as our Corporate Governance Guidelines and the charters of our Audit, Compensation, Corporate Governance and Finance Committees can be found on our website at www.xerox.com/corporategovernance. They are also available to any shareholder who requests them in writing addressed to Xerox Corporation, 45 Glover Avenue, P.O. Box 4505, Norwalk, Connecticut 06856-4505, Attention: Corporate Secretary. The Board and each of the Committees of the Board periodically review and reassess the adequacy of our overall corporate governance, Corporate Governance Guidelines and committee charters.

Director Nomination Process

The Corporate Governance Committee considers candidates for Board membership recommended by Board members, management, shareholders and others (see below). The Corporate Governance Guidelines require that a substantial majority of the Board should consist of independent directors. Any management representation should be limited to top Company management. There are no specific minimum qualifications that the Corporate Governance Committee believes must be met by candidates; however, the Corporate Governance Committee will apply the criteria set forth in our Corporate Governance Guidelines. These criteria include, among other things, the candidate’s broad perspective, integrity, independence of judgment, experience, expertise, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time and effort to Board responsibilities. The Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.

Our Corporate Governance Guidelines dictate that diversity should be considered by the Corporate Governance Committee in the director identification and nomination process. This means that the Corporate Governance Committee seeks nominees who bring a variety of business backgrounds, experiences and perspectives to the Board. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a broad diversity of experience, professions, skills, geographic representations, knowledge and abilities that will allow the Board to fulfil its responsibilities. Shareholders who wish to recommend individuals for consideration by the Corporate Governance Committee may do so by submitting a written recommendation to the Secretary of the Company, P.O. Box 4505, Norwalk, Connecticut 06856-4505. Submissions must include sufficient biographical information concerning the recommended individual, including age, employment and board memberships (if any), for the Corporate Governance Committee to consider. The submission must be accompanied by a written consent of the nominee to stand for election if nominated by the Board and to serve if elected by the shareholders. Recommendations received by December 9, 2010, will be considered for nomination at the 2011 Annual Meeting of Shareholders.

Board Leadership Structure

Traditionally, the positions of Chairman of the Board and Chief Executive Officer (CEO) have been held by the same person. However, beginning in July 2009, the positions of Chairman of the Board and CEO were separated after the appointment of our new CEO, Ms. Burns.  As has been our practice when a new CEO is appointed, the Chairman of the Board continues to serve during the period of transition. On March 29, 2010, the Board elected Ms. Burns to succeed Mrs. Mulcahy as Chairman of the Board, effective May 20, 2010.

We believe that the most effective board structure is one that emphasizes board independence and ensures that the board’s deliberations are not dominated by management. Our Board is 80 percent comprised of directors who qualify as independent directors and each of our standing Board committees is comprised of only independent directors, including our Corporate Governance Committee, which establishes our corporate governance policy and monitors the effectiveness of policy at the Board level.

Under our Corporate Governance Guidelines, each regularly scheduled Board meeting must include an executive session of all directors and the CEO and a separate executive session attended only by the independent directors. Because our Chairman of the Board has been, and is expected to continue to be, an employee of the Company and therefore not “independent,” our Board of Directors annually appoints the Chairman of either the Corporate Governance Committee or the Compensation Committee as the lead independent director, whose responsibility is to preside over the non-management executive sessions and provide appropriate feedback to the Chairman and CEO. The lead independent director works with the Chairman and CEO and other Board members to provide effective, independent oversight of the Company’s management and affairs. You can find more information on the lead independent director on the Company’s website at www.xerox.com/about-xerox/citizenship/corporate-governance.

We believe that the Company has been well served by this model because the combined role of Chairman of the Board and CEO has ensured that the Board and senior management act with a common purpose and in the best interest of the Company.

Risk Oversight

Our Board of Directors oversees our Enterprise Risk Management process which is designed to strengthen our risk-management capability and to assess, monitor and manage all categories of business risk, including strategic, operational, compliance and financial reporting. The Company’s Chief Financial Officer is responsible for the Company’s Enterprise Risk Management function. To ensure that Enterprise Risk Management is integrated with our business management, the Company’s Management Committee, the Business Ethics and Compliance Board, and Internal Control committees, monitor risk exposure and the effectiveness of how we manage these risks. In addition, our major operating units are responsible for monitoring and managing the risks within their business.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. The Audit Committee focuses on financial risk, including internal control, audit, financial reporting and disclosure matters, by discussing with management and our internal and external auditors, at least quarterly, these exposures, our policies with respect to risk assessment and risk management and the steps management has taken to monitor and control these exposures. In addition, the Compensation Committee strives to approve incentives that discourage the taking of excessive risk but encourage a level of risk-taking behavior consistent with the Company’s business strategy.

Director Independence

A director is not considered independent unless the Board determines that he or she has no material relationship with the Company. The Board has adopted categorical standards to assist its determination and the Corporate Governance Committee’s recommendation as to each director’s independence. Under these categorical standards, a director will be presumed not to have a material relationship with the Company if:

(1)	he or she satisfies the bright-line independence and other applicable requirements under the listing standards of the New York Stock Exchange (NYSE) and all other applicable laws, rules and regulations regarding director independence, in each case from time to time in effect;

(2)	he or she is not a current employee (and none of his or her “immediate family members” is employed as an “executive officer,” each as defined by the NYSE Corporate Governance Rules) of a company that has made payments to, or received payments from, the Company or any of its consolidated subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or one percent of such other company’s consolidated gross revenues; and

(3)	in the event that he or she serves as an executive officer or director of a charitable organization, the Company and its consolidated subsidiaries donated less than five percent of that organization’s charitable receipts (provided that if within the preceding three years the Company and its consolidated subsidiaries donated annual aggregate contributions in excess of $1 million or two percent of the annual consolidated gross revenue of the charitable organization, such contributions must be disclosed in the Company’s Proxy Statement).

Our Board has determined that all of the nominees for election as directors have satisfied the foregoing categorical standards and are independent under the NYSE Corporate Governance Rules, with the exception of Ursula M. Burns, our Chief Executive Officer.

In addition, the Corporate Governance Committee reviews relationships involving members of the Board, their immediate family members and affiliates and transactions in which members of the Board, their immediate family members and their affiliates have a direct or indirect interest in which the Company is a participant to determine whether such relationship or transaction is material and could impair a director’s independence. In making independence determinations, the Board considers all relevant facts and circumstances from the point of view of both the director and the persons or organizations with which the director has relationships. See “Certain Relationships and Related Person Transactions.”

As a result of the aforementioned review, 88% of our nominees for election as directors are deemed to be independent.

Certain Relationships and Related Person Transactions

Related Person Transactions Policy

The Board has adopted a policy addressing the Company’s procedures with respect to the review, approval and ratification of “related person transactions” that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. The policy provides that any transaction, arrangement or relationship, or series of similar transactions, in which the Company will participate or has participated and a “related person” (as defined in Item 404(a) of Regulation S-K) has or will have a direct or indirect material interest, and which exceeds $120,000 in the aggregate, is subject to review (each such transaction, a “Related Person Transaction”). In its review of Related Person Transactions, the Corporate Governance Committee reviews the material facts and circumstances of the transaction and takes into account certain factors, where appropriate, based on the particular facts and circumstances, including: (i) the nature of the “related person’s” interest in the transaction; (ii) the significance of the transaction to the Company and to the “related person”; and (iii) whether the transaction is likely to impair the judgment of the “related person” to act in the best interest of the Company.

No member of the Corporate Governance Committee may participate in the review, approval or ratification of a transaction with respect to which he or she is a “related person,” provided that such member can be counted for purposes of a quorum and provides such information with respect to the transaction as may be reasonably requested by other members of the committee or the Board.

Certain Employment Arrangements

We actively recruit qualified candidates for our employment needs. Relatives of our executive officers and other employees are eligible for hire. From time to time we have employees who receive more than $120,000 in annual compensation and are “related persons” of our executive officers, as defined in our related person transactions policy discussed above. Such individuals enter into routine employment arrangements in the ordinary course of business. Their compensation is commensurate with that of their peers and the terms of their employment are consistent with the Company’s human resources policies. None of our executive officers have a material interest in such employment arrangements. We currently have two such employees. They are non-executive employees and each received annual compensation between $120,000 and $220,000 in 2009. In addition, in 2009, we had a third such employee. That employee was Thomas J. Dolan, who was a Senior Vice President and had been with the Company for 39 years. He is a sibling of Anne M. Mulcahy, Chairman. Compensation decisions involving Mr. Dolan were made by the Compensation Committee of the Board. As determined by the Compensation Committee, Mr. Dolan was paid $954,891 in base salary and bonus compensation for 2009. In addition, 83,025 shares were earned and vested in 2009 in connection with a prior award. Mr. Dolan retired at the end of 2009.

BOARD OF DIRECTORS AND BOARD COMMITTEES

Committee Functions, Membership and Meetings

Our Board of Directors has four standing committees: Audit, Compensation, Corporate Governance and Finance. Set forth below is a list of the committees of our Board, a summary of the responsibilities of each committee, the number of committee meetings held during 2009 and the members of each committee. Vernon E. Jordan, Jr. served on the Compensation Committee and Corporate Governance Committee until his retirement from the Board of Directors in May 2009. Mr. Jordan is currently a Senior Advisor to the Board.

Audit Committee (11 meetings)

A copy of the charter of the Audit Committee is posted on the Company’s website at www.xerox.com/corporategovernance.

The responsibilities of the Audit Committee are:
  oversee the integrity of the Company’s financial statements;

  oversee the Company’s compliance with legal and regulatory requirements;

  oversee the Company’s risk assessment policies and practices, including the Enterprise Risk Management process;

  assess independent auditors’ qualifications and independence;

  assess performance of the Company’s independent auditors and the internal audit function;

  review the Company’s audited financial statements, including the Company’s specific disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board their inclusion in the Company’s Annual Report on Form 10-K; and

  review and approve the Company’s code of business conduct and ethics.
The Audit Committee is also responsible for the preparation of the Audit Committee Report that is included in this Proxy Statement on page 53.

Members: Glenn A. Britt; Richard J. Harrington; William Curt Hunter; and Robert A. McDonald.

Chairman: Mr. Harrington

The Board has determined that all of the members of the Audit Committee are independent under the Company’s Corporate Governance Guidelines and under the applicable SEC and NYSE Corporate Governance Rules. In addition, the Board has determined that all of the members of the Audit Committee are “audit committee financial experts,” as defined in the applicable SEC rules, and are financially literate. The SEC has determined that the designation or identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification.

Compensation Committee (6 meetings)

A copy of the charter of the Compensation Committee is posted on the Company’s website as described above.

The responsibilities of the Compensation Committee include:
  oversee development and administration of the Company’s executive compensation plans;

  set the compensation of the CEO and other senior officers;

  review and approve the performance goals and objectives for the compensation of the CEO and other senior officers;

  oversee the evaluation of the CEO and other senior officers;

  have sole authority to retain and terminate the consulting firms engaged to assist the Committee in the evaluation of the compensation of the CEO and senior management;

  consult with the CEO and advise the Board about senior management succession planning; and

  review and approve employment, severance, change-in-control, termination and retirement arrangements for all officers.
The Compensation Committee is also responsible for reviewing and discussing the Compensation Discussion and Analysis (CD&A) with management, and has recommended to the Board that the CD&A be included in the Company’s Proxy Statement (beginning on page 22) and incorporated by reference in the Company’s 2009 Annual Report on Form 10-K. The CD&A discusses the material aspects of the Company’s compensation objectives, policies and practices. The Compensation Committee’s report appears on page 37 of this Proxy Statement.

The Compensation Committee has not delegated its authority for officer compensation. The Compensation Committee has, however, delegated authority under the Company’s equity plan to the CEO to grant equity awards to employees below the officer level.

Officer compensation decisions are made by the Compensation Committee after discussing recommendations with the CEO and the Vice President of Human Resources. The Chief Financial Officer signs off on the Company’s financial results used by the Compensation Committee to make compensation decisions. He may attend Compensation Committee meetings to discuss financial targets and results for the Annual Performance Incentive Plan and the Executive Long-Term Incentive Program as described in the CD&A. The Compensation Committee meets in executive session to review and approve compensation actions for the CEO and Chairman.

The Compensation Committee has retained Frederic W. Cook & Co., Inc. as an independent consultant to the Compensation Committee. Frederic W. Cook & Co., including Mr. Cook, provides no services to management and provides an annual letter to the Compensation Committee affirming his independence. The consultant’s responsibilities are discussed on page 23 of this Proxy Statement.

Members: Glenn A. Britt; Robert A. McDonald; and N. J. Nicholas, Jr.

Chairman: Mr. Nicholas

Mr. Jordan served on the Committee until May 2009 when he retired from the Board. The Board has determined that all of the members of the Compensation Committee are independent under the Company’s Corporate Governance Guidelines and the NYSE Corporate Governance Listing Standards.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was or is an officer or employee of the Company or any of its subsidiaries. In addition, during the last fiscal year, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Board or Compensation Committee.

Corporate Governance Committee (4 meetings)

A copy of the charter of the Corporate Governance Committee is posted on the Company’s website as described above. The responsibilities of the Corporate Governance Committee are:
  identify and recommend to the Board individuals to serve as directors of the Company and on Board committees;

  advise the Board regarding Board composition, procedures and committees;

  develop, recommend to the Board and annually review the corporate governance principles applicable to the Company;

  administer the Company’s Related Person Transactions Policy;

  evaluate and recommend director compensation to the Board; and

  oversee the annual Board and committee evaluation processes.
The Corporate Governance Committee recommends to the Board nominees for election as directors of the Company and considers the performance of incumbent directors in determining whether to recommend their nomination.

Members: William Curt Hunter; Charles Prince and Ann N. Reese.

Chairman: Ms. Reese

The Board has determined that all of the members of the Corporate Governance Committee are independent under the Company’s Corporate Governance Guidelines and the NYSE Corporate Governance Rules.

Finance Committee (4 meetings)

A copy of the charter of the Finance Committee is posted on the Company’s website as described above.

The responsibilities of the Finance Committee are:
  review the Company’s cash position, capital structure and strategies, financing strategies, insurance coverage and dividend policy; and

  review the adequacy of funding of the Company’s funded retirement plans and welfare benefit plans in terms of the Company’s purposes.
Members: N. J. Nicholas, Jr.; Charles Prince; Ann N. Reese; and Mary Agnes Wilderotter.

Chairman: Ms. Wilderotter

The Board has determined that all of the members of the Finance Committee are independent under the Company’s Corporate Governance Guidelines and the NYSE Corporate Governance Rules.

Attendance and Compensation of Directors

Attendance: 11 meetings of the Board of Directors and 25 meetings of the Board committees were held in 2009. All incumbent directors attended at least 75 percent of the total number of meetings of the Board and Board committees on which they served. The Company’s policy generally is for all members of the Board of Directors to attend the Annual Meeting of Shareholders. All nominees who served as directors last year attended the 2009 Annual Meeting of Shareholders.

We believe that attendance at meetings is only one means by which directors may contribute to the effective management of the Company and that the contributions of all directors have been substantial and are highly valued.

Summary of Director Annual Compensation

Compensation for our directors is determined by the Corporate Governance Committee and approved by the Board of Directors. Directors receive a retainer payable semi-annually in advance for service on the Board of Directors, with additional retainers for serving on the Audit Committee or for serving as a committee chairman. All retainers are paid 50% in cash and 50% in the form of DSUs. For the cash portion of their compensation, directors have the option to receive cash on a current basis, defer receipt under the existing Xerox Corporation Deferred Compensation Plan for Directors, or receive additional DSUs in lieu of cash. DSUs are a bookkeeping entry that represents the right to receive one share of the Company’s Common Stock at a future date, currently at the earlier of one year after termination of Board service or the date of death. DSUs include the right to receive dividend equivalents, which are credited in the form of additional DSUs, at the same time and in approximately the same amounts that an equivalent number of shares of Common Stock would be entitled to receive dividends. The DSUs are issued under the 2004 Directors Plan, a plan that was approved by the Xerox shareholders at the 2004 Annual Meeting of Shareholders.

During fiscal year 2009, the annual retainer for our directors was $130,000; Audit Committee members received an additional $10,000; the chairman of the Audit Committee received an additional $30,000; the chairman of the Compensation Committee received an additional $20,000; and the chairmen of the Corporate Governance and the Finance Committees received an additional $15,000. Directors also received reimbursement for out-of-pocket expenses incurred in connection with their service on the Board.

Each non-employee director is required to establish a meaningful ownership requirement in the Company. This is achieved by paying Directors one-half of their fees in DSUs, which by their terms are required to be held until the earlier of one year after termination of Board service or the date of death. Directors who are our employees receive no compensation for service as a director.

Individually, the compensation for each director during fiscal year 2009 was as follows:

					Change in
					Pension
					Value and
	Fees				Non-Qualified
	earned			Non-Equity	Deferred
	or paid in	Stock	Option	Incentive Plan	Compensation	All Other
	cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name of Director (1)	($) (2)	($) (3)	($)	($)	($) (4)	($) (4)	($)
Glenn A. Britt	0	140,000	—	—	—	8,735	148,735
Richard J. Harrington	80,000	80,000	—	—	—	5,473	165,473
William Curt Hunter	0	140,000	—	—	—	7,487	147,487
Vernon E. Jordan, Jr.	36,250	36,250	—	—	—	4,832	77,332
Robert A. McDonald	70,000	70,000	—	—	—	3,669	143,669
N. J. Nicholas, Jr.	75,000	75,000	—	—	—	6,196	156,196
Charles Prince	65,000	65,000	—	—	—	1,195	131,195
Ann N. Reese	72,500	72,500	—	—	—	7,008	152,008
Mary Agnes Wilderotter	68,750	68,750	—	—	—	2,931	140,431
____________________

(1)	Mr. Jordan did not stand for reelection at the 2009 Annual Meeting.

(2)	Cash compensation deferred under the Deferred Compensation Plan for Directors is reflected in the “All Other Compensation” column of this table. No cash compensation was deferred in 2009. Cash compensation elected in the form of DSUs under the 2004 Directors Plan is reflected in the “Stock Awards” column of this table.

(3)
Compensation awarded in the form of DSUs or DSUs elected in lieu of cash compensation are reflected in this column. Mr. Britt and Mr. Hunter elected to take their 2009 cash compensation in the form of DSUs under the 2004 Directors Plan. The data presented in this column reflects compensation expense recorded by the Company in 2009 based upon the grant date fair market value (average of the high and low closing stock price on the grant date) of the DSUs, recorded over the requisite service period in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718, Compensation – Stock Compensation (formerly FAS 123(R), “Share- Based Payment).”

The total number and value of all DSUs as of the end of 2009 (based on the year-end closing market price of our Common Stock of $8.46) held by each director is as follows: Mr. Britt, 62,825 ($531,500); Mr. Harrington, 38,779 ($328,070); Mr. Hunter, 55,366 ($468,396); Mr. Jordan, 30,390 ($257,099); Mr. McDonald, 27,237 ($230,425); Mr. Nicholas, 42,722 ($361,428); Mr. Prince, 12,073 ($102,138), Ms. Reese, 47,388 ($400,902); and Ms. Wilderotter, 22,891 ($193,658).

(4)	Included in the “All Other Compensation” column are the reinvestment of dividend equivalents paid on DSUs during 2009. Amounts deferred under the Deferred Compensation Plan for Directors are credited with interest at either the investment return on the Xerox Stock Fund in the Xerox Corporation Savings Plan or at the Prime Rate. For 2009, there is no above market interest credited on non-qualified deferred compensation balances in the Deferred Compensation Plan for directors. The interest rate credited under this plan for Mr. Hunter and Mr. Jordan was reset effective January 1, 2009 so that there will no longer be any above market interest credited for these directors.

For information on compensation for directors who are officers, see the executive compensation tables beginning on page 38.

SECURITIES OWNERSHIP

Ownership of Company Securities

We are not aware of any person who, or group which, owns beneficially more than 5% of any class of the Company’s equity securities as of December 31, 2009, except as set forth below(1).

		Amount and
		Nature of		Percent
		Beneficial		of Class
Title of Class	Name and Address of Beneficial Owner	Ownership		(2)
Common Stock	Dodge & Cox	122,078,741	(3)	9.0%
	555 California Street, 40th Floor
	San Francisco, CA 94104
Common Stock	State Street Corporation, as Trustee under
	other plans and accounts	63,783,023	(4)	7.3%
	State Street Financial Center
	One Lincoln Street
	Boston, MA 02111
Common Stock	BlackRock, Inc.	90,973,811	(5)	10.5%
	40 East 52nd Street
	New York, NY 10022
Common Stock	Darwin Deason	74,350,614	(6)	5.5%
	8181 Douglas Avenue, 10th Floor
	Dallas, TX 75225
____________________

(1)	The words “group” and “beneficial” are as defined in regulations issued by the SEC. Beneficial ownership under such definition means possession of sole voting power, shared voting power, sole dispositive power or shared dispositive power. The information provided in this table is based solely upon the information contained in the most recent Form 13G filed by the named entity with the SEC, as noted below. Dodge & Cox and BlackRock, Inc. are registered investment advisers under the Investment Advisers Act of 1940, as amended. BlackRock, Inc. has subsidiaries that are investment advisers under the Investment Advisers Act of 1940, as amended, with beneficial ownership of the shares. Darwin Deason, the former Chairman of Affiliated Computer Services, Inc. (ACS), became a beneficial owner of more than 5% of the Company’s Common Stock in connection with our acquisition of ACS on February 5, 2010.

(2)	The percent of class is based on the most recent Form 13G filed by each named entity with the SEC, as noted below.

(3)	According to the Form 13G filed on March 9, 2010 , within the total shares reported as of February 28, 2010, as to certain of the shares, Dodge & Cox has sole voting power for 116,569,735 shares, shared voting power for 218,900 shares, sole dispositive power for 122,078,741 shares and no shared dispositive power for any of the shares. These securities are beneficially owned by clients of Dodge & Cox, which clients may include investment companies registered under the Investment Company Act and/or employee benefit plans, pension funds, endowment funds or other institutional clients.

(4)	According to the Form 13G filed on February 12, 2010, within the total shares reported as of December 31, 2009, as to certain of the shares, State Street Corporation has shared voting power for 63,783,023 shares, shared dispositive power for 63,783,023 shares and no sole dispositive or sole voting power for any of the shares. State Street Corporation holds 16,328,140 of the total reported shares as ESOP Trustee under the Xerox ESOP. Each ESOP participant may direct the ESOP Trustee as to the manner in which shares allocated to his or her ESOP account shall be voted. The ESOP Trust Agreement provides that the ESOP Trustee shall vote any shares allocated to participants’ ESOP accounts as to which it has not received voting instructions in the same proportions as shares in participants’ ESOP accounts as to which voting instructions are received. Shares which have not been allocated are voted in the same proportion. The power to dispose of shares is governed by the terms of the ESOP Plan and elections made by ESOP participants.

(5)	According to the Form 13G filed on January 8, 2010, as of December 31, 2009, BlackRock, Inc. and its subsidiary companies have sole voting power and sole dispositive power for 90,973,811 shares, and have no shared dispositive or shared voting power for any of the shares. On January 29, 2010, Black Rock, Inc. filed a Form 13G for its ownership of ACS common stock as of December 31, 2009, reporting sole voting power and sole dispositive power for 4,865,575 shares of ACS common stock, and have no shared dispositive or shared voting power for any of the shares of ACS common stock.

(6)	According to the Form 13G filed on February 16, 2010, as of February 5, 2010, Darwin Deason has sole voting power and sole dispositive power for 74,350,614 shares, and has no shared dispositive or shared voting power for any of the shares. The percent of class is based on 1,359,876,332 shares of the Company’s total common stock outstanding on February 5, 2010. The total number of shares and the percent of class reported for Mr. Deason includes 300,000 shares of Xerox Series A Convertible Perpetual Preferred Stock held by Mr. Deason that are convertible into 26,966,280 shares of the Company’s Common Stock and options held by Mr. Deason which are exercisable for 4,251,173 shares of the Company’s Common Stock.

Shares of Common Stock of the Company owned beneficially by its directors and nominees for director, each of the current executive officers named in the Summary Compensation Table and all directors and current executive officers as a group, as of March 1, 2010, were as follows:

	Amount	Total
Name of	Beneficially	Stock
Beneficial Owner	Owned	Interest
Glenn A. Britt	1,000	72,057
Ursula M. Burns	769,564	2,507,299
James A. Firestone	899,571	1,584,635
Richard J. Harrington	856	44,353
William Curt Hunter	50	70,693
Robert A. McDonald	0	31,333
Anne M. Mulcahy*	5,152,138	6,268,366
N. J. Nicholas, Jr.	128,100	244,897
Charles Prince	10,000	25,811
Ann N. Reese	11,654	63,379
Mary Agnes Wilderotter	0	27,106
Lawrence A. Zimmerman	972,175	1,419,710
All directors and executive officers as a group (26)	11,712,576	20,629,191
____________________

*	Mrs. Mulcahy will not stand for reelection at the 2010 Annual Meeting and will step-down as Chairman of the Board effective May 20, 2010.

      Percent Owned by Directors and Executive Officers: Less than 1% of the aggregate number of shares of Common Stock outstanding at March 1, 2010 is owned by any director or executive officer. The amount beneficially owned by all directors and executive officers as a group amounted to less than 1%.

      Amount Beneficially Owned: The numbers shown are the shares of Common Stock considered beneficially owned by the directors and executive officers in accordance with SEC rules. Shares of Common Stock which executive officers and directors had a right, within 60 days, to acquire upon the exercise of options or rights are included. Shares held in a grantor retained annuity trust (GRAT) or by family members, shares held in the ESOP accounts and vested shares, the receipt of which have been deferred under one or more equity compensation programs, are also included. All these are counted as outstanding for purposes of computing the percentage of Common Stock outstanding and beneficially owned.

      Total Stock Interest: The numbers shown include the amount shown in the Amount Beneficially Owned column plus options held by directors and executive officers not exercisable within 60 days, DSUs, performance shares and restricted stock units. The numbers also include the interests of executive officers and directors in the Xerox Stock Fund under the Xerox Corporation Savings Plan and the Deferred Compensation Plans.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires the Company’s directors, executive officers and persons who own more than ten percent of the Common Stock of the Company, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock of the Company. Directors, officers and greater than ten percent shareholders are required by the regulations of the SEC to furnish the Company with copies of all Section 16(a) reports they file. Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required to be filed with the SEC, the Company believes that all reports for the Company’s directors and executive officers that were required to be filed under Section 16 of the Securities Exchange Act of 1934 during the fiscal year ended December 31, 2009 were timely filed, except for Ms. Burns who was late filing one Form 4 reporting one transaction.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW

Shareholder value is delivered through a world-class management team. Our executive compensation program plays an important role in attracting, retaining, and rewarding people with the ability, drive, and vision to manage our business and ensure our long-term success. Our executive compensation program is a significant component of our ability to create an advantage for Xerox in an increasingly competitive global market.

Anne M. Mulcahy retired as CEO, effective July 1, 2009 and will step down as Chairman of the Board, effective May 20, 2010.  The Board elected Ursula M. Burns to succeed Mrs. Mulcahy as CEO in July 2009 and, on March 29, 2010, elected Ms. Burns to succeed Mrs. Mulcahy as Chairman of the Board, effective May 20, 2010. The named executive officers (CEO, CFO and three most highly compensated executive officers other than the CEO and CFO) in the 2010 Proxy Statement are:

Ursula M. Burns	Chief Executive Officer
Anne M. Mulcahy	Chairman of the Board
Lawrence A. Zimmerman	Vice Chairman and Chief Financial Officer
James A. Firestone	Executive Vice President; President, Corporate Operations
Jean-Noel Machon*	Senior Vice President, Strategic Initiatives
____________________

*	Jean-Noel Machon retired on December 31, 2009.

Our compensation objectives are to:
  attract first-class executive talent

  retain key leaders

  reward past performance

  motivate future performance

  align the long-term interests of our officers with those of our shareholders foster the identification and development of leadership potential in key talent
Our executive compensation program is designed to develop and motivate the collective and individual abilities of our management team. We consider Company business performance and the competitive marketplace in the design, delivery and funding of our total compensation program. We use a variety of compensation elements to achieve these objectives, including base salary, short-term incentives and long-term incentives. Our executive compensation program provides a framework for governing our overall employee compensation program by setting general standards of performance. This helps to create an environment that links goals, expectations and performance to rewards.

OVERSIGHT OF THE EXECUTIVE COMPENSATION PROGRAM

The Compensation Committee (Committee) administers the executive compensation program on behalf of the Board and our shareholders. The members of the Committee are Glenn A. Britt, Robert A. McDonald, and N.J. Nicholas, Jr., who serves as the Committee chair. The Committee is composed entirely of independent members of the Board, consistent with the governance standards under the listing requirements of the NYSE.

The Committee’s responsibilities are discussed on page 17 of this Proxy Statement, and a complete description of its responsibilities and functions is set forth in its charter, which can be found on the Company’s website at www.xerox.com/corporategovernance. For additional information on the members of the Committee, see “Biographies.”

The Committee has retained the services of an independent compensation consulting firm, Frederic W. Cook & Co., Inc., to assist with its responsibilities. This consultant works only for the Committee and has performed no work for the Company since being retained as an independent consultant to the Committee. As provided in its charter, the Committee has the authority to determine the scope of the consultant’s services and may terminate the consultant’s engagement at any time. The consultant reports to the Committee chair and is an independent resource if the Committee has any questions or wishes to discuss issues. During fiscal 2009, the consultant provided the following services:
  continuously updated the Committee on trends in executive compensation, including providing the Committee chair with proactive advice on emerging practices,

  reviewed officer compensation levels and the Company’s overall performance compared to a 13-company peer group made up of organizations with which the Company is likely to compete for executive expertise, as well as companies of similar size and scope (see “Our Executive Compensation Principles” for additional information on the Xerox peer group), reviewed incentive compensation designs for short-term and long-term programs,

  reviewed total shareholder return compared to the Xerox peer group, the S&P 500 and an industry peer group made up of companies in the S&P 500 IT Index,

  reviewed Committee materials with management before distribution to Committee members to advise management and the Committee of possible issues and suggested changes,

  attended Committee meetings as requested by the Committee chair, including meetings in executive session, and specifically advised the Committee on CEO and Chairman compensation decisions.
OUR EXECUTIVE COMPENSATION PRINCIPLES

The following core principles reflect the compensation philosophy of the Company with respect to the named executive officers, as established and refined from time to time by the Committee:

1. Compensation should reinforce the Company’s business objectives and values.

2. Compensation should be performance-related and should not create unnecessary risk for the Company.

3. There should be flexibility in allocating the various compensation elements.

4. Compensation opportunities should be competitive.

5. Incentive compensation should balance short-term and long-term performance.

6. Named executive officers should have financial risk and reward tied to their business decisions.

These principles are intended to motivate the named executive officers to improve the Company’s financial performance; to be personally accountable for the performance of the business units, divisions, or functions for which they are responsible; and to collectively make decisions about the Company’s business that will deliver value to shareholders over the long term. Here is how we put these principles into practice:

1. Compensation should reinforce the Company’s business objectives and values.
Our executive compensation program includes the incentives necessary to reward the contributions and leadership that serve to increase profits, revenue, and operating cash flow; enhance confidence in our financial stewardship; create and maintain the high morale and commitment of our employees; and enhance our reputation as a responsible corporate citizen.

2. Compensation should be performance-related and should not create unnecessary risk for the Company.
We consider both business performance and the competitive marketplace when we design, deliver and fund our compensation programs. However, performance objectives should not incent executives to take unnecessary risk that could jeopardize the financial health of the Company. The philosophy and design of our programs is to keep executives focused on both the short-term and long-term performance of the Company. The majority of executive compensation is performance based and subject to certain claw backs upon a determination that the executive has engaged in activity detrimental to the Company. The Committee considers the impact of these programs on the behavior of the senior management team, particularly related to short-term and long-term incentives. They believe our programs motivate positive behavior while balancing risk and reward, consistent with the interests of shareholders.

We pay for performance by rewarding superior performers with premium compensation. We reward named executive officers when the Company achieves annual and long-term performance objectives. Likewise, performance below targeted levels results in less than target compensation. The Committee believes that a significant portion of a named executive officer’s total compensation should be at risk and tied to how well the Company, the individual, and the individual’s business unit, division, or function performs against financial objectives and non-financial objectives. Generally two-thirds or more of our named executive officers’ pay is performance-based and, therefore, at risk and variable from year to year.

In 2009, base salary was on average less than 25% of the total annual target compensation for our named executive officers. Total target compensation includes base salary, target annual short-term cash incentives, and target annual long-term equity and cash incentive awards.

The Committee also reviews the Company’s performance in relation to the peer group (defined below) and total shareholder return.

3. There should be flexibility in allocating the various compensation elements.
The Committee believes that the majority of our named executive officers’ compensation should be at risk through short-term cash and long-term equity incentives. It does not target any specific mix of elements of compensation in cash versus equity, in short-term compensation versus long-term compensation, or in fixed pay versus variable pay, and instead has the flexibility to establish compensation consistent with the principle that the majority of pay should be at risk through short-term and long-term incentives.

4. Compensation opportunities should be competitive.
Our total compensation program must be flexible to competitively attract, retain, and motivate talent to drive the business in a global market. To further this principle, the Committee reviews peer group compensation data from proxy statements annually to ensure our executive compensation program for named executive officers is competitive in the office equipment/technology and services industry and with the Company’s direct competitors.

     Xerox Peer Group

The Committee compares named executive officer pay to peer group proxy data. Our peer group is made up of companies with which we are likely to compete for executive talent as well as companies of similar size and scope. This group includes global companies in technology, office equipment, services and other related industries. The 2009 peer group included the same companies as in 2008 except for Electronic Data Systems, which merged with another peer group company (Hewlett-Packard) and IKON Office Solutions, which was removed as a result of a merger with a company not in our peer group. Our 2009 peer group was comprised of:

Accenture	Eastman Kodak	Lexmark International
Automatic Data Processing	EMC	Motorola
Cisco Systems	Hewlett-Packard	Pitney Bowes
Computer Science Corp.	IBM	Texas Instruments
Dell

5. Incentive compensation should balance short-term and long-term performance.
While the Committee seeks to structure a balance between achieving strong annual results and ensuring the Company’s long-term viability and success, it does not target a specific mix of short-term and long-term incentives. Named executive officers are regularly provided incentive opportunities based on achievement of both short-term and long-term objectives. The portion of total compensation represented by the Company’s short-term and long-term incentive programs increases with positions at higher levels of responsibility such as those held by named executive officers who have the greatest influence over time on the Company’s strategic direction and results.

6. Named executive officers should have financial risk and reward tied to their business decisions.
The Committee believes that named executive officers should have a financial interest in the Company’s long-term results. Consequently, we require our named executive officers to be shareholders of the Company and provide them various ways to do so. In addition, the majority of our named executive officers’ compensation is designed to be at risk through short-term and long-term incentives.

We require each named executive officer as a participant in the Executive Long-Term Incentive Program (E-LTIP) to build and maintain a meaningful level of stock ownership. (A description of the E-LTIP can be found in the section on “Long-Term Incentives.”) Awards under the E-LTIP are subject to a mandatory holding requirement. As determined by the Committee, named executive officers must retain at least 50% of the shares acquired through the vesting of awards, net of taxes, until they achieve their required level of ownership. A retention requirement is also applicable for up to a one year period following separation (including retirement). In 2009, the Committee delegated to the CEO the authority to permit discretionary hardship exceptions from the ownership and holding requirements to enable participants with financial need to access their vested shares. No such exceptions were requested. Named executive officers are prohibited from engaging in short-swings and trading in puts and calls with respect to Xerox stock.

     Ownership Requirements for Named Executive Officers

     Our named executive officers are required to own equity at least equal in value to the following amounts:

Ursula M. Burns, Anne M. Mulcahy, Lawrence A. Zimmerman and James A. Firestone	3 times base salary
Jean-Noel Machon	2 times base salary

PERFORMANCE OBJECTIVES

The Committee sets individual performance measures for the CEO. The CEO sets individual performance measures for other named executive officers who are her direct reports. The objectives for these named executive officers align with those of the CEO. The CEO’s performance objectives include:
  financial (growing revenue and EPS and improving profitability and cash flow);

  leadership (communicating and implementing the Company’s direction, retaining and growing talent and executing succession plans, setting the appropriate moral and ethical tone, and motivating and engaging employees);

  strategic (developing and executing short-term and long-term business plans and continuing to explore opportunities to extend market reach); and

  operational (growing market share, strengthening customer loyalty and retention, and improving infrastructure efficiency).
The Committee expects a high level of collaborative and individual performance and contributions, consistent with our named executive officer level of responsibility. The Committee discusses and evaluates the quality of the overall performance of the CEO after considering the CEO’s self-assessment and Company performance. The CEO in turn uses a similar process when reviewing performance of the named executive officers who are her direct reports.

COMPONENTS OF THE EXECUTIVE COMPENSATION PROGRAM

The primary elements of our executive compensation program for our named executive officers are:

1. base salary

2. short-term incentives

3. long-term incentives

4. pension plans

5. 401(k) savings plan

6. perquisites and personal benefits

7. change-in-control agreement

Establishing Executive Compensation

Each year, we provide the Committee with a comparison of the compensation of the named executive officers with that of the named executive officers of the Company’s peer group (peer group is described under “Our Executive Compensation Principles”). Peer group compensation data for the following components is gathered from the most recent proxy statements for these elements of pay:
  base salary

  short-term incentives

  total cash compensation (base salary plus short-term incentives)

  long-term incentives

  total compensation (total cash plus long-term incentives)
Since only one of our peer group companies has an Executive Chair, Mrs. Mulcahy’s compensation is also reviewed against that of other Executive Chairs in a wider group of companies, comprised of 24 U.S. companies that disclosed compensation data for a non-CEO Executive Chair in their proxies. The annual revenue for these companies ranges from $6 billion to $80 billion, with a median of $11.2 billion. The proxy peer group and Executive Chair data are analyzed by Mercer Human Resources Consulting, which provides consulting services to the Company. The peer group target compensation for each named executive officer is used as a competitive reference point but is not used as a specific benchmark or to target a specific percentile of the market.

To assist the Committee in its review of compensation, Ms. Burns presents her evaluation of the management team to the Committee, including a review of contributions and performance over the past year, and recommends compensation actions. Following this presentation, the Committee makes its own assessments and formulates compensation amounts for each named executive officer for base salary, short-term and long-term incentives. For each named executive officer (and for each component of compensation), in addition to a review of peer group data, the Committee assesses past contributions, expected future contributions, overall Company performance, succession planning objectives, retention objectives and internal equity with respect to each named executive officer’s compensation compared to other officers within the Company. The Committee also considers affordability. Once all components of compensation are established, the Committee balances this assessment against competitive pay practices and verifies that the total compensation is appropriate and competitive. The CEO and Chairman are not present when the Committee discusses and establishes their annual compensation. Ms. Burns’ compensation is based on a review of CEO peer group data and takes into account overall Company performance and her role in leading Xerox. Ms. Burns’ compensation is higher than that of our other named executive officers (with the exception of the Chairman) due to her significantly greater scope of responsibility. Her compensation is competitive with the compensation of her CEO peer group and is determined under the same programs and policies as other Xerox named executive officers. For further information, see “2009 Base Salary Actions” and “Short Term Incentive Target and Opportunity” below. The Committee also reviews named executive officer compensation under various termination scenarios similar to the information provided in the table on Potential Payments upon Termination or Change in Control (tally sheet). The Committee uses this information as a reference point to understand compensation, but it is not a material driver of compensation decisions.

This process is completed with the input of the Committee’s consultant and includes a review of evolving market practices, external regulatory and other developments, the market for executive talent, and the Committee’s and Company’s executive compensation philosophy.

2009 Total Target Compensation

The 2009 total target compensation (base salary + target short-term incentive award + target long-term incentive award) in relation to the median of the peer group’s total target compensation was as follows:
  Ms. Burns was 5.4% below the median.

  Mr. Zimmerman was 5.0% above the median.

  Mr. Firestone was 6.4% above the median.

  Mr. Machon was 47% below the median. In 2009, Mr. Machon announced his intention to retire at the end of the year. Based on his anticipated retirement, Mr. Machon did not receive a long-term equity award, which is why his compensation is below median. His total compensation includes other compensation and benefits associated with his international assignment.

For Mrs. Mulcahy, total 2009 target compensation in relation to the compensation for other Executive Chairs who were former CEOs follows:
  Mrs. Mulcahy was 2.7% below the median.
For additional information, see the Summary Compensation Table on page 38.

1. Base Salary
Base salary is the fixed pay element of our compensation program. Every year, the Committee determines the base salary of the CEO and Chairman, and reviews and approves the CEO’s recommendation for the base salaries of the other named executive officers. The Committee typically reviews and approves base salaries each February.

The Committee also reviews named executive officer salaries when there is a specific change, such as a promotion or achievement of an extraordinary level of performance. Salary increases are determined based on a review of peer group proxy data and internal comparisons to ensure that pay is competitive, that any increases are consistent with Company succession planning objectives, and that there is internal equity to differentiate pay among named executive officers.

2009 Base Salary Actions

In February 2009, given the uncertain economic environment, the Committee determined that there would be no base salary increases for the named executive officers. Mrs. Mulcahy retired as CEO, effective July 1, 2009, while retaining her position as Chairman of the Board. At that time, her base salary was reduced from $1,320,000 to $1,000,000. The Board elected Ms. Burns to succeed Mrs. Mulcahy as CEO. Consistent with the Committee’s decision to suspend named executive officer salary increases for 2009, Ms. Burns did not receive a salary adjustment in conjunction with her increased scope of responsibility.

The salaries paid to the named executive officers during fiscal year 2009 are shown in the Summary Compensation Table.

2. Short-Term Incentives
Every February, the Committee approves an annual incentive award (short-term incentive) for the CEO and the other named executive officers. These short-term incentive opportunities provide variable cash compensation based on the achievement of annual performance objectives. The Committee determines these awards according to the Company’s Annual Performance Incentive Plan (APIP).

The process begins after the close of the previous fiscal year (December 31) when the financial results of the Company have been made available to the Board of Directors. The Board then reviews the Company’s annual operating plan for the new fiscal year. At its February meeting, the Committee:
  assesses performance against goals and determines awards for the previous fiscal year sets the overall Company performance measures and payout ranges for the new fiscal year establishes a target, threshold, and maximum short-term incentive opportunity for each named executive officer for the new fiscal year
Short-term incentives are paid by early April of each year for the previous fiscal year’s performance. Short-term incentives for named executive officers are based on both the CEO’s and the Committee’s assessment of actual Company-wide performance against Company performance objectives set by the Committee in the prior year.

Short-Term Incentive Performance Measures

Working with the CEO, the Committee generally sets the APIP short-term incentive performance measures with an expectation of reasonable year-over-year improvement:

2009 APIP performance measures, weightings and targets

With the financial market turmoil and the worldwide economic crisis, our focus for 2009 shifted to maintaining adequate levels of operating cash and earnings despite economic weakness and foreign currency volatility. This included improving the cost efficiency of our operations, while, in the short-term, recognizing that earnings achievement would not be driven by revenue growth. As a result, the revenue growth metric was eliminated, and the weighting for cash flow from operations was significantly increased. The Committee believed that in that environment, cash flow and earnings per share were the most relevant goals and measures to the Company’s 2009 performance. In consideration of the challenging and unpredictable economy, 2009 APIP performance measures and targets were set in February for the first half of the year, and separate performance measures and targets were set in July for the second half of the year, with each six-month period of APIP performance being calculated separately as follows:

2009 performance measures, weightings and target ranges - first half core cash flow from operations (weighted at 65%) of $350 million - $450 million, defined as operating cash flow adjusted for on-lease activities and changes in finance receivables earnings per share (weighted at 35%) of $0.35 - $0.40
2009 performance measures, weightings and target ranges - second half cash flow from operations (weighted at 65%) of $500 million - $700 million earnings per share (weighted at 35%) of $0.26 - $0.29
2010 APIP performance measures, weightings and target ranges

The Committee set 2010 APIP performance measures in February 2010. These measures include ACS performance from the date of the acquisition and expected acquisition-related synergies. The measures, weightings and target ranges are as follows:
  adjusted earnings per share (weighted at 40%) of $ 0.70 - $0.75 cash flow from operations (weighted at 40%) of $2.3 billion - $2.6 billion pro forma constant currency revenue growth (to include ACS revenues in our 2009 results) (weighted at 20%) of 3% - 4%, defined as revenue growth adjusted to exclude the impact of changes in the translation of foreign currencies into U.S. dollars
We do not use historical performance as a predictor of future performance. Our future profitability and cash flow are subject to many risk factors (detailed in the Risk Factors section of our 2009 Form 10-K Report), that are unpredictable and outside of our control, which causes us to believe that incentive performance goals are challenging to achieve. Some of these challenges include:
  current economic conditions and uncertain outlook

  significant foreign and domestic competition

  ability to develop new technologies

  ability to obtain adequate pricing for our offerings and to improve our cost structure economic and political conditions, including fluctuating foreign currencies and shifting regulatory schemes ability to fund customer financing activities at economically competitive levels ability to successfully execute the transition of ACS
Short-Term Incentive Target and Opportunity

In February of each year, the Committee establishes for each named executive officer an annual short-term incentive target for the new year, expressed as a percentage of the named executive officer’s annual base salary. This incentive target takes into account various factors that management and the Committee deem relevant, including, but not limited to, scope of responsibility and comparable targets for named executive officers of the Company’s peer group. If there are changes in responsibilities after February, the Committee may increase or decrease the short-term incentive target at that time.

In 2009, the annual short-term incentive targets for the named executive officers were unchanged from the previous year except as noted below:
  Ms. Burns 125% for first half of the year, 150% for the second half of the year (after becoming CEO and consistent with peer group data)

  Mrs. Mulcahy 150% for first half of the year, 125% for the second half of the year (after retirement as CEO)

  Mr. Zimmerman and Mr. Firestone 100% (unchanged)

  Mr. Machon 70% (unchanged)
The maximum short-term incentive payout opportunity for the named executive officers is two times target.

Determining Short-Term Incentive Awards

Short-term incentive payments for named executive officers are earned as a team working together to achieve overall Company results that drive shareholder value. Among named executive officers, the Committee expects both a high level of collaborative effort as well as individual performance and contributions, consistent with our named executive officer level of responsibility. Therefore, the Committee determines short-term incentive payments based on overall quantitative financial performance in relation to pre-set goals.

After the end of the fiscal year, the CEO reviews the Company’s actual performance against each of the financial performance objectives established at the beginning of the year. The Chief Financial Officer signs off on the financial results and communicates these to the Committee; the Committee reviews the actual performance and any extraordinary items or material unusual charges or gains. Subject to the Committee’s review and approval, any such items may be excluded from short-term incentive calculations in order to obtain normalized operational results of the business. In 2009, such excluded items were costs associated with the acquisition of ACS, our share of Fuji Xerox’s after-tax restructuring charges and securities litigation payments. Each performance measure is assessed and calculated independently. The results of each measure are added together to determine overall performance results. Additionally, the Committee retains the discretion to grant a lower short-term incentive than the calculated incentive payout or no short-term incentive at all, as it deems appropriate under the circumstances. Under extraordinary circumstances, if the Committee believes an incentive is necessary to reward and motivate executives, it may provide an incentive that is separate and independent of the calculated incentive payout.

The 2009 payout opportunity, depending on performance, was as follows:

	Payout as a % of Annual
	Short-Term Incentive Target
Performance Results	EPS (35% weighting)	Cash Flow (65% weighting)
Below Threshold	0%	0%
Threshold	50%	75%
Target	100%	100%
Maximum	150%	200%

2009 Performance

Performance results for 2009 against established measures were:

First half of 2009:
  earnings per share on an adjusted basis of $0.24 – below threshold core cash flow from operations on an adjusted basis of $555 million – above maximum
Second half of 2009:
  earnings per share on an adjusted basis of $ 0.42 – above maximum cash flow from operations on an adjusted basis of $ 1,595 million – above maximum
Management believes that using two six-month performance periods improved operating performance. The calculated achievement factors were 130% of target for the first half and 183% of target for the second half of 2009. The Committee used their negative discretion and approved short-term incentive payments for named executive officers equal to 125% of target for the first half and 175% of target for the second half of the year, equivalent to a total payment of 150% of target, which is no higher than the average of the operating unit results. The payments were determined in accordance with the process and the applicable targets and weightings described above. The Committee believes that the fiscal 2009 short-term incentive payments are consistent with our strategy of rewarding named executive officers for the achievement of important, challenging business goals. These incentive payments are driven by achievement of business results against quantitative measures set in advance by the Committee. In view of the Company’s 2009 results, the Committee believes that the annual short-term incentive payments resulted in reasonable and appropriate performance-related incentive payments to the Company’s named executive officers.

The annual incentives paid to the named executive officers in April 2010 for fiscal year 2009 are shown in the Summary Compensation Table. Additional information about the short-term incentive opportunities is shown in the Grants of Plan-Based Awards table.

3. Long-Term Incentives
We provide long-term incentives to reward named executive officers for sustained performance, as a retention incentive and to provide equity alignment with shareholders.

Executive Long-Term Incentive Program

Our Executive Long-Term Incentive Program (E-LTIP) awards are generally made according to the shareholder approved Xerox Corporation 2004 Performance Incentive Plan, as amended and restated (2004 Performance Incentive Plan). Awards may consist of cash or equity-based awards, including performance shares and restricted stock units. With the exception of 2009 (in which restricted stock units with a market-based feature were granted), the equity awards granted to named executive officers have generally been in the form of performance shares. Stock options have not been granted since 2004.

Performance shares may be earned based on achieving annual performance targets and based on achieving three-year cumulative performance between threshold and maximum. If the annual performance targets are achieved, up to one-third of the three-year performance share award can be earned each year. The earn-out range for named executive officer performance shares for the three year cumulative performance is between 0% and 150% of the original award. The three-year cumulative earning of shares is net of shares earned based on annual performance. If three-year cumulative performance is achieved at maximum, named executive officers will receive an additional 50% of their original award amount. Performance shares that have been earned vest three years from the grant date and following Committee certification of the performance results for the applicable three-year period.

Restricted stock units are not tied to performance measures and cliff vest at the end of three years. Once vested, performance shares and restricted stock units are paid out in the form of shares of the Company’s Common Stock. Named executive officers who retire or are involuntarily terminated, other than for cause, before the end of the three-year period, will vest in a pro-rata portion of restricted stock units and earned performance shares. Vesting will occur on the original vesting date. Performance shares and restricted stock units are forfeited if the named executive officer voluntarily terminates employment before the shares vest. Performance shares and restricted stock units fully vest upon death.

On occasion, as an additional vehicle for retaining key employees, including named executive officers, the Committee has granted “retention” restricted stock units that do not allow for pro-rations for separation prior to the vesting date. These restricted stock units cliff vest over a requisite service period, which typically ranges from three to five years.

Although equity awards are generally granted on a regular annual cycle, the Committee occasionally grants off-cycle equity awards to named executive officers for special purposes, such as new hire, promotion, recognition, and retention.

2009 Long-Term Incentive Award Design

The collapse of the financial markets in the second half of 2008 and the resulting economic turmoil that continued, prompted the Committee to re-evaluate the E-LTIP design for 2009. The objective of the 2009 E-LTIP design was to strike the correct balance between motivating, retaining and rewarding executives for sustained performance over the next three-year period and increasing shareholder value. Having determined that it would be difficult to establish meaningful metrics and targets for performance-based shares in light of the unpredictable economic environment at the time, the Committee granted 2009 E-LTIP in the form of restricted stock units with a market feature based on the price of Xerox Common Stock over a three-year period. The number of shares of stock that can be earned range between 80% to 120% of the original restricted stock unit award, based on the increase or decrease in the price of Xerox Common Stock over the three-year vesting period. These restricted stock units are subject to three-year cliff vesting and pro-ration upon separation as described above.

In lieu of 2009 E-LTIP equity awards for Mrs. Mulcahy and Mr. Zimmerman, the Committee approved long-term cash incentive awards to allow for maximum flexibility with respect to vesting. Similar to the restricted stock unit awards under the 2009 E-LTIP, the value of the cash awards at vesting will range between a dollar amount representing 80% to 120% of the original cash award, based on the increase or decrease in the price of Xerox Common Stock over the applicable vesting period. These awards vest in two years from the date of grant for Mrs. Mulcahy and eighteen months for Mr. Zimmerman. If retirement occurs prior to the vesting date, the award will be pro-rated, with Committee discretion, to pay up to the amount that they would have received had they stayed through the original vesting date, with payout on the original vesting date.

Long-Term Incentive Performance Share Results

Each February, the Committee determines the number of performance shares each named executive officer earned under prior years’ grants of performance shares, if any, based on the annual and three-year cumulative performance cycle results. (See the Outstanding Equity Awards table for additional information on earned performance shares based on 2009 performance.)

Determining E-LTIP Award Value

Long-term incentives are an element of compensation used to reward all named executive officers for sustained performance and as a retention tool to align with succession planning objectives. E-LTIP is awarded based on a review of market data, affordability, and historical and expected future contributions. Each year, the Committee approves a new annual grant for named executive officers. These decisions are made in conjunction with other compensation decisions that the Committee makes for the current fiscal year.

When analyzing the value of our annual long-term incentive awards, we include the entire award value. The value of special, one-time retention restricted stock unit awards were prorated over the vesting period. This approach is consistent with how we analyze peer group data.

2009 E-LTIP Actions

In June 2009, the Committee approved long-term incentive awards for the named executive officers effective July 1:
  Ms. Burns and Mr. Firestone were granted restricted stock units with a market feature based on the share price of Xerox Common Stock over a three-year period.

    The grant date award value for Ms. Burns was increased 65% over her 2008 award, based on her election as CEO.

    Mr. Firestone’s grant date value was approximately the same as in 2008.

  Mr. Machon did not receive a long-term incentive award as a result of his impending retirement.

  Mrs. Mulcahy and Mr. Zimmerman received cash awards in lieu of restricted stock units. As a result of Mrs. Mulcahy’s change in role, her long-term incentive award value was reduced by 56%. Mr. Zimmerman’s long-term incentive award value was slightly less (6%) than the prior year’s award value.
Additional information on the 2009 awards can be found in the Summary Compensation Table and the Grants of Plan-Based Awards table.

2010 E-LTIP Actions

Our 2010 E-LTIP will be granted as performance shares and will follow the same basic performance shares principles as grants made before 2009. The number of shares will be based on approved values, divided by the closing price on the grant date of July 1, 2010.

The 2010-2012 E-LTIP performance target ranges include ACS and expected acquisition-related synergies and are as follows:
  adjusted earnings per share (weighted at 60%) of $ 2.47 - $ 2.71 cash flow from operations (weighted at 40%) of $ 7.5 - $8.4 billion
These goals are expected to be challenging to achieve for the same reasons as outlined above under the section entitled “Short-Term Incentives.”

The definitions of these performance measures are listed below:

Earnings per Share (EPS): Diluted Earnings Per Share from Continuing Operations as reported in the Company’s audited consolidated financial statements, as adjusted on an after-tax basis for the following discretely disclosed (in either Management’s Discussion and Analysis/MD&A or the footnotes to the financial statements) items: direct costs of acquisition and acquisition-related expenses including, but not limited to, acquired in-process research and development and integration costs; amortization of acquisition-related intangibles; restructuring and asset impairment charges; our share of after-tax effects of restructuring charges incurred by Fuji Xerox; and remeasurement losses on net monetary assets affected by the 2010 Venezuelan currency devaluation.

In addition, EPS will also be adjusted on an after-tax basis for the following discretely disclosed items (if equal to or greater than $50 million pre-tax on an individual basis, or in the aggregate per item, with the exception of income tax and Fuji-Xerox adjustments): gains/(losses) from litigation, regulatory matters or any changes in enacted law (including tax law); gains/(losses) from asset sales or business divestitures; gains/(losses) resulting from acts of war, terrorism or natural disasters; the initial effect of changes in accounting principles that are included within Income from Continuing Operations; impairment of goodwill and other intangibles; gains/(losses) from the settlement of tax audits (if equal to or greater than $30 million on an individual basis, or in the aggregate per item); gains/(losses) on early extinguishment of debt; non-restructuring related impairments of long-lived assets; and our share of after-tax effects of the above noted eight items incurred by Fuji-Xerox (if our share is equal to or greater than $10 million on an individual basis, or in the aggregate per item).

Cash Flow from Operations: Net Cash provided by (used for) Operating Activities as reported in the Company’s consolidated audited financial statements, as adjusted for the following items: with the exception of cash payments for restructurings, cash flow impacts (inflows and outflows) resulting from the EPS adjustments as identified above whether or not the cash flow impact and the EPS impact are in the same fiscal year; cash payments for restructurings in excess of the amount reported as current restructuring reserves in the preceding years Annual Report; special discretionary pension fundings in excess of $50 million; and cash payments for ACS customer contract inducements and set-up and transition services.

Any other items approved by the Committee for adjustment of EPS or Cash Flow from Operations will be considered a modification of the award.

The 2010 E-LTIP awards for named executive officers are in a footnote to the Outstanding Equity Awards table.

4. Pension Plans
We provide pension benefits to the named executive officers, under the:
  Xerox Corporation Retirement Income Guarantee Plan (RIGP)

  Xerox Corporation Unfunded Retirement Income Guarantee Plan (Unfunded RIGP)

  Xerox Corporation Unfunded Supplemental Executive Retirement Plan (SERP)

  Xerox International Pension Plan
U.S. Qualified Pension Plan

Retirement Income Guarantee Plan
The named executive officers, other than Mr. Machon, participate in the Company’s tax-qualified pension plan (RIGP) on the same terms as the rest of the Company’s salaried employees. As of January 1, 2008, all participants in RIGP, including named executive officers, were vested. Eligibility for new RIGP participants and rehires was closed in 2005. Early retirement benefits under RIGP are available for employees who leave Xerox at age 55 or older, and have at least 10 years of Xerox service. Early retirement benefits are reduced by 5% per year if retiring prior to age 65 (or age 62 with at least 30 years of Xerox service). RIGP is payable as a lump sum or an annuity as elected by the participant. RIGP benefits are subject to IRS limits on the compensation that can be reflected in a qualified plan.

U.S. Non-Qualified Pension Plans

Unfunded Retirement Income Guarantee Plan
Because the Internal Revenue Code limits the pension benefits (based on an annual compensation limit) that can be accrued under a tax-qualified pension plan, the Company has established and maintains a non-tax qualified pension plan (Unfunded RIGP) to compensate executives, including named executive officers other than Mr. Machon, in an equitable fashion for the reduction in their pension benefit resulting from this limitation. This executive retirement plan is a restoration plan to provide a comparable level of retirement benefits to those provided to other employees. Unfunded RIGP benefits are generally determined under the same terms as the RIGP benefit except that Unfunded RIGP is not payable as a lump sum.

Unfunded Supplemental Executive Retirement Plan
The Unfunded Supplemental Executive Retirement Plan (SERP) provides an added benefit that supersedes Unfunded RIGP and when combined with RIGP, delivers a retirement benefit unreduced for early commencement generally at age 60 (age 55 for Mrs. Mulcahy). Eligibility for new SERP participants was closed in 2005. At the end of 2009, there were 17 active employees in SERP. No pay limitations apply in determining the SERP benefit, and the accrual rate can vary. A total benefit is determined by the SERP formula and then the difference between this amount and the RIGP benefit is paid from SERP.

Mrs. Mulcahy is retirement eligible and would commence her SERP benefits upon retirement. Mr. Zimmerman is also retirement eligible and upon retirement would commence his SERP benefits. He has been credited with two years of benefit service for each year of actual Xerox service. His service was accelerated to mitigate the pension impact of joining Xerox later in his career.

The other named executive officers covered by SERP (Ms. Burns and Mr. Firestone) are eligible for benefits at age 60 with 10 years of service. For named executive officers who do not meet the requirements of SERP when they leave Xerox, all non-qualified benefits would come from Unfunded RIGP. Some SERP executives who do not otherwise meet the age 60 vesting requirement have received their accrued SERP benefits as provided under their separation packages.

SERP includes a mid-career hire benefit that applies to a small group of executives including Mr. Zimmerman. This benefit is equal to 150%of the SERP accrual and is designed to mitigate the loss in retirement benefits from a mid-career change in employment.

Xerox International Pension Plan

Mr. Machon is a French citizen, and was working in the United Kingdom. He was not covered by qualified and non-qualified plans in the U.S. and does not have local retirement plans (other than French social security and other mandatory French pension plans). The Xerox International Pension Plan provides benefits for Mr. Machon to supplement his French pension plans. The pay used to calculate the Xerox International Pension Plan benefit is base pay plus 2/3 of target short-term incentive (not actual) in force at his retirement date. The Plan formula targets a total retirement income of 50% pay when combined with the French pension plans. These benefits are funded and the Plan assets are accumulated in an insurance contract. If the Plan assets as of retirement exceed the value of the formula benefit net of the benefits under the French pension plans, the Plan assets will be distributed in lieu of any other benefits under the Xerox International Pension Plan. As of Mr. Machon’s retirement on December 31, 2009, the value of his Plan assets exceeded the formula benefit.

For additional information on the actuarial present value of the accumulated pension benefits for the named executive officers, see the Pension Benefits table.

5. 401(k) Savings Plan
U.S. employees are eligible to participate in a 401(k) savings plan. U.S. named executive officers are eligible to participate in the same manner as all other employees covered by the 401(k) savings plan. They are eligible for a match of 50 cents on the dollar up to 6% of eligible pay saved on a before-tax basis, subject to IRS qualified plan compensation limits and highly compensated threshold limits. No benefits are provided to named executive officers in excess of these limits. (For employees who joined the company after RIGP was unavailable to new hires, the match is equal to 6% of eligible pay saved on a before tax basis, subject to IRS limits.) Based on the economic environment, 401(k) matches were suspended in April 2009 for U.S. salaried employees, including the named executive officers. Effective January 1, 2010, the 401(k) match was reinstated, at half the prior level.

6. Perquisites and Personal Benefits

General Benefits

The Company maintains medical and dental insurance, accidental death insurance, and disability insurance programs for all of its employees, as well as customary vacation, leave of absence, and other similar policies. Named executive officers are eligible to participate in these programs on the same basis as the rest of the Company’s salaried employees.

Life Insurance

The Company provides the Xerox Universal Life Plan to eligible U.S. employees, including the named executive officers. Participants receive Company-paid life insurance equal to their death benefit under a previous program, or three times their base salary, whichever is greater. Executives are the sole owners of their policies and are responsible for any taxes due from Company contributions. Xerox will continue to make premium payments for participants who were in the previous Company-paid life insurance program until they reach the later of age 65 or July 2013. Mrs. Mulcahy, Ms. Burns, and Mr. Firestone are among those participants who were in the previous program. Mr. Zimmerman was not in the previous program. His coverage of three times base salary will end when he retires.

Perquisites

The Company periodically reviews the perquisites that named executive officers receive. These perquisites are relatively few in number, and the Committee believes that its policies regarding perquisites are conservative compared to other companies. The primary perquisites for named executive officers are:
  Financial planning: Solid financial planning by experts reduces the amount of time and attention that named executive officers devote to their finances and maximizes the value of their compensation.

  Health physicals: The Company believes it is in the best interest of executives and shareholders to encourage the executive team to have annual comprehensive health physicals.

  Personal use of Company aircraft: For reasons of security and personal safety, the Committee requires Ms. Burns to use the Company aircraft for all travel when feasible. Other executives are allowed personal use of the Company aircraft on a very limited basis, subject to approval of the CEO or CFO.

Other perquisites and personal benefits include:
  Mrs. Mulcahy and Ms. Burns are eligible for home security.

  Mr. Machon received a car allowance, which is a customary benefit provided to all senior-level Xerox employees in Europe.

  As is the case for any employee on international assignment, Mr. Machon was also provided an international assignment allowance. This allowance does not duplicate compensation already being paid (i.e. car allowance).

  Mr. Machon received a loan over 18 years ago before he was an executive officer of the Company. Details of this loan are described in the Summary Compensation Table. This loan was repaid in February 2010.
The total costs to the Company for providing perquisites and personal benefits to the named executive officers during fiscal 2009 are shown in the Summary Compensation Table.

7. Change-in-Control Severance Agreements and Plan Provisions
We have change-in-control severance agreements with each of the named executive officers. We consider these agreements to be in the best interest of our shareholders because they foster the continuous employment and dedication of key management personnel without potential distraction or personal concern if Xerox were to be acquired by another company (change in control). These agreements would enable the named executive officers to continue to perform in their roles when a potential change in control is impending, fulfil their expectations for long-term incentive compensation arrangements, and be protected against the loss of their positions following a change in the ownership or control of the Company.

Change-in-control severance payments are not conditioned on non-compete, non-solicitation, or other negative covenants. These agreements provide specified severance benefits if, within two years following a change in control of the Company, employment is terminated either:
  involuntarily other than for cause, death, or disability, or voluntarily for good reason.
Voluntarily for good reason includes:
  the material diminution of authority, duties, or responsibilities (including being an executive officer of the Company before a change in control and ceasing to be an executive officer of the surviving company)

  a reduction in base salary or target short-term incentive

  failure by the Company to increase annual base salary at intervals consistent with the Company’s prior practice; failure to increase salary as has been increased for similarly situated executives material change in the geographic location where the executive is required to be based failure of the Company to continue any material compensation or benefit plan, vacation policy, or any material perquisites unless an alternative plan is provided, or failure to continue the executive’s participation in these plans failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform in a manner consistent with this agreement
These severance benefits include:
  A lump sum cash payment equal to 2 times the then-current annual base salary and short-term incentive award target. The Committee views these amounts as reasonable and appropriate for the executive officers.

  Continuation of specified welfare benefits at active employee rates for a period of 24 months.

    Note that upon Mrs. Mulcahy’s change in role, her lump sum cash payment was reduced from 2.99 to 2 times salary and her benefits coverage was reduced from 36 to 24 months.

  A tax reimbursement sufficient to compensate the named executive officer for the amount of any excise tax imposed by Section 4999 of the Internal Revenue Code, but no related tax gross-up.

  Payment of reasonable legal fees and expenses incurred when the named executive officer, in good faith, is involved in a dispute while seeking to enforce the benefits and rights provided by the severance agreement.

In addition to the benefits above, when the change in control occurs, participating executives are immediately entitled to the following benefits:
  For equity awards made on or after February 15, 2007, accelerated vesting will occur following a change in control only upon an involuntary termination of employment (other than a termination for cause) or a voluntary termination for good reason (commonly described as “double trigger” vesting upon a change-in-control).

  Immediate payment of the present value of the accrued non-qualified U.S. pension benefits, as of the date of a change in control, provided the change in control conforms with applicable tax regulations regarding deferred compensation. Payment is made without regard to the plan’s requirements for age or years of service. In the event of a change in control that does not conform with deferred compensation regulations, participants will vest in the plan benefits but will receive payment according to the normal payment provisions of the plans. The Committee views this payment upon a conforming change in control and accelerated vesting upon a nonconforming change in control as appropriate in order to protect the pension benefit that the named executive officer has earned at Xerox.

  Lump sum payment equal to the value of deferred compensation balance, if any.
Each change-in-control severance agreement provides that the executive will remain an employee of the Company for nine months following a potential change in control, or, on the date which the named executive officer is first entitled to receive the benefits described above, if earlier.

Generally, for purposes of the severance agreements, a change in control is deemed to have occurred, subject to specific exceptions, if:
  any person beneficially owns 20 percent or more of the combined voting power of our outstanding securities a majority of our Directors are replaced under specific circumstances there is a merger or consolidation involving the Company unless (i) the directors of the Company who were members of the board immediately before the merger/consolidation continue to constitute a majority of the board of directors or (ii) the merger/consolidation is effected to implement a recapitalization and no person becomes the beneficial owner of 20 percent or more of the combined voting power of the Company’s then outstanding voting securities all or substantially all of the Company’s assets are sold, or the Company’s shareholders approve a plan of complete liquidation or dissolution
The Committee believes that it is in the best interests of the Company and its shareholders to offer such change-in-control arrangements to its named executive officers. The Company competes for executive talent in a highly competitive market in which companies offer similar benefits to senior employees. The Committee periodically reviews change-in-control severance payment amounts against benchmark data to ensure that amounts are consistent with market practices. All non-qualified options under the 1991 Long-Term Incentive Plan and the 1998 Employee Stock Option Plan are accompanied by option surrender rights. If there is a change in control, all vested rights that are in the money become payable in cash as soon as practical.

The amount of the estimated payments and benefits payable to the named executive officers assuming a change of control of the Company and a qualifying termination of employment as of the last day of fiscal 2009 is presented in the table showing Potential Payments Upon Termination or Change in Control.

NON-QUALIFIED DEFERRED COMPENSATION

The Deferred Compensation Plan for Executives was frozen in 2002. The amount in this plan for each participant represents balances from deferrals made before 2002. The interest credited under this plan for Anne M. Mulcahy and Ursula M. Burns was reset effective January 1, 2009, so that there will no longer be any above market interest credited for these named executive officers.

EMPLOYMENT AND SEPARATION AGREEMENTS

The Company does not generally enter into employment agreements with its named executive officers. As a result, these named executive officers serve at the will of the Board of Directors. This policy enables the Company to remove a named executive officer before retirement whenever it is in the best interest of the Company, with full discretion to decide on a severance package for that individual (excluding vested benefits). When a named executive officer is removed from his or her position, the Committee exercises its business judgment in considering whether or not to approve an appropriate severance arrangement for the individual in light of all relevant circumstances, including but not limited to his or her term of employment, past accomplishments, and reasons for separation from the Company.

The Company’s policy in the U.S. generally provides severance for management-level salaried employees who are separated from the Company involuntarily, including named executive officers, only if the individual signs a release of claims against the Company. For separations due to a reduction in force, the amount of severance provided by the policy is equal to the greater of 26 weeks of base pay or the number of weeks of base pay identified in the severance schedule based on years of service. For involuntary separations other than a reduction in force or for cause, severance payments are generally equal to three months of base pay. Officer separation agreements include a non-engagement in detrimental activity agreement.

COMPENSATION RECOVERY POLICY (“CLAW BACKS”)

Our separation agreements (noted above) include a provision for rescission of the severance payments for engagement in detrimental activity against the Company. In addition, the following plans also provide for compensation recovery.

Under the 2004 Performance Incentive Plan, if the Committee or its authorized delegate deems an employee or former employee, including a named executive officer, to have engaged in detrimental activity against the Company, it will cancel any awards granted on or after January 1, 2006 to the employee or former employee. In addition, the Committee may rescind any payment or delivery of an equity or annual cash incentive award within six months before the detrimental activity. In the event of any rescission, the named executive officer will pay the Company the amount of any gain realized or payment received in a manner the Committee or its delegate requires. If the Committee or its delegate determines that the employee or former employee engaged in detrimental activity, it will only result in a cancellation or rescission of an award if the determination is made before a change in control of the Company.

Under the Unfunded Retirement Income Guarantee Plan and the Unfunded Supplemental Executive Retirement Plan, if an employee or former employee, including a named executive officer, or a surviving beneficiary of a participant is deemed by the Plan Administrator, prior to a change in control of the Company, to have engaged in detrimental activity against the Company, they will not be eligible to receive benefits under these plans.

TAX IMPLICATIONS OF EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code limits to $1 million per year the federal income tax deduction to public corporations for compensation paid for any fiscal year to the corporation’s CEO and certain other named executive officers (excluding the CFO) included in the Summary Compensation Table in the Company’s Proxy Statement. This limitation does not apply to qualifying “performance-based compensation.”

The Company can deduct annual short-term incentives paid to named executive officers who are subject to Section 162(m) as performance-based compensation. The Committee paid short-term incentives to the named executive officers for 2009 from a Short-Term Incentive Pool established early in 2009 under the 2004 Performance Incentive Plan. The pool was funded by 3% of the Performance Profit achieved during the year. The purpose of the pool was to ensure that short-term incentives paid to named executive officers and certain other executive officers were performance-based and provided under a shareholder approved plan, and therefore fully tax deductible and subject to compensation recovery provisions. The Committee defined Performance Profit as income from continuing operations before income taxes, equity income, discontinued operations, extraordinary items, and cumulative effect of change in accounting principles, but excluding restructuring charges as identified in the audited financial statements.

It is the Company’s goal to have compensation paid to its top officers qualify as tax deductible for federal tax purposes under Section 162(m) of the Internal Revenue Code. However, the Committee also believes it is appropriate to provide competitive compensation opportunities even though all compensation paid may not be fully tax deductible in any given year. Any such short-term incentive that would not qualify for section 162(m) will be paid outside of the Short-Term Incentive Pool.

Some compensation paid to named executive officers in 2009 did not meet the requirements of Section 162(m), to the extent that non-performance based compensation (including salary and dividend equivalent payments) exceeded $1 million for a named executive officer. Some perquisite compensation, such as personal use of aircraft, is also not fully tax deductible. Vested E-LTIP performance share awards are fully tax-deductible compensation.

ACCOUNTING IMPLICATIONS OF EXECUTIVE COMPENSATION

Base salaries and the short-term incentives are expensed over the period in which they are earned. As such, the 2009 short-term incentive award, which was earned during 2009, and paid in early 2010, is recorded during fiscal year 2009.

The long-term incentives used to reward named executive officers have been comprised of equity-based performance shares and restricted stock units.

Performance shares are recorded according to FASB ASC Topic 718, Compensation – Stock Compensation (formerly FAS 123R, “Share – Based Payments”), which states that the performance shares should be measured at fair value on the date of grant and expensed during the requisite service period for those performance shares that are expected to vest. The requisite service period for these performance shares matches the vesting period and is three years from the date of grant. At each reporting date, the Company evaluates the total number of performance shares that it expects to vest, including those awarded to named executive officers, taking into account estimated forfeitures and the probability of achieving or exceeding the stated performance targets associated with the grant. Compensation expense is recorded for those shares expected to vest over the vesting period. If the number of shares expected to vest changes, a cumulative adjustment is recorded at the time, taking into account the service period already elapsed.

Compensation expense is based upon the grant date market price for most awards and a Monte Carlo simulation pricing model for a fiscal 2009 grant that included a market condition. The expense is recorded over the vesting period, which ranges from three to five years from the date of grant.

The classification of the expense associated with these performance shares and restricted stock units in the Statement of Income follows the same classification of the salary and short-term incentive award for the executives. The expense associated with these shares is not capitalized and is primarily classified within Selling, Administrative and General Expense.

Our qualified and non-qualified pension plans are accounted for according to FASB ASC Topic 715, Compensation – Retirement Benefits (formerly FAS 87, “Employers’ Accounting for Pensions” and formerly FAS 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”). The interest credited on non-qualified deferred compensation balances is expensed as incurred. These costs are primarily classified as Selling, Administrative and General Expenses in our consolidated financial statements.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the management of the Company. Based upon its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and be included in the Proxy Statement for the 2010 Annual Meeting of Shareholders.

N.J. Nicholas, Jr., Chairman
Glenn A. Britt
Robert A. McDonald

SUMMARY COMPENSATION TABLE

The Summary Compensation Table below provides compensation information for the Chief Executive Officer, the Chief Financial Officer and the next three most highly compensated executive officers (collectively referred to as named executive officers) serving at the end of the fiscal year December 31, 2009, for services rendered in all capacities during the fiscal year ended December 31, 2009. The table includes the dollar value of base salary earned, stock awards, non-equity incentive plan compensation earned, change in pension value and non-qualified deferred compensation (NQDC) earnings, and all other compensation, whether paid or deferred.

SUMMARY COMPENSATION TABLE

							Change in
							Pension
						Non-Equity	Value
				Stock	Option	Incentive Plan	and NQDC	All Other
Name &		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($) (A)	($) (B)	($) (C)	($) (D)	($) (E)	($) (F)	($) (G)	($)
Ursula M. Burns	2009	900,000	—	6,910,000	—	1,884,375	1,278,294	200,105	11,172,774
Chief Executive Officer	2008	887,500	—	4,000,132	—	554,688	1,124,630	155,083	6,722,033
	2007	797,500	—	7,514,528	—	1,168,750	438,864	25,780	10,003,872

Lawrence A. Zimmerman	2009	714,000	—	—	—	1,071,000	988,450	181,139	2,954,589
Vice Chairman and	2008	710,500	—	1,600,133	—	355,250	1,018,868	206,045	3,890,796
Chief Financial Officer	2007	675,000	—	2,729,496	—	770,000	660,855	122,068	4,957,419

Anne M. Mulcahy*	2009	1,160,000	—	—	—	2,331,250	996,290	338,240	4,825,780
Chairman	2008	1,320,000	—	9,200,064	—	990,000	1,745,810	470,764	13,633,494
	2007	1,320,000	—	9,010,848	—	2,178,000	1,890,119	253,061	14,652,028

James A. Firestone	2009	714,000	—	2,073,000	—	1,071,000	519,574	102,729	4,480,303
Executive Vice President	2008	710,500	—	2,000,066	—	355,250	458,288	131,200	3,655,304
	2007	675,000	—	4,013,632	—	770,000	249,596	51,611	5,789,064

Jean-Noel Machon**	2009	780,763	—	—	—	819,800	520,134	1,924,396	4,045,093
Senior Vice President	2008	817,621	—	1,000,100	—	286,167	901,616	1,016,696	4,022,200
	2007	753,224	—	1,025,640	—	579,982	1,098,337	672,322	4,158,730
____________________

*	Anne M. Mulcahy will step down as Chairman of the Board effective May 20, 2010.

**	Jean-Noel Machon retired on December 31, 2009.

Compensation reported in this table is in U.S. dollars and rounded to the nearest dollar. For Jean-Noel Machon, the compensation reported was paid in euros and British pounds (excluding stock awards) but has been converted to U.S. dollars for purposes of reporting amounts herein. The conversion from euros and British pounds to dollars for 2009 is based on the average quarterly exchange rate of 1.3902 dollars per euro and 1.5603 dollars per British pound.

(A)
Amounts shown represent base salary paid in 2009. There were no salary increases in 2009. The difference in year over year salaries for Ursula M. Burns, Lawrence A. Zimmerman and James A. Firestone is due to mid-year salary increases in 2008. The 2009 base salary for Anne M. Mulcahy was reduced from $1,320,000 to $1,000,000 when she retired as CEO, effective July 1, 2009, while retaining her position as Chairman of the Board. For Mr. Machon, the difference in year over year salary is primarily due to the difference in the conversion rates between 2008 and 2009.

Effective April 1, 2010, the Compensation Committee set the annualized base salary for Ursula M. Burns at $1,100,000 (from $900,000) to reflect her increased scope of responsibility as CEO. No other named executive officers received a 2010 base salary increase.

(B)
The Annual Performance Incentive Plan (APIP) awards appear as Non-Equity Incentive Plan compensation in column (E). In 2010, the Compensation Committee recognized Mr. Zimmerman’s outstanding contributions on the ACS acquisition with a $350,000 cash award, paid in April 2010.

(C)	The 2009 equity awards for Ursula M. Burns and James A. Firestone were granted as restricted stock units with a performance feature based on the share price of Xerox common stock over a three-year period. The dollar amount presented in this column for 2009 reflects the aggregate grant date fair value of the 2009 award at target. The aggregate grant date fair value of $6.91 was computed in accordance with FASB ASC Topic 718, which requires that grant date fair value be determined using a lattice model or Monte Carlo simulation method for awards with a market condition. We calculated the grant date fair value using a Monte Carlo simulation with the following assumptions: risk-free interest rate of 1.59%; expected price volatility of 45.21%; and dividend yield of 2.44%. The maximum number of shares that could be paid out is 120% of the original award. Assuming the closing price of Xerox common stock on the vesting date is $7.93 (120% of the grant date closing price of $6.61), the maximum payout value at $7.93 would be as follows: Ursula M. Burns - $9,516,000; James A. Firestone - $2,854,800. See the “Grants of Plan-Based Awards” table for further information. As required by the new SEC disclosure rules, the data presented in this column for 2008 and 2007 was revised to reflect the grant date fair value.

In lieu of 2009 E-LTIP equity awards for Anne M. Mulcahy and Lawrence A. Zimmerman, the Committee approved long-term cash incentive awards as shown in the Grants of Plan-Based Awards table. The value of the cash awards at vesting will range between a dollar amount representing 80% to 120% of the original cash award, based on the increase or decrease in the price of Xerox common stock over the applicable vesting period.

(D)	There have been no stock options granted by the Company since 2004.

(E)	The 2009 Non-Equity Incentive Plan payments were approved by the Committee in February 2010 under APIP for 2009 performance. The performance metrics, as described in the Short-Term Incentives section of the “Compensation Discussion & Analysis”, were set by the Committee for January through June on February 12, 2009 and for July through December on July 30, 2009. Actual 2009 full year payments were made at 150% of target, based on 2009 performance results.

(F)	The increase in pension value shown in this column is calculated by determining the increase in the present value of the benefits during 2009. The present value is computed using the FASB ASC Topic 715 assumptions in effect on December 31 and assuming the benefit commences at the earliest retirement date at which unreduced benefits are payable under the Unfunded Supplemental Executive Retirement Plan (current ages for Anne M. Mulcahy and Lawrence A. Zimmerman and age 60 for Ursula M. Burns and James A. Firestone). These assumptions include a discount rate of 6.4% as of December 31, 2007, 6.3% as of December 31, 2008 and 5.65% as of December 31, 2009. Jean-Noel Machon’s benefit is calculated in the same manner except: 1) it is based on a September 30 measurement date for 2007 and a December 31 measurement date for 2008 (with the change in measurement date, the increase for this 15 month period is prorated and 12 months or 80% is shown in the table) and 2009; and 2) since the vested plan assets exceed the plan formula benefit (as described in the Pension Plans section of the “Compensation Discussion and Analysis” and the Pension Benefits table), there is no discount rate applied in this calculation. Jean-Noel Machon’s benefit reflects the minimum of the vested assets in the plan, and is based on his December 31, 2009 retirement date. The increase in pension value for Jean-Noel Machon is based on local currency and converted to U.S. dollars based on the average quarterly exchange rate of 1.3902 dollars per euro.

For 2009, there is no above market interest credited on non-qualified deferred compensation balances in the Deferred Compensation Plan for executives. The interest rate credited under this plan for Ursula M. Burns and Anne M. Mulcahy was reset effective January 1, 2009 so that there will no longer be any above market interest credited for these named executive officers.

(G)	This column represents perquisites and personal benefits and other compensation not reportable elsewhere in this chart. Perquisites and personal benefits include compensation related to personal use of Company and commercial aircraft, financial planning, executive physicals, and other incidental benefits. Amounts for Ursula M. Burns also include relocation expenses paid based on the Company’s Transferred Employee Relocation Policy which is provided to all employees who are relocated at the request of the Company for 12 or more months. Amounts for Jean-Noel Machon also include his car allowance and international assignment allowance. Amounts for Ursula M. Burns and Anne M. Mulcahy include reimbursement for home security. Other compensation reflected in this column includes incidental tax-related reimbursements, Company-paid premiums for the Xerox Universal Life Plan (XUL), dividend equivalent payments and the Company match under the Company’s Savings Plan for which substantially all U.S. employees are eligible. For Jean- Noel Machon, this column also includes the benefit from an interest-free demand loan that was extended to him more than 18 years ago, before he became an executive officer, under a Company program that has been discontinued.

The chart below provides additional data on the amounts included under “All Other Compensation.”
					Life
		Personal			Insurance
		Use of		International	Premiums		401(k)
		Company	Car	Assignment	Paid by	Tax Related	Company	Dividend		Total All Other
		Aircraft	Allowance	Allowance	Registrant	Reimbursements	Match	Equivalents	Miscellaneous	Compensation
Name	Year	($) (1)	($) (2)	($) (3)	($)	($) (4)	($)	($) (5)	($) (6)	($)
Ursula M. Burns	2009	25,266	—	—	19,214	5,750	6,750	111,742	31,383	200,105
	2008	—	—	—	18,768	412	6,900	106,399	22,604	155,083
	2007	—	—	—	17,742	1,288	6,750	—	25,780	25,780
Lawrence A. Zimmerman	2009	—	—	—	18,860	—	5,301	38,478	118,500	181,139
	2008	—	—	—	17,262	907	6,900	47,689	133,287	206,045
	2007	—	—	—	14,534	23,396	6,750	—	77,388	122,068
Anne M. Mulcahy	2009	65,238	—	—	53,895	199	7,350	206,301	5,257	338,240
	2008	158,382	—	—	53,113	1,544	6,900	233,091	17,734	470,764
	2007	140,914	—	—	52,281	34,181	6,750	—	18,935	253,061
James A. Firestone	2009	—	—	—	25,424	—	5,355	71,950	—	102,729
	2008	—	—	—	24,815	3,646	6,900	78,221	17,618	131,200
	2007	—	—	—	24,046	1,371	6,750	—	19,444	51,611
Jean-Noel Machon	2009	—	37,232	163,921	—	370,527	—	17,037	1,335,680	1,924,396
	2008	—	39,182	189,353	—	755,656	—	23,575	8,930	1,016,696
	2007	—	36,637	210,304	—	416,932	—	—	8,449	672,322
____________________

(1)	For reasons of security and personal safety, the Company requires the CEO to use Company aircraft for all air travel. Anne M. Mulcahy was CEO for January through June and Ursula M. Burns was CEO for July through December. The compensation value of personal Company aircraft usage is calculated at the aggregate incremental cost to the Company, which includes primarily the cost of fuel, trip-related service and maintenance, and travel expenses of the flight crew and other contract personnel. Compensation value includes costs associated with “deadhead” legs. On certain occasions, family members and non-business related passengers may accompany an executive on a business flight. In such situations, a de minimus amount of aggregate incremental cost is incurred by the Company.

(2)	All management level employees in the United Kingdom have the option of either receiving a fully expensed company car or an equivalent cash allowance. Jean-Noel Machon elected to receive a cash allowance.

(3)	The 2009 international assignment allowance includes the following standard expatriate allowances: housing allowance ($131,846) which is given to employees to cover the cost of housing in the host country, home country social security ($19,845) and host country social security ($12,230).

(4)	The 2009 tax related reimbursements for Ursula M. Burns include tax gross-ups on her relocation benefits based on the Company’s Transferred Employee Relocation Policy which is provided to all employees who are relocated at the request of the Company for 12 or more months. Other tax related reimbursements in this column are associated with incidental benefits. For Jean-Noel Machon, tax related reimbursements are part of his international assignment agreement. This agreement states that Jean-Noel Machon is responsible for paying taxes on salary, short-term incentive awards and other incentives, but only up to the level he was paying in his home country of France. The tax related reimbursement is for the difference between the United Kingdom tax rate (40%) and the France tax rate (22.6%).

(5)	Amounts in this column represent dividend equivalents paid in cash to the named executive officers in 2009 on unvested shares under 2006 and 2007 E-LTIP and on shares of Xerox stock for which the officers deferred receipt, in an amount equal to the dividends paid to shareholders on an equal number of shares of common stock. Beginning with 2008 E-LTIP awards, dividend equivalents will be paid in cash at the time of vesting in an amount equal to dividends that would have been paid during the vesting period for an equal number of shares of common stock. The dividend equivalents credited in 2009 on the 2008 E-LTIP awards for the named executive officers and on the 2009 E-LTIP awards for Ursula M. Burns and James A. Firestone are also included in this column and will be paid in cash at the time of vesting.

(6)	Amounts in this column include financial planning, executive physicals, imputed interest on the demand loan for Jean- Noel Machon, home security for Ursula M. Burns and Anne M. Mulcahy and other incidental benefits. Amounts in this column also include a lump sum payment of $115,000 to Mr. Zimmerman to cover 2009 travel expenses to and from his residences located outside of Connecticut. Mr. Zimmerman used commercial aircraft for such travel. Amounts in this column also include a lump sum payment to Jean-Noel Machon of $1,327,296, based on the French redundancy payment due to Mr. Noel upon his retirement on December 31, 2009. The loan to Jean-Noel Machon is considered a taxable benefit, and he is required to pay taxes on the imputed interest. The amount reported above also includes the imputed interest on the loan based on an interest rate of 5% per annum as required by the United Kingdom per Her Majesty’s Revenue and Customs. As of the end of fiscal 2009, the outstanding balance on the loan was $152,945. The conversion to dollars is based on an exchange rate on December 31, 2009 of 1.4332 dollars per euro. Mr. Machon repaid this loan in February 2010.

For further information on the components of the executive compensation program, see the “Compensation Discussion and Analysis.”

GRANTS OF PLAN-BASED AWARDS IN 2009

The following table provides additional detail for each of the named executive officers on potential amounts payable under the short-term incentive plan (APIP) and the long-term incentive plan (E-LTIP) as presented in the Summary Compensation Table. Threshold, target and maximum award opportunities are provided.

GRANTS OF PLAN-BASED AWARDS IN 2009

			Estimated Future Payout Under			Estimated Future Payout			Grant
			Non-Equity Incentive Awards			Under Equity Incentive Awards			Date Fair
			(B)			(C)			Value of
									Equity
	Grant Date of								Incentive
	Date	Action	Threshold	Target	Maximum	Threshold	Target	Maximum	Awards
Name	(A)	(A)	($)	($)	($)	(#)	(#)	(#)	($) (D)
Ursula M. Burns	7/1/09	6/30/09	—	—	—	800,000	1,000,000	1,200,000	6,910,000
		2/12/09	98,438	562,500	1,125,000	—	—	—	—
		7/30/09	118,125	675,000	1,350,000	—	—	—	—
Lawrence A. Zimmerman	7/1/09	6/30/09	1,200,000	1,500,000	1,800,000	—	—	—	—
		2/12/09	62,475	357,000	714,000	—	—	—	—
		7/30/09	62,475	357,000	714,000	—	—	—	—
Anne M. Mulcahy	7/1/09	6/30/09	3,200,000	4,000,000	4,800,000	—	—	—	—
		2/12/09	173,250	990,000	1,980,000	—	—	—	—
		7/30/09	109,375	625,000	1,250,000
James A. Firestone	7/1/09	6/30/09	—	—	—	240,000	300,000	360,000	2,073,000
		2/12/09	62,475	357,000	714,000	—	—	—	—
		7/30/09	62,475	357,000	714,000	—	—	—	—
Jean-Noel Machon		2/12/09	47,822	273,267	546,534	—	—	—	—
		7/30/09	47,822	273,267	546,534	—	—	—	—
____________________

(A)	The “Grant Date” is the effective date of the E-LTIP stock and cash awards. The “Date of Action” is the date the Committee approved the value of the E-LTIP awards.

(B)	This column reflects the threshold (minimum), target and maximum payout opportunity under the 2009 APIP set by the Committee on February 12 (for January through June) and July 30 (for July through December). The actual APIP payout in April 2010, based on 2009 performance, is presented in the Summary Compensation Table in column (E). The APIP measures and weightings for 2009 were cash flow from operations (65%) and earnings per share (35%). Threshold payout was determined based on achieving EPS for each of the performance periods.

As described in the CD&A, in lieu of 2009 E-LTIP equity awards for Mrs. Mulcahy and Mr. Zimmerman, the Committee approved long-term cash incentive awards on June 30, 2009, to allow for maximum flexibility with respect to vesting. The value of the cash awards at vesting will range between a dollar amount representing 80% to 120% of the original cash award, based on an increase or decrease (+/- $1.32) in the grant date closing price of Xerox common stock ($6.61) over the applicable vesting period. These awards vest in two years from the date of grant for Mrs. Mulcahy and eighteen months for Mr. Zimmerman. If retirement occurs prior to the vesting date, the award will be pro-rated, with Committee discretion to pay up to the amount that they would have received had they stayed through the original vesting date, with payout on the original vesting date.

(C)	The threshold (minimum), target and maximum payout opportunity under E-LTIP is presented in this column. As described in the CD&A, the Committee granted 2009 E-LTIP in the form of restricted stock units with a market feature based on the price of Xerox common stock over a three-year period. The number of shares of stock that can be earned range between 80% to 120% of the original restricted stock unit award, based on the increase or decrease in the price of Xerox common stock over the three-year vesting period. These restricted stock units are subject to three-year cliff vesting. The number of shares of stock at target was approved by the Committee on June 30, 2009 and the grant date was July 1, 2009. Jean-Noel Machon did not receive an equity award in 2009 due to his anticipated retirement.

(D)	The value reported in this column is based upon the target award and the aggregate grant date fair value of $6.91. The aggregate grant date fair value was computed in accordance with FASB ASC Topic 718, which requires that fair value be determined using a lattice model or Monte Carlo simulation method for awards with a market condition. We calculated the grant date fair value using a Monte Carlo simulation with the following assumptions: risk-free interest rate of 1.59%; expected price volatility of 45.21%; and dividend yield of 2.44%.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

The following table displays outstanding option awards and unvested stock awards held by each of the named executive officers at the end of fiscal year 2009. Included is the number of shares underlying exercisable options, the exercise price for all outstanding option awards and the market value for all unvested stock incentive awards.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

	Option Awards			Stock Awards
						Equity	Equity
						Incentive	Incentive
						Plan Awards:	Plan Awards:
				Number	Market	Number of	Market or
	Number of			of Shares	Value of	Unearned	Payout Value
	Securities			or Units	Shares or	Shares, Units	of Unearned
	Underlying			of Stock	Units of	or Other	Shares, Units
	Unexercised	Option		That	Stock That	Rights That	or Other
	Options	Exercise	Option	Have Not	Have Not	Have Not	Rights That
	Exercisable	Price	Expiration	Vested	Vested	Vested	Have Not
Name	(#) (A)	($)	Date	(#) (B)	($) (B)	(#) (C)	Vested ($) (C)
Ursula M. Burns	149,600	10.365	12/31/2011	1,354,680	11,460,593	373,780	3,162,179
	100,000	5.140	12/31/2011
	138,000	13.685	12/31/2011
Lawrence A. Zimmerman	121,500	8.975	12/31/2011	68,926	583,114	198,724	1,681,205
	150,000	8.975	12/31/2011
	122,000	13.685	12/31/2011
	187,000	7.885	12/31/2012
Anne M. Mulcahy	1,000,000	9.250	8/28/2011	227,546	1,925,039	949,714	8,034,580
	934,600	10.365	12/31/2011
	609,000	13.685	12/31/2011
	934,600	7.885	12/31/2012
James A. Firestone	121,500	10.365	12/31/2011	466,753	3,948,730	209,077	1,768,791
	50,000	5.140	12/31/2011
	122,000	13.685	12/31/2011
	187,000	7.885	12/31/2012
Jean-Noel Machon	93,500	10.365	12/31/2011	25,900	219,114	104,570	884,662
	50,000	5.140	12/31/2011
	61,000	13.685	12/31/2011
	16,000	15.205	12/31/2011
____________________

(A)	All stock options are 100% vested and exercisable. There have been no stock options granted by the Company since 2004.

(B)	The awards presented in these columns include earned, unvested (as of December 31, 2009) performance share awards granted on July 1, 2007 which will vest on July 1, 2010 and granted on July 1, 2008 which will vest on July 1, 2011 under E-LTIP. Also included are unvested restricted stock units granted by the Company on April 2, 2007 which will vest on April 2, 2012 and granted on July 1, 2009 which will vest on July 1, 2012 to Ursula M. Burns and James A. Firestone. The value of these awards is based on the December 31, 2009 closing market price of $8.46.

(C)	The awards presented in these columns consist of unearned, unvested (as of December 31, 2009) performance shares granted at target under the E-LTIP on July 1, 2007, and July 1, 2008. The performance period for the 2007 grant is January 1, 2007 through December 31, 2009. The performance period for the 2008 grant is January 1, 2008 through December 31, 2010. The value of these grants is based on the December 31, 2009 closing market price of $8.46.

As determined by the Compensation Committee in February 2010, each named executive officer earned 13.33% of his or her 2007 performance share award based on 2009 performance results as follows: Ursula M. Burns – 18,480; Lawrence A. Zimmerman – 19,695; Anne M. Mulcahy – 65,014; James A. Firestone – 14,787; Jean-Noel Machon – 3,700. An additional 20% of this award was earned for three-year cumulative performance as follows: Ursula M. Burns – 27,720; Lawrence A. Zimmerman – 29,540; Anne M. Mulcahy – 97,520; James A. Firestone – 22,180; Jean-Noel Machon – 9,250. The 2007 earned performance shares will vest on July 1, 2010.

Also based on 2009 performance results, each named executive officer earned 13.33% of his or her 2008 grant as follows: Ursula M. Burns – 39,982; Lawrence A. Zimmerman – 15,994; Anne M. Mulcahy – 91,955; James A. Firestone – 19,991; Jean-Noel Machon – 4,998. For purposes of this table, all shares that were unearned as of December 31, 2009 are reported in column C.

These columns exclude the 2010 E-LTIP three-year performance share awards to be granted on July 1, 2010 to Ursula M. Burns and James A. Firestone and the one year performance share award to be granted on March 1, 2010 to Lawrence A. Zimmerman. The value of these awards is as follows: Ursula M. Burns – $7,500,000; Lawrence A. Zimmerman – $2,000,000; and James A. Firestone – $2,000,000. The number of shares will be determined based on the closing market price of Xerox common stock on the grant date of July 1, 2010. These columns also exclude a $300,000 Restricted Stock Unit award granted to Mr. Firestone on March 1, 2010 in recognition of his outstanding contributions on the ACS acquisition. Mr. Firestone’s award vests three years from the grant date.

OPTION EXERCISES AND STOCK VESTED IN 2009

The Option Exercises and Stock Vested table shows amounts realized by the named executive officers on options that were exercised and stock awards that vested during 2009.

OPTION EXERCISES AND STOCK VESTED IN 2009

	Option Awards		Stock Awards
	Number		Number
	of Shares	Value	of Shares	Value
	Acquired	Realized on	Acquired	Realized
	on Exercise	Exercise	on Vesting	on Vesting
Name	(#) (A)	($)	(#) (B)	($) (C)
Ursula M. Burns	—	—	230,580	1,095,255
Lawrence A. Zimmerman	—	—	147,555	700,886
Anne M. Mulcahy	—	—	599,400	2,847,150
James A. Firestone (D)	—	—	184,545	876,589
Jean-Noel Machon	—	—	92,340	438,615
____________________

(A)	No shares were acquired in 2009 by named executive officers due to option exercises.

(B)	Shares shown in this column are stock awards that vested under the 2006 E-LTIP. All awards granted under the 2006 E-LTIP are subject to a holding period. Executives must retain 50% of net shares for the later of one year or until they achieve their required ownership level.

(C)	The aggregate dollar amount realized upon vesting includes the value of shares withheld to pay taxes.

(D)	On November 9, 2009, James A. Firestone entered into a Rule 10b5-1 Plan to sell in 2010 up to 271,500 shares of Xerox stock currently owned and acquired through the exercise of stock options and the vesting of other stock awards.

PENSION BENEFITS FOR THE 2009 FISCAL YEAR

The Pension Benefits table below reflects the actuarial present value for the named executive officer’s total accumulated benefit as of year end under the pension plans in which they participate. Jean-Noel Machon’s benefit is based on a December 31 measurement date and a conversion from euros to dollars at an exchange rate on December 31, 2009 of 1.4332 dollars per euro. See the Pension Plans section of the “Compensation Discussion and Analysis” for a description of the U.S. and International pension plans.

PENSION BENEFITS FOR THE 2009 FISCAL YEAR

		Number of Years	Present Value	Payments
		of Credited	of Accumulated	During Last
	Plan Name	Service	Benefit	Fiscal Year
Name	(A)	(B)	($) (C)	($)
Ursula M. Burns	Retirement Income Guarantee Plan	28.5	624,111	—
	Unfunded Supplemental Executive
	Retirement Plan	28.5	4,631,437	—
Lawrence A. Zimmerman	Retirement Income Guarantee Plan	7.6	294,588	—
	Unfunded Supplemental Executive
	Retirement Plan	15.2	5,198,585	—
Anne M. Mulcahy	Retirement Income Guarantee Plan	30	942,279	—
	Unfunded Supplemental Executive
	Retirement Plan	30	20,025,421	—
James A. Firestone	Retirement Income Guarantee Plan	11.5	273,950	—
	Unfunded Supplemental Executive
	Retirement Plan	11.5	1,936,508	—
Jean-Noel Machon	Xerox International Pension Plan	33.25	13,266,499	—
____________________

(A)	Pension benefits are provided to the named executive officers under the Retirement Income Guarantee Plan (RIGP), the Unfunded Retirement Income Guarantee Plan (Unfunded RIGP), the Unfunded Supplemental Executive Retirement Plan (SERP) and for Jean-Noel Machon, the Xerox International Pension Plan. For executive officers qualifying for SERP benefits, the Unfunded RIGP benefit is included in the SERP benefit. The Unfunded RIGP benefit would only come into play on a stand-alone basis should these executive officers leave Xerox before qualifying for the SERP.

(B)	Lawrence A. Zimmerman is credited with 2 years of benefit service under the SERP formula for each year of actual Xerox service. His service was accelerated to mitigate the pension impact of joining Xerox later in his career. Anne M. Mulcahy also had been subject to an accelerated accrual but since she has 30 years of service, the accelerated accrual has no impact on her benefit.

(C)	All calculations are based on actual pay.

The benefit formulas and assumptions used to calculate these estimates are as follows:

U.S. Pension Plans

The pay used to calculate the RIGP, Unfunded RIGP and SERP benefits is base pay plus actual short-term incentive payment (incentive payment is considered for the calendar year in which it is paid). The present value of the accumulated benefit is the present value of the benefit payable at the earliest unreduced retirement age (current age for Anne M. Mulcahy and Lawrence A. Zimmerman as they are both eligible to retire with unreduced benefits, and age 60 for Ursula M. Burns and James A. Firestone) based on the following assumptions: all participants are assumed to elect a lump sum from RIGP; SERP benefits which are not available as lump sums are assumed to be paid as 50% Joint and Survivor annuities; pre-retirement FASB ASC Topic 715 discount rate of 5.65%; no pre-retirement mortality or turnover assumed; post retirement FASB ASC Topic 715 discount rate of 5.65% (6.15% for RIGP lump sum); post-retirement mortality is based on the 2013 Applicable Mortality table, as defined for lump sum calculations under section 417(e) of the Code. The use of 2013 mortality contemplates future improvement in mortality (i.e. longer life expectancies than based on the Applicable Mortality table without adjustments) and the RP 2000 Mortality table with projection to 2015 for annuitant mortality. Although all of the pension plans do not provide unreduced benefits at the ages previously noted, the SERP supplements these other pension plans to deliver an overall unreduced retirement benefit at these ages. Therefore, current ages for Anne M. Mulcahy and Lawrence A. Zimmerman and age 60 for Ursula M. Burns and James A. Firestone are the earliest unreduced retirement ages.

RIGP benefits are determined as the greater of a Highest Average Pay formula benefit (1.4% of highest five-year average pay multiplied by benefit service of up to 30 years), a Cash Balance Retirement Account (CBRA) and a retirement account that was transferred to RIGP in 1990. Early retirement benefits under RIGP are available for employees who leave Xerox at age 55 with 10 years of service or later and the Highest Average Pay formula is reduced from age 65 (age 62 with 30 years of service) at 5% per year. The RIGP benefits are generally based on total pay, subject to IRS limits on the compensation that can be reflected in a qualified plan.

Unfunded RIGP benefits are generally determined under the same terms as the RIGP benefit except the pay used in the Highest Average Pay formula is not subject to IRS limits and in years in which pay was deferred under the Deferred Compensation Plan for Executives, this deferred compensation was included for the year it was deferred. Unfunded RIGP also provides for an Unfunded RIGP Cash Balance Retirement Account (CBRA). This Unfunded RIGP CBRA provides pay credits on pay in excess of the IRS limits for years 2003 and later and interest on these pay credits while the Highest Average Pay formula reflects all years of service. The purpose of Unfunded RIGP is to replace benefits that cannot be provided in RIGP due to IRS compensation limits.

SERP benefits are determined under a different formula than RIGP and with the same pay used for Unfunded RIGP. The accrual rate and age at which SERP is available can vary. SERP benefits reflect base pay plus short-term incentive (not subject to any limits) and are determined under a formula that provides a benefit of 1-2/3% of five-year Highest Average Pay less 1-2/3% of Social Security multiplied by benefit service of up to 30 years. This basic formula is subject to the following adjustments: SERP participants (those who are not mid-career hires – see explanation below) are entitled to a minimum benefit of 25% of Highest Average Pay less 25% of Social Security. A total benefit is determined by the SERP formula. The total benefit is offset by the RIGP benefit and the remaining benefit is paid from the SERP and referred to as the SERP benefit.

The SERP includes a mid-career hire benefit that applies to a small group of executives including Lawrence A. Zimmerman. The accrual for a mid-career hire is 150% of the regular SERP accrual for a maximum of 20 years. However, there is no minimum SERP benefit for mid-career hires. The mid-career hire retirement eligibility is age 60 with 5 years of service. Lawrence A. Zimmerman’s mid-career accrual and 2 for 1 benefit service credit accounts for $3,662,115 of the present value noted in the table above.

Anne M. Mulcahy and Lawrence A. Zimmerman are retirement eligible, as noted above, and upon retirement, would receive their SERP benefit as a 50% Joint and Survivor annuity subject to a 6 month delay to comply with section 409A of the Internal Revenue Code. The other named executives covered by the SERP are eligible to commence SERP benefits upon retirement (with a 6 month delay) on or after the attainment of age 60 with 10 years of service. SERP benefits that commence at these ages are not reduced for early commencement. The SERP was originally designed to permit executive officers to retire with unreduced benefits at age 60 (instead of the age 62 with 30 years of service or age 65 provisions in RIGP). The SERP, through the mid-career benefit, also provides a means to mitigate the loss in retirement benefits from a mid-career change in employment for an executive joining Xerox. These features of the SERP support the attraction and retention of our senior leaders.

International Pension Plan

Jean-Noel Machon retired on December 31, 2009. The conversion terms at retirement for Jean-Noel Machon are fixed and therefore no post-retirement assumptions are required.

The pay used to calculate the Xerox International Pension Plan benefits for Jean-Noel Machon is base pay plus 2/3 of target short-term incentive (not actual) in force at his retirement date. The Plan formula targets a total retirement income of 50% pay when combined with French social security and other mandatory French pension plans. The actuarial present value of the Plan formula benefit is calculated using a conversion factor of 22.818 as of December 31, 2009. Mr. Machon’s French pension plans are taken into account in the calculations. If upon retirement, the Plan assets are greater than the actuarial present value of the Plan formula benefit, then the Plan assets will be distributed in lieu of any other benefits under the Xerox International Pension Plan. As of Mr. Machon’s retirement, the value of his Plan assets exceeded the formula benefit.

NON-QUALIFIED DEFERRED COMPENSATION

The Non-Qualified Deferred Compensation table discloses named executive officer withdrawals and earnings and fiscal year end balances under the Xerox Corporation Deferred Compensation Plan for Executives.

NON-QUALIFIED DEFERRED COMPENSATION FOR THE 2009 FISCAL YEAR

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
	in Last FY	in Last FY	Last FY	Distributions	Last FYE
Name	($) (A)	($) (A)	($) (B)	($)	($) (C)
Ursula M. Burns	—	—	11,123	—	353,394
Lawrence A. Zimmerman	—	—	—	—	—
Anne M. Mulcahy	—	—	94,030	—	2,571,070
James A. Firestone	—	—	—	—	—
Jean-Noel Machon	—	—	—	—	—
____________________

(A)	The Deferred Compensation Plan for Executives was frozen in 2002. Deferrals into the plan have not been permitted since 2001.

(B)	No portion of the amount shown for 2009 under “Aggregate Earnings in the Last Fiscal Year” for Anne M. Mulcahy and Ursula M. Burns is reported in the Summary Compensation Table as above market interest.

The aggregate earnings and the aggregate balance for Anne M. Mulcahy shown in the Non-Qualified Deferred Compensation table in the 2009 Proxy were overstated. Mrs. Mulcahy’s aggregate earnings for 2008 were ($144,961) and her actual balance as of December 31, 2008 was $2,477,040.

Previously, the plan allowed for the deferral of base salary (up to 50%) and short-term incentive and performance units (up to 100%) as long as the compensation would have been payable in cash if not deferred. Participants were required to elect the percentage to be deferred, the investment applicable to the amount deferred and the method of payment. Payments to Anne M. Mulcahy and Ursula M. Burns, based on their elections, will commence in the year of retirement (or year following if retirement is after July 1) and will be paid annually for 10 years and 5 years, respectively. Under this plan, there is also an opportunity for in-service hardship withdrawals if approved by the Chief Executive Officer (or by the Board of Directors in the case of a request by the Chief Executive Officer). In the event of a Change in Control, deferred compensation balances will be paid out in a lump sum.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to named executive officers in the event of a termination of employment or a change in control. The amount of compensation payable to each named executive officer in each situation effective December 31, 2009 is listed in the table below. The equity awards presented in this table reflect grants not vested as of December 31, 2009 and are based on the December 31, 2009 closing market price of $8.46. For Jean-Noel Machon, the conversion to dollars is based on an exchange rate on December 31, 2009 of 1.4332 dollars per euro and 1.5926 dollars per British pound. Since Mr. Machon retired on December 31, 2009, the table below reflects his payments upon Voluntary Termination/Retirement only.

		Lump
		Sum
		Payment	Non-			Non-	Healthcare
		in Lieu	Equity	Equity	Qualified	Qualified	/ Life		Total
		of Salary	Incentive	Incentive	Pension	Pension	Insurance	Excise	Termination
		Continuance	Awards	Awards	Benefit	Benefits	Benefits	Tax	Benefits
		($)	($)	($)	($)	($)	($)	($)	($)
Ursula M. Burns
●	Voluntary Termination/
	Retirement (A)	—	—	—	482,433	2,771,557	—	—	3,253,990
●	Involuntary Termination not
	For Cause (B)	752,885	1,237,500	3,655,541	482,433	2,771,557	—	—	8,899,916
●	Involuntary or Good Reason
	Termination after change in
	Control (CIC) (C)	4,275,000	—	14,622,772	482,433	5,391,753	76,551	2,023,512	26,872,021
●	Death (D)	—	1,237,500	14,622,772	364,843	1,587,206	2,700,000	—	20,512,321
Lawrence A. Zimmerman
●	Voluntary Termination/
	Retirement (A)	—	1,214,000	1,548,671	318,590	5,527,396	—	—	8,608,657
●	Involuntary Termination not
	For Cause (B)	357,000	1,214,000	1,548,671	318,590	5,527,396	—	—	8,965,657
●	Involuntary or Good Reason
	Termination after change in
	Control (CIC) (C)	2,856,000	1,500,000	2,264,319	318,590	5,474,068	38,793	—	12,451,770
●	Death (D)	—	2,214,000	2,264,319	214,121	5,422,701	2,142,000	—	12,257,141
Anne M. Mulcahy
●	Voluntary Termination/
	Retirement (A)	—	2,615,000	6,354,839	1,021,397	21,403,816	—	—	31,395,052
●	Involuntary Termination not for
	Cause (B)	1,000,000	2,615,000	6,354,839	1,021,397	21,403,816	—	—	32,395,052
●	Involuntary or Good Reason
	Termination after change in
	Control (CIC) (C)	5,230,000	4,000,000	9,959,620	1,021,397	20,668,154	138,852	—	41,018,023
●	Death (D)	—	5,615,000	9,959,620	685,784	12,147,476	3,000,000	—	31,407,880
James A. Firestone
●	Voluntary Termination/
	Retirement (A)	—	714,000	1,839,052	282,403	1,174,436	—	—	4,009,891
●	Involuntary Termination not
	For Cause (B)	357,000	714,000	1,839,052	282,403	1,174,436	—	—	4,366,891
●	Involuntary or Good Reason
	Termination after change in
	Control (CIC) (C)	2,856,000	—	5,717,522	282,403	2,948,115	92,272	966,623	12,862,935
●	Death (D)	—	714,000	5,717,522	204,102	575,153	2,142,000	—	9,352,777
Jean-Noel Machon
●	Voluntary Termination/
	Retirement (A)	1,368,350	563,438	708,398	—	13,266,499	—	—	15,906,685
●	Involuntary Termination not
	For Cause (B)	—	—	—	—	—	—	—	—
●	Involuntary or Good Reason
	Termination after change in
	Control (CIC) (C)	—	—	—	—	—	—	—	—
●	Death (D)	—	—	—	—	—	—	—	—

____________________

(A)	Ursula M. Burns is not retirement eligible. Assuming voluntary termination on December 31, 2009, there would be no payments due to Ursula M. Burns other than vested pension benefits and her deferred compensation balance (see Non-Qualified Deferred Compensation table for balances as of December 31, 2009). Anne M. Mulcahy, Lawrence A. Zimmerman and James A. Firestone are retirement eligible. Assuming retirement on December 31, 2009, Anne M. Mulcahy, Lawrence A. Zimmerman and James Firestone would be entitled to a short-term incentive (Non-Equity Incentive Award) for 2009 performance. The amount shown above reflects payout at target (actual payout could be higher or lower). Anne M. Mulcahy and Lawrence A. Zimmerman would be entitled to a pro-rated payout of their 2009 long-term Cash Incentive award (to be paid on the original vesting date). In addition, Anne M. Mulcahy, Lawrence A. Zimmerman and James A. Firestone would be eligible to receive pro-rated performance shares based on the number of full months of service from date of grant on the original vesting date under the terms of the E-LTIP, and would receive vested pension benefits. Anne M. Mulcahy would also receive her deferred compensation balance as shown in the Non-Qualified Deferred Compensation table.

Jean-Noel Machon retired on December 31, 2009. Mr. Machon received a lump sum payment based on the collective redundancy program in France. This lump sum payment included one year’s full pay (base salary - $804,912 plus bonus at target - $563,438). In addition, Jean-Noel Machon is entitled to a short-term incentive (Non-Equity Incentive Award) for 2009 performance. The amount shown above reflects payout at target (actual payout could be higher or lower). In addition Mr. Machon is entitled to pro-rated performance shares based on the number of full months of service from date of grant under the terms of E-LTIP and his vested pension benefit.

(B)	Assuming involuntary termination under the terms of the Company’s separation policy, Ursula M. Burns, Lawrence A. Zimmerman, Anne M. Mulcahy, and James A. Firestone would be eligible for salary continuance payments based on their years of service in accordance with this policy as follows: Ursula M. Burns – 43.5 weeks: Lawrence A. Zimmerman – 26 weeks; Anne M. Mulcahy – 52 weeks; and James A. Firestone – 26 weeks. The amounts reported in the table above assume salary continuance is paid as a lump sum. In addition, Ursula M. Burns, Lawrence A. Zimmerman, Anne M. Mulcahy, and James A. Firestone would be entitled to a short-term incentive payment (Non-Equity Incentive Award) for 2009 performance, shown at target (actual payout could be higher or lower). Anne M. Mulcahy and Lawrence A. Zimmerman would be entitled to a pro-rated payout of their 2009 long-term Cash Incentive award (to be paid on the original vesting date). In addition, all of the named executive officers would be entitled to pro-rated performance shares based on the number of full months of service from the date of grant on the original vesting date per the terms of the E-LTIP, their deferred compensation balance, if any, and vested pension benefits.

(C)	Assuming Involuntary or Good Reason Termination in the event of a change in control, per the terms of the change in control agreement and as noted in the section on Change-in-Control Severance Agreements in the “Compensation Discussion and Analysis”, Ursula M. Burns, Lawrence A. Zimmerman, Anne M. Mulcahy, and James A. Firestone would be eligible for a lump sum payment in lieu of compensation continuance in the amount of two times annual compensation (base pay and target short-term incentive), accelerated vesting and payment of unvested performance shares at target and restricted stock units, payment of vested qualified pension benefits, payment of vested non-qualified pension benefits for Anne M. Mulcahy and Lawrence A. Zimmerman and accelerated vesting and payment of the accrued non-qualified pension benefits for Ursula M. Burns and James A. Firestone (value of benefit paid as a lump sum) consistent with the plan provisions for other employees, deferred compensation balance, if any, excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, and continuation of certain welfare benefits for a period of 24 months for all named executives. In addition, Anne M. Mulcahy and Lawrence A. Zimmerman would be entitled to accelerated vesting at target of their 2009 long-term Cash Incentive award (to be paid on the original vesting date).

In the event of a change in control without termination, Anne M. Mulcahy and Lawrence A. Zimmerman would be eligible for payment of their vested non-qualified pension benefits and Ursula M. Burns and James A. Firestone would be eligible for accelerated vesting and payment of their accrued non-qualified pension benefits (value of benefit paid as a lump sum), consistent with the plan provisions for other employees. Named executive officers would also be eligible for payment of their deferred compensation balance, if any.

(D)	Following death, the estates, or with respect to certain types of payments and elections made, the spouses for Ursula M. Burns, Lawrence A. Zimmerman, Anne M. Mulcahy and James A. Firestone would be entitled to receive payment of a 2009 short-term incentive, accelerated vesting of performance shares at target and restricted stock units if any, deferred compensation balance, if any, a life insurance benefit, and vested qualified and non-qualified pension benefits. Subject to certain eligibility conditions, the pension death benefit is generally a 50% survivor annuity or if eligible to retire under the SERP, a 100% survivor annuity. In addition, the spouses for Anne M. Mulcahy and Lawrence A. Zimmerman would be entitled to accelerated vesting and payout of their 2009 Cash Incentive awards.

Termination Following Disability

Assuming termination following disability on December 31, 2009, Ursula M. Burns, Lawrence A. Zimmerman, Anne M. Mulcahy and James A. Firestone would be eligible for prorated performance shares based on the number of full months of service from the date of grant, their deferred compensation balance, if any, and vested pension benefits as shown for “Voluntary Termination/Retirement.”

Involuntary Termination for Cause

Assuming involuntary termination for cause due to engagement in detrimental activity against the Company, there would be no payments to Anne M. Mulcahy, Lawrence A. Zimmerman, Ursula M. Burns and James A. Firestone other than their deferred compensation balance, if any, and vested qualified pension benefits as shown for “Voluntary Termination/ Retirement.” All unvested shares and non-qualified pension benefits would be immediately cancelled upon termination for cause for all named executive officers. See Compensation Recovery Policy section of the “Compensation Discussion & Analysis” for additional information.

Non-Qualified Pension Benefit

In the event of a change in control, the non-qualified pension amounts shown in the table above for Ursula M. Burns, Lawrence A. Zimmerman, Anne M. Mulcahy and James A. Firestone represent the lump sum payments that would be paid for all non-qualified pension benefits. These amounts were calculated as specified in the Unfunded Supplemental Executive Retirement Plan based on the present value of future benefits using the minimum required interest rate and mortality for qualified plan lump sum payments. These benefits would not be paid as a lump sum without the occurrence of a change in control that conformed to deferred compensation tax regulations. The present value of the benefits payable upon an event other than a change in control represents the present value of the accumulated benefits for each participant. Since these amounts are not paid as lump sums, and for change in control purposes, this present value is already determined using the required section 280G assumptions, these assumptions have been used for this purpose as well to express these benefits as a present value. These present values are based on assumed termination of employment on December 31, 2009. Upon termination, the annual non-qualified benefits for recipients not yet age 55 would be payable at the later of age 55 of 6 months following their termination date as a single life annuity.

Other Payments

Similar to other employees of the Company, U.S. executives who are retirement eligible, based on age and actual years of service, would receive retiree health care benefits. Lawrence A. Zimmerman, Anne M. Mulcahy and James A. Firestone would be eligible for retiree health care benefits if they separated from Xerox on December 31, 2009. Also, like other employees, the named executive officers would be eligible for payment of all earned and accrued but unused vacation due as of the date of the separation (or last day worked prior to salary continuance if applicable) under the terms of the Company’s vacation policy.

EQUITY COMPENSATION PLAN INFORMATION

The Equity Compensation Plan Information table provides information as of December 31, 2009, with respect to shares of Xerox common stock that may be issued under our existing equity compensation plans, including the 2004 Performance Incentive Plan; 2004 Directors Plan; the Xerox Corporation Long-Term Incentive Plan (1991 Plan); the Xerox Corporation 1996 Non-Employee Director Stock Option Plan (1996 Plan); the Xerox Corporation 1998 Employee Stock Option Plan (1998 Plan); the Xerox Mexicana, S.A. de C.V. Executive Rights Plan (Mexico Plan); and the Xerox Canada Inc. Executive Rights Plan (Canada Plan).

EQUITY COMPENSATION PLAN INFORMATION

	A		B	C
	Number of		Weighted-	Number of Securities
	Securities to		Average	Remaining Available
	be Issued upon		Exercise Price	for Future Issuance
	Exercise of		of Outstanding	under Equity
	Outstanding		Options	Compensation Plans
	Options and		and Rights	(Excluding Securities
Plan Category	Rights		($)	Reflected in Column A)
Equity Compensation Plans Approved by
Shareholders	27,595,464	(1)	10.1230	27,077,273	(3)
Equity Compensation Plans Not Approved by
Shareholders	767,866	(2)	10.2186	0	(3)
Total	28,363,330	(4)(6)	10.1256 (6)	27,077,273	(5)(6)
____________________

(1)	Consists of outstanding options under the 2004 Performance Incentive Plan, 2004 Directors Plan, 1991 Plan, 1996 Plan and 1998 Plan.

(2)	Consists of outstanding options under the Mexico Plan and the Canada Plan.

(3)	The 1998 Plan was discontinued as of May 21, 2003; and the 1991 Plan, 1996 Plan, Mexico Plan and Canada Plan were discontinued as of May 20, 2004. No further grants can be made under these plans. Any shares that are cancelled, forfeited, or lapse under the 2004 Performance Incentive Plan, 1991 Plan, 1998 Plan, Mexico Plan and Canada Plan become available again for issuance under the 2004 Performance Incentive Plan. Any shares that are cancelled, forfeited or lapse under the 2004 Directors Plan become available again for issuance under the 2004 Directors Plan.

(4)	There are an additional 30,000,418 full-value shares of stock and units outstanding under the 2004 Performance Incentive Plan and 2004 Directors Plan as of 2009 fiscal year end. In addition, there are 768,737 deferred shares that have vested and are pending delivery. Prior to 2009, executives were eligible to defer delivery of their vested stock award.

(5)	The number above reflects the shares available if all grants are made in the form of options. As anticipated, if all remaining shares are issued as full value shares instead of options, approximately 16,200,000 shares would be available for issuance as of December 31, 2009. Under the terms of the 2004 Performance Incentive Plan and the 2004 Directors Plan, any full value shares issued are counted at 0.6 shares for each one (1) stock option issued.

(6)	On February 5, 2010, Xerox completed its acquisition of ACS. Under the terms of the acquisition agreement, stock options that were issued and outstanding under ACS’s equity compensation plans were converted into Xerox stock options. As of March 1, 2010, there were a total of 101,582,301 stock options outstanding (including ACS options converted to Xerox options and all options outstanding under all Xerox equity compensation plans) at a weighted average exercise price of $7.6873 and with a weighted average term of 5.24 years. There were a total of 31,572,917 full value shares of stock and units outstanding under Xerox’s equity compensation plans (including the 2004 Performance Incentive Plan, the 2004 Directors Plan and deferred shares that have vested and are pending delivery). As of March 1, 2010, there were 25,743,393 options available for future issuance under the company’s equity compensation plans. As anticipated, if all remaining shares are issued as full value shares instead of options, approximately 15,442,947 shares would be available for issuance.

Xerox Mexicana, S.A. de C.V. Executive Rights Plan

The Mexico Plan, which was discontinued in May 2004 following shareholder approval of the 2004 Performance Incentive Plan, provided for the granting of stock rights for the purpose of advancing the interests of Xerox Corporation and shareholders by providing the General Director or Executive Director and other employees with a proprietary interest in the growth and performance of the Company and incentives for continued service.

Xerox Canada Inc. Executive Rights Plan

The Canada Plan, which was discontinued in May 2004 following shareholder approval of the 2004 Performance Incentive Plan, provided for the granting of stock rights and other related vehicles for the purpose of advancing the interests of Xerox Corporation and shareholders by providing the President or a Vice President of Xerox Canada Inc. and other employees with a proprietary interest in the growth and performance of the Company and incentives for continued service.

OTHER INFORMATION

Indemnification Actions

The Company’s by-laws provide for indemnification of officers and directors to the full extent permitted by New York law. Consistent with these by-laws, in connection with In re Xerox Corporation Securities Litigation; Carlson v. Xerox Corporation, et al.; and In re Xerox Corp. ERISA Litigation, the Company has advanced counsel fees and other reasonable fees and expenses, actually and necessarily incurred by the present and former directors and officers who are involved, and the Company has advanced, since the previous report to shareholders as to these fees and expenses, an aggregate of approximately $533,000. In addition, since our acquisition of ACS on February 5, 2010, the Company has advanced approximately $265,000 for counsel fees and other reasonable fees and expenses, actually and necessarily incurred by a current officer for services rendered prior to the close of the acquisition for the following ACS actions: In re ACS Shareholders Litigation and City of St. Clair Shores Police and Fire Retirement System v. Affiliated Computer Services, Inc. Each of the individuals is required, in accordance with the requirements of the Business Corporation Law of the State of New York (BCL), to execute an undertaking to repay such expenses if they are finally found not to be entitled to indemnification under the Company’s by-laws and the BCL.

Directors and Officers Liability Insurance and Indemnity

On August 18, 2009, the Company renewed its policies for directors and officers liability insurance. The policies are issued by Federal Insurance Company, XL Specialty Insurance Company, St. Paul Mercury Insurance Company, Twin City Fire Insurance Company, Houston Casualty Company, Arch Specialty Insurance Company, ACE American Insurance Company, Allied World Assurance Company and Axis Reinsurance. The policies expire August 18, 2011, and the total annual premium is approximately $4.1 million, which includes additional premiums due on this policy due to our acquisition of ACS in February 2010.

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP (PwC), an independent registered public accounting firm, to act as independent auditors of the Company for 2010. Representatives of the firm are expected to be at the meeting to respond to appropriate questions and to make a statement, if they wish.

Principal Auditor Fees and Services

Aggregate fees for professional services rendered for the Company by PwC were ($ in millions):

	2009	2008
Audit Fees	$18.0	$19.0
Audit Related Fees	1.9	2.1
Tax Fees	1.2	1.5
All Other Fees	—	—
Total Fees	$21.1	$22.6

Audit fees were for professional services rendered for the audits of the consolidated financial statements of the Company in accordance with standards of the Public Company Accounting Oversight Board, statutory and subsidiary audits, assistance with review of documents filed with the SEC, consents, comfort letters and other services required to be performed by our independent auditors.

Audit Related fees were for assurance and related services associated with employee benefit plan audits, information systems control reviews, due diligence reviews, special reports pursuant to agreed upon procedures or international reporting requirements and other attest services.

Tax fees were primarily for services related to tax compliance.

All Other fees are primarily associated with attendance at accounting seminars, benchmarking services and research materials. There were no ”Other” fees in 2009.

Pursuant to its charter, the Audit Committee is required to review and pre-approve all of the audit and non-audit services to be performed by the Company’s independent registered public accounting firm, including the firm’s engagement letter for the annual audit of the Company, the proposed fees in connection with such audit services, and any additional services that management chooses to hire the independent auditors to perform. The authority for such pre-approval may be delegated to one or more members of the Audit Committee, provided that the decisions of any member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next meeting. Additionally, the Audit Committee can establish pre-approval policies and procedures with respect to the engagement of the Company’s independent accountant’s for non-audit services.

In accordance with the Audit Committee Charter, all of the foregoing audit and non-audit fees paid to, and the related service provided by, PwC were pre-approved by the Audit Committee.

Audit Committee Report

The responsibilities of the Audit Committee are discussed under “Committee Functions, Membership and Meetings” on page 16 and can also be found on our website at www.xerox.com/corporategovernance. Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Consistent with the foregoing, the Audit Committee has:
  Reviewed and discussed the audited consolidated financial statements of the Company for the year ended December 31, 2009, including the specific disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, with the management of the Company and PwC including the Company’s key accounting policies and use of estimates;

  Discussed with PwC the matters required to be discussed by SAS 61, SAS 89 and SAS 90; and

  Received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PwC that firm’s independence.
Based upon the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s 2009 Annual Report to Shareholders and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing by the Company with the SEC.

Richard J. Harrington, Chairman
Glenn A. Britt
William Curt Hunter
Robert A. McDonald

The Board of Directors recommends a vote

FOR

the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year 2010

PROPOSAL 3 — PROPOSAL TO APPROVE THE MAY 2010 AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2004 PERFORMANCE INCENTIVE PLAN

Proposal

Shareholder approval is sought for the May 2010 Amendment and Restatement of the 2004 Performance Incentive Plan (Plan) which would (i) extend the term of the Plan to December 31, 2015, (ii) provide for an increase of 30 million shares available for grant under the Plan, and (iii) provide for an increase in the number of shares available for issuance to a single individual under the Plan. These are material amendments requiring shareholder approval under the rules of the New York Stock Exchange (NYSE). Shareholder approval is also required under Section 162(m) of the Internal Revenue Code, as amended (Code), in order to preserve our ability to grant incentive awards that may qualify for a tax deduction and under Section 422 of the Code for incentive stock options (ISOs) in order to qualify ISOs for special tax treatment.

The Compensation Committee (Committee) of the Board of Directors is proposing these amendments because it believes that it is important for Xerox to provide short-term and long-term incentive compensation, much of which is stock-based, to its employees in order to align executive compensation with delivering shareholder value. Failure to offer such components of pay would represent a major obstacle to attracting and retaining appropriate talent at Xerox.

›	The Board of Directors recognizes that no new grants of awards may be made after April 30, 2012 under the Plan, and has approved an extension that would enable Xerox to award grants through December 31, 2015, subject to shareholder approval. This is a material amendment to the Plan, which requires shareholder approval under the rules of the NYSE. Therefore, the Board of Directors is requesting that shareholders approve the extension of the term of the Plan from April 30, 2012 to December 31, 2015.

›	The Board of Directors is also requesting that shareholders approve an increase of 30 million shares available for grant under the Plan, which is also a material amendment requiring shareholder approval under the NYSE rules. The Board of Directors has not requested an increase in shares available for grant since the inception of the Plan, which was approved by shareholders in 2004, and believes it is now appropriate to replenish the shares available. Approximately 15 million shares remain available for grant under the Plan as of March 1, 2010. This includes the 10 million shares originally authorized by shareholders in 2004 for grant under the Plan and certain shares that were transferred from predecessor plans, as described below. The Board of Directors and the Committee intend to continue their practice of paying appropriate and competitive compensation awards in shares under the Plan and will also be providing equity awards to employees entering the Plan as a result of Xerox corporate acquisitions. The number of participants in the Plan increased substantially in early 2010 as a result of the acquisition by Xerox of ACS. The requested increase in available shares under the Plan takes into account this increase in Plan participants, and other potential increases.

The Board of Directors is also seeking shareholder approval to increase the number of shares available for issuance for any combination of awards, to a single individual, as determined by the Committee. This is also a material amendment to the Plan, which requires shareholder approval under the rules of the NYSE, under Section 162(m) of the Code and under Section 422 of the Code. Under the amended Plan, the share issuance limitation will be re-set to apply from May 20, 2010 through December 31, 2015, consistent with the proposed term extension amendment discussed above, so that the maximum number of shares a single individual could receive during that time frame would be capped at 15 million shares. In addition, no more than 10 million shares would be available for issuance pursuant to the exercise of ISOs. To date, no ISOs have been issued under the Plan so the number of shares available for issuance pursuant to the exercise of ISOs will remain the same. The Board of Directors believes it is important to continue its commitment to attract, retain and motivate qualified individuals and align executive compensation with shareholder value by paying appropriate and competitive compensation awards in shares.

Shareholder approval of the amended Plan will satisfy the shareholder approval conditions for the performance-based awards to be eligible to qualify as tax deductible under Section 162(m) of the Code, as described below under “Additional Information Applicable to Certain Performance-Based Awards” and “Federal Tax Aspects of the Plan”.

If our shareholders fail to approve the proposed Plan amendments, the amendments described above will not be given effect and the Plan will continue as in effect prior to such amendments.

A summary description of the amended Plan follows. This description is qualified in its entirety by reference to the full text of the Plan that is attached to this proxy statement as Exhibit A.

Background

The Board of Directors believes that the future success of Xerox will depend, in large measure, on its ability to attract, retain and motivate executives. The Company must compete throughout the world with other corporations and institutions in recruiting and retaining superior management and executive talent.

In 2004, the Board of Directors and the Committee adopted the Plan which provides for both long-term and short-term (annual) incentives. The Plan replaced (i) the Xerox Corporation 1991 Long-Term Incentive Plan, (ii) the Xerox Corporation 1998 Employee Stock Option Plan; (iii) the Xerox Executive Performance Incentive Plan, (iv) the Xerox Mexicana, S.A. de C.V. Executive Rights Plan; and (v) the Xerox Canada Inc. Executive Rights Plan, any or all of which may be referred to as a “Predecessor Plan.” Upon adoption of the Plan by shareholders, the Plan became effective on May 20, 2004, and no further grants were made under any Predecessor Plan.

Since 2004, the Board of Directors and the Committee have made a number of changes to the Plan that were necessary to give the Company the flexibility and advantages needed to adapt its compensation practices to the changing marketplace. In 2007, shareholders approved an extension to the term of the Plan and the plan was subsequently amended and restated. Since the 2007 amendment and restatement, the Committee has made various non-material changes to the Plan that generally relate to compliance with Section 409A of the Code and to non-U.S. legal and tax matters which provide for additional protections on a global basis. The Plan was last amended effective January 1, 2010.

The Plan is designed to:
  Provide the Company with the ability to issue annual and long-term performance-based awards in order to attract, retain and motivate key employees;

  Assure that the Company will be in a position to claim a tax deduction for awards; and

  Promote strong alignment between shareholder interests and management objectives.
The Board of Directors and the Committee also believe it is appropriate to have a plan that aligns with shareholder interests. The Committee engages in an ongoing review and implementation of “best practices” and strict principles of corporate governance, consistent with the Company’s corporate governance policies and practices. As such, the Plan includes a number of “best practice” provisions, including:
  The replacement of an earlier annual “evergreen” allocation provision with the current provision that has a “fixed” allocation of shares over the term of the plan;

  The elimination of the Company’s ability to grant shares in the future under any plan which has not been approved by Xerox shareholders;

  The continued prohibition of repricing of options without shareholder approval;

  The exclusion of “reload” options;

  Stock ownership requirements, including stock ownership guidelines and mandatory holding requirements for equity acquired under the Executive Long-Term Incentive Program;

  The adoption of the requirement that plan amendments of a material nature will require shareholder approval;

  The prohibition of the repricing of stock appreciation rights (SARs) without shareholder approval;

  A discounted “share reduction” formula in the pool of available shares upon the issuance of any shares in connection with options or stock appreciation rights (SARs) whereby the issuance of one share reduces the pool of available shares by 0.6 shares; and

  A minimum vesting period of three years for restricted stock unless the award is performance-based, in which case the vesting period shall be no less than one year.

The amended Plan is being submitted to shareholders for approval as discussed above. Attached as Exhibit A is the amended Plan, which includes all changes to the Plan which were previously approved by shareholders in 2007, as well as all non-material changes made since then, and is marked to show the changes that will result from the shareholder approval of the amended Plan pursuant to this proposal.

Summary of the Amended Plan

Shares Available Under the Amended Plan

Upon approval by shareholders on May 20, 2010 of the additional 30 million shares authorized for issuance under the amended Plan, a total number of approximately 45 million shares of Common Stock1, par value $1.00 per share, of the Common Stock are expected to be available for issuance over the life of the Plan, provided that any shares issued in connection with options and stock appreciation rights (“SARs”) are counted against this limit as 0.6 shares for each one (1) share issued. This total number includes any shares that were available for grant under any Predecessor Plan on May 20, 2004 not subject to outstanding awards which became available for issuance under the Plan at that time and any shares underlying awards outstanding after May 20, 2004 under any Predecessor Plan which were cancelled, forfeited or lapsed that became available for issuance under the Plan. There are no more shares available for issuance under any Predecessor Plan.

In determining the number of shares available, the following are not counted against shares available for issuance under the Plan: (i) settlement of stock appreciation rights (SARs) in cash or any form other than shares, and (ii) payment in shares of dividends and dividend equivalents in conjunction with outstanding awards. Any shares that are used by the Company, and any awards that are granted by, or become obligations of, the Company, through the assumption by the Company or any affiliate of, or in substitution for, outstanding awards previously granted by an acquired company are also not counted against the shares available for issuance under the Plan.

In determining shares available for issuance under the Plan, any awards granted under the Plan that are cancelled, forfeited or lapse will become eligible again for issuance under the Plan. In addition, shares withheld or tendered to pay taxes, but not sold, under the Plan provisions, and shares tendered to exercise stock options, will be treated as shares again eligible for issuance under the Plan. Moreover, any shares underlying awards outstanding after May 20, 2004 under any Predecessor Plan that are cancelled, are forfeited or lapse will become available for issuance under the Plan.

Share Limits

Currently, in no event over the life of the current Plan (which would terminate on April 30, 2012 if the Plan term extension is not approved by our shareholders), except as subject to adjustment in the case of a corporate change, will more than (i) 10 million shares of Common Stock be available for issuance pursuant to the exercise of ISOs awarded under the Plan; and (ii) 15 million shares of Common Stock be made the subject of awards under any combination of awards (other than cash awards) to any single individual over the life of the Plan, of which no more than 10 million may be shares of restricted stock. SARs whether paid in cash or shares of Common Stock will be counted against the individual reserve limitation.

Upon approval by shareholders of the amended Plan, the share issuance limitation will be re-set consistent with the proposed extension of the term of the amended Plan to December 31, 2015 discussed under this proposal, so that from May 20, 2010 through December 31, 2015, (i) 10 million shares of Common Stock shall be available for issuance pursuant to the exercise of ISOs awarded under the Plan; and (ii) 15 million shares of Common Stock shall be made the subject of awards under any combination of awards (other than cash awards) to any single individual, of which no more than 10 million may be shares of restricted stock. This will result in an increase in the number of shares available for issuance for any combination of awards to a single individual over the entire life of the Plan. To date, no ISOs have been issued under the Plan so the number of shares available for issuance pursuant to the exercise of ISOs will remain the same.

Any shares issued under the Plan may consist, in whole or in part, of authorized and unissued shares or of treasury shares and no fractional shares will be issued under the Plan. Cash may be paid in lieu of any fractional shares in payments of awards under the Plan.

In the event of changes in the outstanding Common Stock or other changes affecting shares, the Plan provides for appropriate adjustments in the number of shares available for issuance and covered by outstanding awards and/or in the price per share for outstanding awards.
____________________

1	45 million reflects the number of shares if all grants were made in “whole value” shares (e.g., restricted stock or performance shares). If all grants were made in the form of options or SARs, the number available is approximately 75 million. This includes shares available for issuance as of March 1, 2010 plus 30 million shares approved by shareholders on May 20, 2010.

Administration of the Plan

The Plan is administered by the Committee or such other independent committee appointed by the Board of Directors. The Committee is comprised entirely of non-employee members of the Board of Directors, who are qualified to administer the Plan as contemplated by (i) Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”) or any successor rule, (ii) Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (Section 162(m)), and (iii) any rules and regulations of a stock exchange on which Common Stock of the Company is listed. The Committee has full and exclusive power, within the limitations set forth in the Plan, to make all decisions and determinations regarding the selection of participants and the granting of awards, establishing the terms and conditions relating to each award, adopting rules, regulations and guidelines for carrying out the Plan’s purposes, and interpreting and otherwise construing the Plan. Except for the power to amend and except as may otherwise be required under applicable NYSE rules, the Committee may delegate to one or more officers of the Company all of its powers under the Plan other than determinations regarding awards made to employees who are subject to Section 16 of the 1934 Act, or who are, or may become, subject to the Section 162(m) compensation deductibility limit, subject to such conditions and restrictions as the Committee may establish from time to time.

The Committee may amend the Plan as it deems necessary, provided that no amendment may be made without the approval of shareholders if such amendment would cause the Plan to not comply with Code Section 162(m), the Code rules relating to ISOs, or the New York Business Corporation Law. No such amendments may adversely affect any outstanding awards under the Plan without the consent of the holders thereof. Notwithstanding the foregoing, an amendment that constitutes a “material revision,” as defined by the NYSE rules must be submitted to the Company’s shareholders for approval. In addition, any revision that deletes or limits the scope of the Plan provision prohibiting repricing of options without shareholder approval will be considered a material revision and would require shareholder approval.

The Board of Directors may terminate the Plan at any time. Upon termination of the Plan, no future awards may be granted, but previously made awards will remain outstanding in accordance with their applicable terms and conditions, and the terms of the Plan. Absent any prior termination, no awards or grants can be made after December 31, 2015 under the Amended Plan.

Eligibility

Any employee of the Company or of any entity which is controlled by the Company or in which the Company has a significant equity interest is eligible to receive an award under the Plan. Awards may be granted to employees who are foreign nationals or employed outside the United States on such terms as may be necessary or desirable, in the judgment of the Committee, to assure the viability of such awards consistent with the Plan’s purpose. The Committee also has the authority to cancel certain awards in the case of an employee’s non-performance or upon engaging in detrimental activity as described in the Plan. As of February 5, 2010, there are approximately 130,000 employees that would be eligible to receive awards under the amended Plan.

Types of Awards

The Plan provides flexibility in structuring long-term incentive awards for various groups and levels of executives and other participants. The flexibility will continue to permit the Company to grant one form of award or a combination of awards to one level of executives while using another award type or mix for others. With the exception of cash awards and certain stock appreciation rights (as described below), all awards under the Plan are denominated in shares, or consist of actual shares of Common Stock. Thus, the most significant components of the Plan will reward participants directly in concert with the returns realized by shareholders and increased shareholder value.

Stock Options—Stock options constitute rights entitling their holders to purchase shares of the Company’s Common Stock during a specified period at a purchase price that is not less than 100% of Fair Market Value on the effective date of grant. Fair Market Value for purpose of the Plan means the closing price of Common Stock on such date of grant or such closing price for the first preceding date on which there are trades if no trades occur on such effective grant date. Any stock option granted in the form of an ISO will be intended to comply with the requirements of Section 422 of the Code. Shares purchased upon exercise of stock options must be paid for in full at the time of exercise in cash or such other method as the Committee may permit from time to time. Such payment may include tendering shares of Common Stock (either constructively or by attestation) or surrender of a stock award (in either case valued at the market value at the time of exercise) or surrender of a cash award, or a combination of methods. A repricing of a stock option will be allowed by the Committee only with the approval of the Company’s shareholders to the extent required under the NYSE rules. For this purpose, a “repricing” is defined as described in the NYSE rules. In addition, under no circumstances may stock option awards be made which provide by their terms for the automatic award of additional stock options upon the exercise of such awards, including, without limitation, “reload options.”

Stock Appreciation Rights—Stock appreciation rights (SARs) entitle their recipients to receive payments in cash, shares or a combination as determined by the Committee. Any such payments represent the appreciation in the market value of a specified number of shares from the date of grant until the date of exercise. Such appreciation is measured by the excess of the market value at the time of exercise over the Fair Market Value of the Company’s Common Stock on the effective date of the grant of SARs. The Plan prohibits the repricing of SARs without shareholder approval to the extent required under the NYSE rules.

Stock Awards—Stock awards may constitute actual shares of Common Stock or may be denominated in stock units. Stock awards may be subject to such restrictions and contingencies regarding vesting and eventual payment as the Committee shall from time to time determine.

Cash Awards—Cash Awards may be any of the following:

(i) an annual incentive award in connection with which the Committee will establish specific performance periods (not to exceed twelve months) to provide cash awards for the purpose of motivating participants to achieve goals for the performance period. An annual incentive award shall specify the minimum, target and maximum amounts of awards for a performance period for a participant or any groups of participants, and, to the extent applicable to Covered Employees (as defined in the Plan), comply with the Plan requirements relating to performance-based awards under Section 162(m) of the Code; or

(ii) a long-term award denominated in cash with the eventual payment amount subject to future service and such other restrictions and conditions as may be established by the Committee, and as set forth in the award agreement including, but not limited to, continuous service with the Company, achievement of specific business objectives and other measurement of individual, business unit or Company performance.

Cash Awards to any single Covered Employee, including dividend equivalents in cash or shares of Common Stock payable based upon attainment of specific performance goals, may not exceed in the aggregate $10,000,000 in the case of the Chief Executive Officer and $5,000,000 in the case of any other participant, such limits being applicable to each calendar year established by the Committee under the Plan.

The Committee has discretion with respect to any award granted under this Plan to establish upon its grant conditions under which (i) the award may be later forfeited, cancelled, rescinded, suspended, withheld or otherwise limited or restricted; or (ii) gains realized by the grantee in connection with an award or an award’s exercise may be recovered; provided that such conditions and their consequences are: (a) clearly set forth in the grant agreement or other grant document; and (b) fully comply with applicable laws. These conditions may include, without limitation, actions by the participant which constitute a conflict of interest with the Company, are prejudicial to the Company’s interests, or are in violation of any non-compete agreement or obligation, any confidentiality agreement or obligation, the Company’s applicable policies, its Code of Business Conduct and Ethics, or the participant’s terms and conditions of employment.

Awards (other than annual incentive cash awards) will be evidenced by agreements approved by the Committee which set forth the terms and conditions of each award. Awards may be granted singly, in tandem with or in replacement or as alternatives for other awards, including awards made under other plans.

The Committee may provide that awards (other than cash awards) under the Plan earn dividend equivalents, to be paid currently or at a later date or dates, subject to such conditions as the Committee may also establish. In addition, except as otherwise provided in the plan provisions relating to Section 409A of the Code, award payments may also be deferred as determined by the Committee. Such deferral settlements may include the crediting of (i) dividend equivalents if denominated in stock awards or (ii) interest if denominated in cash.

Generally, all awards under the Plan are nontransferable except by will or in accordance with laws of descent and distribution or pursuant to a domestic relations order. During the life of the participant, awards generally can be exercised only by him or her. However, the Committee may provide that any award of non-qualified stock options may be transferable by the recipient to family members or family trusts established by the recipient. The Committee may permit a participant to designate a beneficiary to exercise or receive any rights that may exist under the Plan upon the participant’s death. Awards granted, and shares issued in conjunction with the settlement of any award under the Plan may be subject to forfeiture back to the Company and/or restrictions on transferability for such periods as the Compensation Committee may determine.

Additional Information Applicable to Certain Performance-Based Awards

Performance-based stock awards made to certain senior executives are made by the Committee within the time period required under Section 162(m) of the Code for the establishment of performance goals and specify, among other things, the vesting period(s) for such award (which will be not less than one year), the performance criteria and the performance targets. The performance criteria will be any one or more of the following as determined by the Committee and may differ as to type of award and from one performance period to another: earnings per share, cash flow, document processing profit, cost reduction, days sales outstanding, cash conversion cycle, cash management (including, without limitation, inventory and/or capital expenditures), total shareholder return, return on shareholders’ equity, economic value-added measures, return on assets, pre- or post-currency revenue, pre- or post-currency performance profit, profit before tax, profit after tax, revenues, stock price and return on sales. Payment or vesting of awards to such employees will be contingent upon satisfaction of the performance criteria and targets as certified by the Committee by resolution of the Committee. To the extent provided at the time of an award, the Committee may in its sole discretion reduce any award to any employee receiving such an award to any amount, including zero. Any performance-based awards made may include annual incentive awards and long-term awards.

Amended Plan Awards

Any future awards under the amended Plan will be made in the discretion of the Committee and the amount of such future awards is not determinable at this time with respect to our executive officers, including the named executive officers, or our other employees. Information concerning awards granted during the last fiscal year under the Plan is set forth in the table captioned “Grant of Plan-Based Awards,” and information regarding outstanding restricted stock and performance shares granted under the Plan and our prior stock plans is set forth in the table captioned “Outstanding Equity Awards at Fiscal Year-End” contained in this proxy statement. The Company has not granted any stock options since 2004, none of which were granted under the Plan.

Change in Control

Upon the occurrence of a change in control of the Company, as defined in the Plan, all equity awards granted before February 15, 2007 will fully vest. In the case of awards granted on or after February 15, 2007, awards will fully vest following a change in control only upon an involuntary termination of employment (other than a termination for cause) or a voluntary termination for “good reason,” as defined in the Plan (commonly described as “double trigger” vesting). The amount of cash to be paid shall be determined by multiplying the number of such awards, as the case may be, by: (i) in the case of stock awards, the CIC Price (as defined in the Plan, and discussed below), (ii) in the case of SARs, the difference between the per share strike price of the SAR and the CIC Price; (iii) in the case of cash awards where the award period, if any, has not been completed upon the occurrence of a change in control, the pro rata value of such awards or such higher amount as determined by the Committee, without regard to the performance criteria, if any, applicable to such award; and (iv) in the case of cash awards where the award period, if any, has been completed on or prior to the occurrence of a change in control: (a) where the cash award is payable in cash, the value of such award as determined in accordance with the award agreement, and (b) where the cash award is payable in shares of Common Stock, the CIC Price.

“CIC Price” means, in the case of an award granted before February 15, 2007, the higher of (i) the highest price paid for a share of the Common Stock in the transaction or series of transactions pursuant to which a change in control of the Company shall have occurred, or (ii) the highest price paid for a share of the Company’s Common Stock during the 60-day period immediately preceding the date upon which the event constituting a change in control shall have occurred as reported in The Wall Street Journal in the New York Stock Exchange Composite Transactions or similar successor consolidated transactions reports. In the case of an award granted on or after February 15, 2007, “CIC Price” means either (i) the highest price paid for a share of Common Stock in the transaction or series of transactions pursuant to which a change in control of the Company shall have occurred, or (ii) if the change in control occurs without such a transaction or series of transactions, the closing price for a share of the Company’s Common Stock on the date immediately preceding the date upon which the event constituting a change in control shall have occurred as reported in The Wall Street Journal in the New York Stock Exchange Composite Transactions or similar successor consolidated transactions reports.

Section 409A Compliance

The Plan contains provisions providing for the tax treatment, payment and payment delays of amounts determined to be deferred payments for purposes of Section 409A of the Internal Revenue Code.

Federal Tax Aspects of the Plan

The Company believes that under the present law, the following are the federal tax consequences generally arising with respect to awards granted under the Plan. The grant of an option or SAR will create no tax consequences for an optionee or the Company. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising an option other than an ISO, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise; the Company will be entitled to a deduction for the same amount. The treatment of an optionee on a disposition of shares acquired through the exercise of an option depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or by exercising an option other than an ISO. Generally, there will be no tax consequence to the Company in connection with a disposition of shares acquired under an option except that the Company may be entitled to a deduction in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied. With respect to other awards granted under the Plan that are settled either in cash or in stock or other property that is either transferable or not subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the cash or the fair market value of shares or other property received; the Company will be entitled to a deduction for the same amount, assuming that, where applicable, the requirements of Section 162(m) are met. With respect to awards that are settled in stock or other property that is restricted as to transferability and subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the fair market value of the shares or other property received at the time the shares or other property become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier; the Company will be entitled to a deduction for the same amount, assuming that, where applicable, the requirements of Section 162(m) are met. Different tax rules may apply with respect to participants who are subject to Section 16 of the 1934 Act. Individuals subject to deferred compensation arrangements within the meaning of section 409A of the Internal Revenue Code may be subject to taxes and penalties if the arrangements are not compliant with 409A guidance.

Section 162(m) of the Code limits the deductions a publicly held company may claim for compensation in excess of $1 million paid in any year to any of their five most highly paid executive officers. Performance-based compensation that meets certain requirements is not counted against the $1 million deductibility cap and remains deductible. Shareholder approval every five years of the material terms used in setting performance goals permits qualification of performance-based awards for tax deductibility without the Section 162(m) limitation.

Additional Information

Additional information about our executive compensation program can be found in other sections of this proxy statement, particularly the Compensation Discussion and Analysis, as well as the Summary Compensation Table and related tables, footnotes and narratives.

Under New York law, the affirmative vote of a majority of the Common Stock outstanding and entitled to vote at the Annual Meeting is required to approve the amended Plan.

The Board of Directors recommends a vote

FOR

the proposal to approve the May 2010 Amendment and Restatement of the Company’s
2004 Performance Incentive Plan

OTHER MATTERS

The Board of Directors does not intend to present any other matters at this meeting. The Board has not been informed that any other person intends to present any other matter for action at this meeting. If any other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

By order of the Board of Directors,

Don H. Liu
Senior Vice President, General Counsel and Secretary
April 8, 2010

EXHIBIT A – MAY 2010 AMENDMENT AND RESTATEMENT OF XEROX CORPORATION 2004 PERFORMANCE INCENTIVE PLAN

XEROX CORPORATION

2004 PERFORMANCE INCENTIVE PLAN

MAY 2010 AMENDMENT AND RESTATEMENT

1. Purpose
     The purpose of the Xerox Corporation 2004 Performance Incentive Plan as set forth herein or in any amendments hereto (the “2004 Plan” or the “Plan”) is to advance the interests of Xerox Corporation (the “Company”) and to increase shareholder value by providing officers and employees of the Company, its subsidiaries and its Affiliates (as hereinafter defined) with a proprietary interest in the growth and performance of the Company and with incentives for current or future service with the Company, its subsidiaries and Affiliates. The Plan is a successor plan to (i) the Xerox Corporation 1991 Long-Term Incentive Plan, (ii) the Xerox Corporation 1998 Employee Stock Option Plan, (iii) the Xerox Executive Performance Incentive Insurance Plan, (iv) the Xerox Mexicana, S.A. de C.V. Executive Rights Plan and (v) the Xerox Canada Inc. Executive Rights Plan, any or all of which may be referred to as a “Predecessor Plan”.

2. Effective Date and Term
     The Plan shall be effective as of May 20, 2004 (the “Effective Date”), subject to the approval of the Company’s shareholders at the 2004 annual meeting. Subject to the approval of the Company’s shareholders at the 2010 meeting, no awards or grants can be made after December 31, 2015, unless terminated sooner pursuant to Section 13 by the Company’s Board of Directors (the “Board”). Effective May 20, 2004, no further awards were made under a Predecessor Plan, but outstanding awards under any Predecessor Plan remained outstanding in accordance with their applicable terms and conditions. This Amendment and Restatement shall be effective as of the date hereof and dates set forth herein.

3. Plan Administration
     (a) The independent Compensation Committee of the Board, or such other independent committee as the Board shall determine, comprised of not less than three members, shall be responsible for administering the Plan (the “Compensation Committee”). To the extent specified by the Compensation Committee, it may delegate its administrative responsibilities to a sub-committee of the Compensation Committee comprised of not less than three members (the Compensation Committee, such subcommittee, and any individual to whom powers are delegated pursuant to subsection (c), being hereinafter referred to as the “Committee”). The Committee shall be qualified to administer the Plan as contemplated by (i) Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”) or any successor rule, (ii) Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder, and (c) any rules and regulations of a stock exchange on which Common Stock (as defined in Section 5) of the Company is listed.

     (b) The Committee shall have full and exclusive power to interpret, construe and implement the Plan and any rules, regulations, guidelines or agreements adopted hereunder and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. These powers shall include, but not be limited to, (i) determination of the type or types of awards to be granted under the Plan; (ii) determination of the terms and conditions of any awards under the Plan; (iii) determination of whether, to what extent and under what circumstances awards may be settled, paid or exercised in cash, shares, other securities, or other awards, or other property, or cancelled, forfeited or suspended; (iv) adoption of such modifications, amendments, procedures, subplans and the like as are necessary to enable participants employed in other countries in which the Company may operate to receive advantages and benefits under the Plan consistent with the laws of such countries, and consistent with the rules of the Plan; (v) subject to the rights of participants, modification, change, amendment or cancellation of any award to correct an administrative error and (vi) taking any other action the Committee deems necessary or desirable for the administration of the Plan. All determinations, interpretations, and other decisions under or with respect to the Plan or any award by the Committee shall be final, conclusive and binding upon the Company, any participant, any holder or beneficiary of any award under the Plan and any employee of the Company.

     (c) Except for the power to amend the Plan as provided in Section 13 and except for determinations regarding employees who are subject to Section 16 of the 1934 Act or certain key employees who are, or may become, as determined by the Committee, subject to the Code Section 162(m) compensation deductibility limit (the “Covered Employees”), and except as may otherwise be required under applicable New York Stock Exchange rules, the Committee may delegate any or all of its duties, powers and authority under the Plan pursuant to such conditions or limitations as the Committee may establish to any officer or officers of the Company. The term “Committee” herein shall include any individual exercising powers to the extent delegated pursuant to the preceding sentence.

4. Eligibility
     Any employee of the Company shall be eligible to receive an award under the Plan. For purposes of this Section 4, “Company” shall include any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee (“Affiliate”). If a participant who is an employee or former employee of the Company is determined, such determination made prior to a Change in Control, not to have satisfied any of the conditions set forth in the Award Agreement the awards granted shall be cancelled as set forth in the Award Agreement. If a participant who is an employee or former employee of the Company is deemed by the Committee, in the Committee’s sole discretion exercised prior to a Change in Control, to have engaged in detrimental activity against the Company, any awards granted to such employee or former employee on or after January 1, 2006, whether or not Nonforfeitable as hereinafter defined, shall be canceled and be of no further force or effect and any payment or delivery of an award within six months prior to such detrimental activity may be rescinded. In the event of any such rescission, the participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required by the Committee.

5. Shares of Stock Subject to the Plan
     (a) A total number of approximately 45 million (45,000,000) shares of common stock1, par value $1.00 per share, of the Company (“Common Stock”) are available for issuance under the Plan, provided that any shares issued in connection with options or SARs shall be counted against this limit as 0.6 shares for each one (1) share issued. Any shares available for grant under any Predecessor Plan on the Effective Date not subject to outstanding awards shall be available for issuance under the Plan. In addition, any shares underlying awards outstanding on May 20, 2004 under any Predecessor Plan that are cancelled, are forfeited, or lapse shall become available for issuance under the Plan.

     (b) For purposes of the preceding paragraph, the following shall not be counted against shares available for issuance under the Plan: (i) payment of stock appreciation rights (“SAR”) in cash or any form other than shares and (ii) payment in shares of dividends and dividend equivalents in conjunction with outstanding awards. Any shares that are issued by the Company, and any awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an affiliate of, or in substitution for, outstanding awards previously granted by an acquired company shall not be counted against the shares available for issuance under the Plan.

     (c) In determining shares available for issuance under the Plan, any awards granted under the Plan that are cancelled, are forfeited, or lapse shall become eligible again for issuance under the Plan. In addition, shares withheld to pay taxes pursuant to Section 14, but not sold, and shares tendered to exercise stock options, shall be treated as shares again eligible for issuance under the Plan.

     (d) Except as subject to adjustment as provided in Section 6, from the Effective Date through May 19, 2010, there were no more than (i) 10.0 million (10,000,000) shares of Common Stock available for issuance pursuant to the exercise of incentive stock options (“ISOs”) awarded under the Plan; and (ii) 15.0 million (15,000,000) shares of Common Stock made the subject of awards under any combination of awards under Sections 7(b), 7(c) or 7(d) of the Plan to any single individual, of which no more than 10.0 million (10,000,000) were shares of restricted stock. SARs whether paid in cash or shares of Common Stock were counted against the limit set forth in (ii).

     In no event, however, from May 20, 2010 through December 31, 2015, except as subject to adjustment as provided in Section 6, shall more than (i) 10.0 million (10,000,000) shares of Common Stock be available for issuance pursuant to the exercise of incentive stock options (“ISOs”) awarded under the Plan; and (ii) 15.0 million (15,000,000) shares of Common Stock be made the subject of awards under any combination of awards under Sections 7(b), 7(c) or 7(d) of the Plan to any single individual, of which no more than 10.0 million (10,000,000) may be shares of restricted stock. SARs whether paid in cash or shares of Common Stock shall be counted against the limit set forth in (ii).
____________________

1	45 million reflects the number of shares if all grants were made in ”whole value” shares (e.g., restricted stock or performance shares). If all grants were made in the form of options or SARs, the number available is approximately 75 million. This includes shares available for issuance as of March 1, 2010 plus 30 million shares approved by shareholders on May 20, 2010.

     (e) Any shares issued under the Plan may consist in whole or in part, of authorized and unissued shares or of treasury shares and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in payment of awards under the Plan.

6. Adjustments and Reorganizations
     (a) If the Company shall at any time change the number of issued shares without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the shares) or make a distribution of cash or property which has a substantial impact on the value of issued shares (other than by normal cash dividends), such change shall be made with respect to (i) the aggregate number of shares that may be issued under the Plan; (ii) and/or (iii) the price per share for any outstanding stock options, SARs and other awards under the Plan.

     (b) Except as otherwise provided in subsection 6(a) above, notwithstanding any other provision of the Plan, and without affecting the number of shares reserved or available hereunder, the Committee shall authorize the issuance, continuation or assumption of outstanding stock options, SARs and other awards under the Plan or provide for other equitable adjustments after changes in the shares resulting from any merger, consolidation, sale of all or substantially all assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving corporation, upon such terms and conditions as it may deem necessary to preserve the rights of the holders of awards under the Plan.

     (c) In the case of any sale of all or substantially all assets, merger, consolidation or combination of the Company with or into another corporation other than a transaction in which the Company is the continuing or surviving corporation and which does not result in the outstanding shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an “Acquisition”), any individual holding an outstanding award under the Plan, including any Optionee who holds an outstanding Option, shall have the right (subject to the provisions of the Plan and any limitation applicable to the award) thereafter, and for Optionees during the term of the Option upon the exercise thereof, to receive the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of applicable shares which would have been obtained upon exercise of the Option or portion thereof or obtained pursuant to the terms of the applicable award, as the case may be, immediately prior to the Acquisition. The term “Acquisition Consideration” shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one share of the Company upon consummation of an Acquisition.

     (d) No adjustment or modification to any outstanding award pursuant to this Section 6 shall cause such award to be treated as the grant of a new stock right or a change in the form of payment of the existing stock right for purposes of Code Section 409A, as set forth in Treasury guidance.

7. Awards
     (a) The Committee shall determine the type or types of award(s) to be made to each participant under the Plan and shall approve the terms and conditions governing such awards in accordance with Section 12. Awards may include but are not limited to those listed in this Section 7. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company, including the plan of any acquired entity. However, under no circumstances may stock option awards be made which provide by their terms for the automatic award of additional stock options upon the exercise of such awards, including, without limitation, “reload options”.

     (b) A Stock Option is a grant of a right to purchase a specified number of shares of Common Stock during a specified period. The purchase price of each option shall be not less than 100% of Fair Market Value (as defined in Section 10) on the effective date of grant. A Stock Option may be exercised in whole or in installments, which may be cumulative. A Stock Option may be in the form of an ISO which complies with Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder at the time of grant. The price at which shares of Common Stock may be purchased under a Stock Option shall be paid in full at the time of the exercise in cash or such other method as provided by the Committee at the time of grant or as provided in the form of agreement approved in accordance herewith, including tendering (either constructively or by attestation) Common Stock, surrendering a stock award valued at market value at the time of surrender, surrendering a cash award, or any combination thereof. Notwithstanding any provision of the Plan, a repricing of a Stock Option shall be allowed by the Committee only with the approval of the Company’s shareholders to the extent required under the rules of the New York Stock Exchange. For this purpose, a “repricing” shall be defined as described in the New York Stock Exchange rules.

     (c) A Stock Appreciation Right (“SAR”) is a right to receive a payment, in cash and/or Common Stock, as determined by the Committee, equal to the excess of the market value of a specified number of shares of Common Stock at the time the SAR is exercised over the Fair Market Value on the effective date of grant of the SAR as set forth in the applicable award agreement. Notwithstanding any provision of the Plan, a repricing of a SAR shall be allowed by the Committee only with the approval of the Company’s shareholders to the extent required under the rules of the New York Stock Exchange. For this purpose, a “repricing” shall be defined as described in the New York Stock Exchange rules.

     (d) Stock Award is an award made in stock or denominated in units of stock. All or part of any Stock Award may be subject to conditions established by the Committee, and set forth in the award agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, and other measurements of individual, business unit or Company performance. A restricted stock award made pursuant to this Section 7(d) shall be subject to a vesting schedule of no less than three (3) years unless such award is performance based, in which case vesting shall be no less than one (1) year.

     (e) Cash Award may be any of the following:

     (i) an annual incentive award in connection with which the Committee will establish specific performance periods (not to exceed twelve months) to provide cash awards for the purpose of motivating participants to achieve goals for the performance period. An annual incentive award shall specify the minimum, target and maximum amounts of awards for a performance period for a participant or any groups of participants, and, to the extent applicable to Covered Employees, comply with the requirements of Section 23; or

     (ii) a long-term award denominated in cash with the eventual payment amount subject to future service and such other restrictions and conditions as may be established by the Committee, and as set forth in the award agreement, including, but not limited to, continuous service with the Company, achievement of specific business objectives, and other measurement of individual, business unit or Company performance; or

     (iii) Cash Awards under this Section 7(e) to any single Covered Employee, including dividend equivalents in cash or shares of Common Stock payable based upon attainment of specific performance goals, may not exceed in the aggregate $10,000,000 in the case of the Chief Executive Officer and $5,000,000 in the case of any other participant, with respect to any calendar year.

     (f) The Committee shall have the discretion with respect to any award granted under the Plan to establish upon its grant conditions under which (i) the award may be later forfeited, cancelled, rescinded, suspended, withheld or otherwise limited or restricted; or (ii) gains realized by the grantee in connection with an award or an award’s exercise may be recovered; provided that such conditions and their consequences are clearly set forth in the grant agreement or other grant document and fully comply with applicable laws. These conditions may include, without limitation, actions by the participant which constitute a conflict of interest with the Company, are prejudicial to the Company’s interests, or are in violation of any non-compete agreement or obligation, any confidentiality agreement or obligation, the Company’s applicable policies, its Code of Business Conduct and Ethics, or the participant’s terms and conditions of employment.

8. Dividends and Dividend Equivalents
     The Committee may provide that awards denominated in stock earn dividends or dividend equivalents. Such dividend equivalents may be paid currently in cash or shares of Common Stock or may be credited to an account established by the Committee under the Plan in the name of the participant. In addition, dividends or dividend equivalents paid on outstanding awards or issued shares may be credited to such account rather than paid currently. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents.

9. Deferrals and Settlements
     Payment of awards may be in the form of cash, stock, other awards, or in such combinations thereof as the Committee shall determine at the time of grant, and with such restrictions as it may impose. Except as provided in Section 24 herein, the Committee may also require or permit participants to elect to defer the issuance of shares or the payment of awards in cash under such rules and procedures as it may establish under the Plan, provided that such rules and procedures comply with the requirements of Code Section 409A, if applicable. It may also provide that deferred payments include the payment or crediting of interest on the deferral amounts or the payment or crediting of dividend equivalents on deferred payments denominated in shares.

10. Fair Market Value
     Fair Market Value for all purposes under the Plan shall mean, effective February 15, 2007, the closing price of Common Stock as reported in The Wall Street Journal in the New York Stock Exchange Composite Transactions or similar successor consolidated transactions reports for the relevant date, or if no sales of Common Stock were made on said exchange on that date, the closing price of Common Stock as reported in said composite transaction report for the preceding day on which sales of Common Stock were made on said exchange. Under no circumstances shall Fair Market Value be less than the par value of the Common Stock.

11. Transferability and Exercisability
     Except as otherwise provided in this Section 11, all awards under the Plan shall be nontransferable and shall not be assignable, alienable, saleable or otherwise transferable by the participant other than by will or the laws of descent and distribution except pursuant to a domestic relations order entered by a court of competent jurisdiction. Notwithstanding the preceding sentence, the Committee may provide that any award of non-qualified Stock Options may be transferable by the recipient to family members or family trusts established by the recipient. The Committee may also provide that, in the event that a participant terminates employment with the Company to assume a position with a governmental, charitable, educational or similar non-profit institution, a third party, including but not limited to a “blind” trust, may be authorized by the Committee to act on behalf of and for the benefit of the respective participant with respect to any outstanding awards. Except as otherwise provided in this Section 11, during the life of the participant, awards under the Plan shall be exercisable only by him or her except as otherwise determined by the Committee. In addition, if so permitted by the Committee, a participant may designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any distributions under the Plan upon the death of the participant.

12. Award Agreements; Notification of Award
     Awards under the Plan (other than annual incentive awards described in Section 7(e)(i)) shall be evidenced by one or more agreements approved by the Committee that set forth the terms and conditions of and limitations on an award, except that in no event shall the term of any Stock Option or SAR exceed a period of ten years from the date of its grant. The Committee need not require the execution of any such agreement by a participant in which case acceptance of the award by the respective participant will constitute agreement to the terms of the award. In the case of an annual incentive cash award, the participant shall receive notification of such award in such form as the Committee may determine.

13. Plan Amendment and Termination
     The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time in a manner consistent with the following:

     (a) The Compensation Committee may amend the Plan as it deems necessary or appropriate, except that no such amendment which would cause the Plan not to comply with the requirements of (i) Code Section 162(m) with respect to performance-based compensation, (ii) the Code with respect to ISOs or (iii) the New York Business Corporation Law as in effect at the time of such amendment shall be made without the approval of the Company’s shareholders. No such amendment shall adversely affect any outstanding awards under the Plan without the consent of all of the holders thereof.

     (b) Notwithstanding the foregoing, an amendment that constitutes a “material revision”, as defined by the rules of the New York Stock Exchange, shall be submitted to the Company’s shareholders for approval. In addition, any revision that deletes or limits the scope of the provision in Section 7 prohibiting repricing of options without shareholder approval will be considered a material revision.

     (c) The Board may terminate the Plan at any time. Upon termination of the Plan, no future awards may be granted, but previously-made awards shall remain outstanding in accordance with their applicable terms and conditions, and the terms of the Plan.

14. Tax Withholding
     The Company shall have the right to deduct from any payment of an award made under the Plan, including the delivery or vesting of shares, an amount sufficient to cover withholding required by law for any foreign, federal, state or local taxes or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit shares to be used to satisfy required tax withholding and such shares shall be valued at the fair market value as of the payment date of the applicable award.

     Regardless of any action the Company or employee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to employee’s participation in the Plan and legally applicable to employee (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains employee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Company and/ or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of awards under the Plan, including, but not limited to, the making of awards, the issuance of shares of Common Stock of awards, subsequent sale of shares of Common Stock acquired pursuant to such issuance and the receipt of any dividends or dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the awards to reduce or eliminate employee’s liability for Tax-Related Items or achieve any particular tax result. The Company and/or the Employer, or their respective agents, at their discretion, are authorized to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (1) withholding from employee’s wages or other cash compensation paid to employee by the Company and/or the Employer; or (2) withholding from the proceeds of the sale of shares of Common Stock acquired upon vesting/settlement of the awards through option exercise either through a voluntary sale or through a mandatory sale arranged by the Company (on employee’s behalf pursuant to this authorization); or (3) withholding in shares of Common Stock to be issued upon vesting/settlement of the awards and option exercises.

     Employee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of employee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares or the proceeds of the sale of shares of Common Stock if employee fails to comply with employee’s obligations in connection with the Tax-Related Items.

15. Other Company Benefit and Compensation Programs
     Unless otherwise determined by the Committee, payments of awards received by participants under the Plan shall not be deemed a part of a participant’s regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law of any country.

16. Unfunded Plan
     Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

17. Future Rights
     No person shall have any claim or right to be granted an award under the Plan, and no participant shall have any right by reason of the grant of any award under the Plan to continued employment by the Company or any subsidiary of the Company. The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time. Awards hereunder are voluntary and occasional and do not create any contractual or other right to receive future awards, or benefits in lieu of awards, even if awards have been granted repeatedly in the past. All decisions with respect to future awards under the Plan, if any, will be at the sole discretion of the Committee.

18. General Restriction
     Each award shall be subject to the requirement that, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of any award under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such award or the exercise payment thereof, such award may not be granted, exercised or paid in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

19. Governing Law
     The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the state of New York and applicable Federal law.

     Grants provided hereunder are made and/or administered in the United States. Any litigation that arises under the Plan shall be conducted in the courts of Monroe County, New York, or the federal courts for the United States for the Western District of New York.

20. Successors and Assigns
     The Plan shall be binding on all successors and permitted assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of such participant’s creditors.

21. Rights as a Shareholder
     A participant shall have no rights as a shareholder until he or she becomes the holder of record of Common Stock.

22. Change in Control
     Notwithstanding anything to the contrary in the Plan, the following shall apply to all awards granted and outstanding under the Plan:

     (a) Definitions. Unless otherwise defined by the Compensation Committee and set forth in the award agreement at the time of the grant, the following definitions shall apply to this Section 22:

     (i) A “Change in Control” shall be deemed to have occurred if:

     (aa) any “Person” is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities;

     (bb) the following individuals (referred to herein as the “Incumbent Board”) cease for any reason to constitute a majority of the directors then serving: (1) individuals who, as of the date hereof, constitute the Board, and (2) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

     (cc) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (1) a merger or consolidation which results in the directors of the Company who were members of the Incumbent Board immediately before such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding voting securities; or

     (dd) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately before such sale. For purposes of this definition of Change in Control, Person shall have the meaning given in Section 3(a)(9) of the 1934 Act, as modified and used in Section 13(d) and 14(d) of the 1934 Act, except that such term shall not include Excluded Persons. “Excluded Persons” shall mean (1) the Company and its subsidiaries, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, (3) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, (4) any person who becomes a beneficial owner in connection with a transaction described in sub clause (1) of clause (cc) above, (5) an underwriter temporarily holding securities of the Company pursuant to an offering of such securities, or (6) an individual, entity or group who is permitted to, and actually does, report its beneficial ownership on Schedule 13G (or any successor Schedule), provided that if any Excluded Person described in this clause (6) subsequently becomes required to or does report its beneficial ownership on Schedule 13D (or any successor Schedule), then, for purposes of this definition, such individual, entity or group shall no longer be considered an Excluded Person and shall be deemed to have first acquired beneficial ownership of securities of the Company on the first date on which such individual, entity or group becomes required to or does so report on such Schedule.

     (ii) “CIC Price” (aa) in the case of an award granted before February 15, 2007, shall mean the higher of (1) the highest price paid for a share of the Company’s Common Stock in the transaction or series of transactions pursuant to which a Change in Control of the Company shall have occurred, or (2) the highest price paid for a share of the Company’s Common Stock during the 60-day period immediately preceding the date upon which the event constituting a Change in Control shall have occurred as reported in The Wall Street Journal in the New York Stock Exchange Composite Transactions or similar successor consolidated transactions reports; and (bb) in the case of an award granted on or after February 15, 2007, shall mean either (1) the highest price paid for a share of the Company’s Common Stock in the transaction or series of transactions pursuant to which a Change in Control of the Company shall have occurred, or (2) if the Change in Control occurs without such a transaction or series of transactions, the closing price for a share of the Company’s Common Stock on the date immediately preceding the date upon which the event constituting a Change in Control shall have occurred as reported in The Wall Street Journal in the New York Stock Exchange Composite Transactions or similar successor consolidated transactions reports.

     (iii) An award is “Nonforfeitable” in whole or in part to the extent that, under the terms of the Plan or the award agreement or summary under the Plan, (aa) the award is vested in whole or part, or (bb) an entitlement to present or future payment of such award in whole or part has otherwise arisen.

     (iv) A “Key Employee” is identified in the following manner: There shall be identified every employee who, at any time during a 12-month period ending December 31, is one of the 50 highest paid officers of the Company (or any member of its controlled group, as defined by Code Section 414(b)) having compensation in excess of the amount specified in Code Section 416(i)(1)(A) as indexed by Treasury guidance. Every individual so identified for any period ending December 31 is a Key Employee for the 12-month period beginning on the first April 1 following such December 31, and ending on the next March 31.

     (v) A “Section 409A-Conforming Change in Control” is a Change in Control that conforms to the definition under Code Section 409A of a change in ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as such definition is set forth in Treasury guidance.

     (vi) A “Termination for Good Reason” by a participant shall mean the termination of employment of a participant within two years of the occurrence of any of the following circumstances, provided that (1) such circumstance occurs without the participant’s express written consent after a Change in Control, and (2) the participant gives the Company notice of the occurrence of the offending circumstance(s) within 90 days of the first occurrence of the circumstance(s), and the Company fails to cure the circumstance(s) within 30 days of receipt of this notice (or the Company notifies participant in writing prior to the expiration of such 30-day period that the circumstance(s) will not be cured):

     (aa) The material diminution of the participant’s authority, duties, or responsibilities from those in effect immediately prior to a Change in Control of the Company (including, in the case of awards granted before February 15, 2007, without limitation, if the participant is an executive officer of the Company prior to a Change in Control, ceasing to be an executive officer of the surviving company;

     (bb) Any of the following: (1) A material reduction in a participant’s annual base salary and/or annual target bonus, (2) a failure by the Company to increase a participant’s annual base salary following a Change in Control at such periodic intervals not materially inconsistent with the Company’s practice prior thereto by at least a percentage equal to the average of the percentage increases in a participant’s base salary for the three merit pay periods immediately preceding such Change in Control, or (3) the failure to increase a participant’s salary as the same may be increased from time to time for similarly situated individuals, except that this clause (bb) shall not apply to across-the-board salary reductions similarly affecting all similarly situated employees of the Company and all similarly situated employees of any person in control of the Company;

     (cc) The Company’s requiring a participant to be based anywhere other than in the metropolitan area in which a participant was based immediately before the Change in Control (except for required travel on the Company’s business to an extent substantially consistent with a participant’s present business travel obligations), provided that such required relocation constitutes a material change in the geographic location at which the participant is required to perform the services;

     (dd) The failure by the Company to continue in effect any material compensation or benefit plan, vacation policy or any material perquisites in which a participant participates immediately before the Change in Control, (except to the extent such plan terminates in accordance with its terms), unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan in connection with the Change in Control, or the failure by the Company to continue a participant’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of a participant’s participation relative to other participants, than existed at the time of the Change in Control;

     (ee) The failure of the Company to obtain a satisfactory agreement from any successor to assume responsibility to perform under this Plan; or

     (ff) A termination by a participant of employment shall not fail to be a Termination For Good Reason by participant merely because of a participant’s incapacity due to physical or mental illness, or because a participant’s employment continued after the occurrence of any of the events listed in this subsection.

     (b) Acceleration of Nonforfeitability of SARs, Stock Awards, Cash Awards, and Dividends and Dividend Equivalents.

     (i) In the case of an award granted on or after February 15, 2007, all SARs, stock awards, stock options (to the extent the CIC Price exceeds the exercise price), cash awards, dividends and dividend equivalents outstanding shall become 100% Nonforfeitable with respect to a participant upon a Termination for Good Reason or an involuntary termination of employment (other than a termination For Cause, as defined in the award agreement, according to a determination made before the Change in Control) that occurs after a Change in Control.

     (ii) In the case of an award granted before February 15, 2007, upon the occurrence of a Change in Control, all SARs, stock awards, stock options (to the extent the CIC Price exceeds the exercise price), cash awards, dividends and dividend equivalents outstanding on such date shall become 100% Nonforfeitable.

     (c) Payment Schedule. In accordance with the uniform payment rule set forth in subsection (c) of Section 24 hereof,

     (i) Following a Change In Control that is not a Section 409A-Conforming Change in Control, awards (to the extent Nonforfeitable) shall be paid on the Vesting Date specified in the award summary, and

     (ii) Following a Section 409A-Conforming Change in Control, awards (to the extent Nonforfeitable) shall be paid on the Vesting Date specified in the award summary or, if earlier, upon a termination of employment that occurs within two years of such 409A-Conforming Change in Control (or, in the case of a Key Employee, the date that is 6 months after such termination).

     (iii) If a participant has made a valid election under Code Section 409A to defer payment beyond the Vesting Date specified in the award summary, such award shall be paid pursuant to clauses (i) and (ii) by substituting the date so elected for the Vesting Date specified in the award summary.

     (d) Cancellation. Upon payment under this Section, such awards and any related stock options shall be cancelled.

     (e) Discretionary Awards. Upon or in anticipation of the occurrence of a Change in Control, the Committee may grant additional awards (e.g., above-target awards for performance-based Stock Awards) at its sole discretion. Any such discretionary grants shall be paid on the date specified by the terms of such grant.

     (f) The amount of cash to be paid shall be determined by multiplying the number of such awards, as the case may be, by: (i) in the case of stock awards, the CIC Price; (ii) in the case of SARs, the difference between the per share strike price of the SAR and the CIC Price; (iii) in the case of cash awards where the award period, if any, has not been completed upon the occurrence of a Change in Control, the pro-rata target value of such awards or such higher amount as determined by the Committee, without regard to the performance criteria, if any, applicable to such award; (iv) in the case of stock options, the difference between the exercise price of the option and the CIC Price; and (v) in the case of cash awards where the award period, if any, has been completed on or prior to the occurrence of a Change in Control: (aa) where the cash award is payable in cash, the value of such award as determined in accordance with the award agreement, and (bb) where the cash award is payable in shares of Common Stock, the CIC Price.

     (g) Notwithstanding the foregoing, any SARs and any stock-based award held by an officer or director subject to Section 16 of the 1934 Act which have been outstanding less than six months (or such other period as may be required by the 1934 Act) upon the occurrence of an event constituting a Change in Control shall not be paid in cash until the expiration of such period, if any, as shall be required pursuant to such Section, and the amount to be paid shall be determined by multiplying the number of SARs, stock awards, or unexercised shares under such stock options, as the case may be, by the CIC Price determined as though the event constituting the Change in Control had occurred on the first day following the end of such period.

23. Certain Provisions Applicable to Awards to Covered Employees
     Performance-based awards made to Covered Employees shall be made by the Committee within the time period required under Section 162(m) for the establishment of performance goals and shall specify, among other things, the performance period(s) for such award, the performance criteria and the performance targets. The performance criteria shall be any one or more of the following as determined by the Committee and may differ as to type of award and from one performance period to another: earnings per share, cash flow, document processing profit, cost reduction, days sales outstanding, cash conversion cycle, cash management (including, without limitation, inventory and/or capital expenditures), total shareholder return, return on shareholders’ equity, economic value added measures, return on assets, pre-or post-currency revenue, pre- or post-currency performance profit, profit before tax, profit after tax, revenues, stock price and return on sales. Payment or vesting of awards to Covered Employees shall be contingent upon satisfaction of the performance criteria and targets as certified by the Committee by resolution of the Committee. To the extent provided at the time of an award, the Committee may in its sole discretion reduce any award to any Covered Employee to any amount, including zero. Any performance-based awards made pursuant to this Section 23 may include annual incentive awards and long-term awards.

24. Section 409A Compliance
     (a) No Taxation Under Code Section 409A. It is intended that no awards under the Plan shall cause any amount to be taxable under Code Section 409A with respect to any individual. All provisions of this Plan and of any agreement, award or award summary thereunder shall be construed in a manner consistent with this intent. Any provision of and amendment to this Plan, or of any agreement, award or award summary thereunder, that would cause any amount to be taxable under Section 409A of the Internal Revenue Code with respect to any individual is void and without effect. Any election by any participant, and any administrative action by the Committee that would cause any amount to be taxable under Section 409A of the Code with respect to any individual is void and without effect under the Plan.

     (b) Election Rule. A participant may elect to defer awards under the Plan only if the election is made not later than December 31 of the year preceding the year in which the award is granted, except to the extent otherwise permitted by Section 409A and Treasury guidance thereunder (where such exceptions include but are not limited to initial deferral elections with respect to Nonforfeitable rights, deferral elections in the first year in which an employee becomes eligible to participate, and deferral elections with respect to performance-based compensation).

     (c) Uniform Payment Rule

     (i) All awards shall be paid on the date that is the earlier of (1) or (2) below, where

     (1) is a termination of employment no later than two years after the occurrence of a Section 409A-Conforming Change in Control (or, in the case of a Key Employee, the date that is 6 months after such termination); and

     (2) is the Vesting Date specified in the award summary.

     (ii) If a participant has made a valid election under Code Section 409A to defer payment beyond the Vesting Date specified in the award summary, such award shall be settled pursuant to clause (i) by substituting the date so elected for the Vesting Date specified in the award summary.

     (iii) Payment pursuant to the death or disability of a participant is governed by the award agreement.

     (d) Accelerations. In the case of an award that is deferred compensation for purposes of Code Section 409A, acceleration of payment is not permitted, except that, if permitted by the Committee, acceleration of payment is permitted in order to (i) allow the participant to comply with a certificate of divestiture (within the meaning of Code Section 1043); (ii) pay payroll and withholding taxes with respect to amounts deferred, to the extent permitted by Treasury guidance; or (iii) effect any other purpose that is a permitted Code Section 409A acceleration event under Treasury guidance.

     (e) Permitted Payment Delays. At the Committee’s sole discretion, payment of awards may be delayed beyond the date specified in subsection (c) under the following circumstance. The Committee reserves the right to amend an award granted on or after January 1, 2006 if the Committee determines that the deduction for such payment would be limited by Code Section 162(m), except that such payment will be made on the earliest date on which the Committee determines that such limitation no longer exists.

     (f) CEO Delegation. The Chief Executive Officer of Xerox Corporation, or her delegate, may amend the Plan as she, in her sole discretion, deems necessary or appropriate to comply with Section 409A of the Internal Revenue Code and guidance thereunder.

     IN WITNESS WHEREOF, the Company has caused this Amendment and Restatement to be signed as of the __ day of _____, 2010, effective as of May 20, 2010, and dates set forth herein.

XEROX CORPORATION

By:
Vice President

002CS1A676

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 20, 2010 (9:00 a.m., Central Time, May 18, 2010 for ESOP and Savings Plan participants).

Vote by Internet Log on to the Internet and go to www.envisionreports.com/XRX Follow the steps outlined on the secured website.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Vote by telephone
  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
  Follow the instructions provided by the recorded message.

Xerox Corporation Annual Meeting of Shareholders’ Proxy Card
▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed.
1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain

	01 - Glenn A. Britt	☐	☐	☐	02 - Ursula M. Burns	☐	☐	☐	03 - Richard J. Harrington	☐	☐	☐

	04 - William Curt Hunter	☐	☐	☐	05 - Robert A. McDonald	☐	☐	☐	06 - N.J. Nicholas, Jr.	☐	☐	☐

	07 - Charles Prince	☐	☐	☐	08 - Ann N. Reese	☐	☐	☐	09 - Mary Agnes Wilderotter	☐	☐	☐

B	Proposal — The Board of Directors recommends a vote FOR the following Proposals:

		For	Against	Abstain			For	Against	Abstain

2.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010.	☐	☐	☐	3.	Approval of the May 2010 Amendment and Restatement of the Company’s 2004 Performance Incentive Plan.	☐	☐	☐

Note: Such other business as may properly come before the meeting or any adjournment thereof.						Meeting Attendance
						Mark box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign below exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing in the name of a corporation or partnership, please sign full corporate or partnership name and indicate title of authorized signatory.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Receive Proxy Materials Electronically

Your e-mail address can now help save the environment. Vote online and register for electronic communications with the eTree ® program and we’ll have a tree planted on your behalf. Electronic delivery saves Xerox a significant portion of the costs associated with printing and mailing annual meeting materials, and Xerox encourages shareholders to take advantage of the 24/7 access, quick delivery and reduced mail volume they will gain by consenting to electronic delivery. If you consent to electronic delivery of meeting materials, you will receive an e-mail with links to all annual meeting materials and to the online proxy voting site for every annual meeting. To sign up for electronic delivery and have a tree planted on your behalf, please provide your e-mail address while voting online, or register at www.eTree.com/xerox.

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Xerox Corporation

ANNUAL MEETING OF SHAREHOLDERS
9:00 A.M. THURSDAY, MAY 20, 2010
XEROX CORPORATE HEADQUARTERS
45 GLOVER AVENUE
NORWALK, CONNECTICUT, 06856

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FROM SHAREHOLDERS OF COMMON STOCK

The undersigned appoints URSULA M. BURNS, WILLIAM CURT HUNTER, and CHARLES PRINCE, and each of them (or if more than one are present, a majority of those present), as proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote the shares of Common Stock of Xerox Corporation which the undersigned is entitled to vote at the above annual meeting and at all adjournments thereof (a) in accordance with the following ballot and (b) in accordance with their best judgment in connection with such other business as may come before the meeting.

SIGNED PROXIES RETURNED WITHOUT SPECIFIC VOTING DIRECTIONS WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

NOTICE TO PARTICIPANTS IN THE XEROX EMPLOYEE STOCK OWNERSHIP PLAN AND THE ACS SAVINGS PLAN
This card also constitutes confidential voting instructions for participants in the Xerox Employee Stock Ownership (ESOP) and the ACS Savings Plan (Savings Plan). A participant who signs on the reverse side hereby instructs the trustees of the ESOP (State Street Bank & Trust Company) and the Savings Plan (The Bank of New York Mellon) to vote all the shares of Common Stock of Xerox Corporation allocated to his or her Stock Account in accordance with the instructions on the reverse side. ESOP participants authorize the ESOP Trustee to vote a proportion of the shares of Common Stock held in the ESOP Trust for which no instructions have been received in accordance with the instructions on the reverse side. If no instructions have been received from a Savings Plan participant, the Savings Plan Trustee will not vote the shares allocated in your account. Your voting instructions must be received by 9:00 AM Central Time on Tuesday, May 18, 2010 to allow sufficient time for processing. The Plan Trustees will hold your voting instructions in complete confidence except as may be necessary to meet legal requirements.

               IMPORTANT XEROX ANNUAL MEETING OF SHAREHOLDERS’
               INFORMATION — YOUR VOTE COUNTS!

Xerox Corporation Annual Meeting of Shareholders’ Notice

Important Notice Regarding the Availability of Proxy Materials for the
Xerox Corporation Annual Meeting of Shareholders to be Held on May 20, 2010

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.envisionreports.com/XRX

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/XRX to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 10, 2010 to facilitate timely delivery.

Xerox Corporation Annual Meeting of Shareholders’ Notice

Xerox Corporation Annual Meeting of Shareholders will be held on Thursday, May 20, 2010 at the Xerox Corporation Corporate Headquarters, at 45 Glover Avenue, Norwalk, Connecticut, 06856 at 9:00 a.m. Eastern Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the following proposals:
     1. Nominees.
         01 - Glenn A. Britt
         02 - Ursula M. Burns
         03 - Richard J. Harrington
         04 - William Curt Hunter
         05 - Robert A. McDonald
         06 - N.J. Nicholas, Jr.
         07 - Charles Prince
         08 - Ann N. Reese
         09 - Mary Agnes Wilderotter

2.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010.

3.	Approval of the May 2010 Amendment and Restatement of the Company’s 2004 Performance Incentive Plan.

     Note: Such other business as may properly come before the meeting or any adjournment thereof.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the Xerox Corporation 2010 Annual Meeting of Shareholders - 45 Glover Avenue, Norwalk, CT 06850

From the Merritt Parkway (CT15)
North Bound – From NYC
Take exit 39B to merge onto US-7 N toward Norwalk/Danbury
Turn right at Grist Mill Rd/US-7 (signs for US-7/Wilton/Danbury
Turn right at Glover Ave.
Turn right at 45 Glover Ave. and follow the driveway to the front of the building

From the Merritt Parkway (CT15)
South Bound – From New Haven
Take exit 40B toward US-7/Danbury
Turn left at Creeping Hemlock Dr
Go diagonally across Main St. onto Glover Ave.
Go over railroad tracks, bearing right on Glover Ave.
Turn left at 45 Glover Ave. and follow the driveway to the front of the building

From I-95
North Bound – From NYC
Take exit 15 to merge onto US-7 N toward Norwalk/Danbury
Turn right at Grist Mill Rd/US-7 (signs for US-7/Wilton/Danbury)
Turn right at Glover Ave.
Turn right at 45 Glover Ave. and follow the driveway to the front of the building

From I-95
South Bound – From New Haven
Take exit 15 to merge onto US-7 N toward Norwalk/Danbury
Turn right at Grist Mill Rd/US-7 (signs for US-7/Wilton/Danbury)
Turn right at Glover Ave.
Turn right at 45 Glover Ave. and follow the driveway to the front of the building

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

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Internet – Go to www.envisionreports.com/XRX. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

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Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

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E-mail – Send email to investorvote@computershare.com with “Proxy Materials Xerox” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 10, 2010.